As filed with the Securities and Exchange Commission on January 18, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38785	87-1760117
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5801 Tennyson Parkway, Suite 275

Plano, TX 75024
Telephone: (972) 987-5130

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Austin Ke, Esq.

General Counsel
5801 Tennyson Parkway, Suite 275

Plano, TX 75024
Telephone: (972) 987-5130

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John J. Wolfel, Esq.

Chris Babcock, Esq.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

Telephone: (904) 359-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share	10,294,118	(2)	$2.68	(3)	$27,588,236	$2,558
Class A Common Stock, par value $0.0001 per share, underlying warrants	10,294,118		$3.60	(4)	$37,058,825	$3,436
Total	20,588,236				$64,647,061	$5,994	(5)

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such number of shares of Class A Common Stock registered hereby also shall include an indeterminate number of shares that may be issued in connection with stock splits, stock dividends, recapitalizations or similar events.

(2) Includes (i) 2,496,934 shares of Class A common stock and (ii) 7,797,184 shares of Class A Common Stock issuable upon the exercise of the pre-funded warrants.

(3) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per share is based on the average of the high and low prices of the registrant’s Class A Common Stock on The Nasdaq Capital Market on January 13, 2022.

(4) Pursuant to Rule 457(g) under the Securities Act, the proposed maximum offering price per share is based on the exercise price of the warrants, which is $3.60 per share.

(5) An aggregate registration fee of $2,665.12 in respect of shares of the registrant’s Class A Common Stock was previously paid on December 30, 2021 in connection with a registration statement on Form S-1 (No. 333-261952). The registrant withdrew the registration statement on Form S-1 (No. 333-261952) by filing a Form RW on January 7, 2022. The withdrawn registration statement on Form S-1 (No. 333-261952) was not declared effective and no securities were sold thereunder. Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the $2,665.12 filing fee previously paid in connection with the withdrawn registration statement on Form S-1 (No. 333-261952) against the filing fee for this registration statement on Form S-1.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2022

PRELIMINARY PROSPECTUS

STRYVE FOODS, INC.

20,588,236 Shares of Class A Common Stock

This prospectus relates to the sale or other disposition from time to time of up to 20,588,236 shares of our Class A Common Stock, which includes 18,091,302 shares of our Class A Common Stock issuable upon the exercise of warrants and pre-funded warrants, which are held by the selling stockholders named in this prospectus. The shares of Class A Common Stock covered by this prospectus were previously issued by us to the selling stockholders in a private placement that closed on January 11, 2022, or underlie certain warrants and pre-funded warrants that were previously issued by us to the selling stockholders in that private placement, as more fully described in this prospectus. We are not selling any shares of Class A Common Stock under this prospectus and will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling stockholders. However, we will receive the proceeds of any cash exercise of the warrants.

The selling stockholders may sell or otherwise dispose of the shares of Class A Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of their shares of Class A Common Stock in the section entitled “Plan of Distribution” on page 93. The selling stockholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the shares with the Securities and Exchange Commission.

Our shares of Class A Common Stock and Warrants are listed on Nasdaq under the symbols “SNAX” and “SNAXW,” respectively. On January 13, 2022, the closing sale price per share of our Class A Common Stock and Warrants was $2.75 and $0.365, respectively.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and are subject to reduced public company reporting requirements.

Investing in our Class A Common Stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Class A Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2022.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

FREQUENTLY USED TERMS

Unless the context otherwise requires, all references in this prospectus to “Stryve,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to the parent entity formerly named Andina Acquisition Corp. III, after giving effect to the Business Combination, and as renamed Stryve Foods, Inc., and where appropriate, our consolidated subsidiaries, and references in this prospectus to “Andina” refer to Andina Acquisition Corp. III before giving effect to the Business Combination.

“Amended Holdings Operating Agreement” means the Amended and Restated Operating Agreement of Holdings.

“Bridge Investors” means the investors in a private placement (the “Bridge PIPE Investment”) for an aggregate of Ten Million Six Hundred Thousand U.S. Dollars ($10,600,000) in consideration of unsecured promissory notes (the “Bridge Notes”) of Stryve funded by the Bridge Investors on the date of the Business Combination Agreement (including certain Stryve obligations under Pre-Bridge Notes that were exchanged for Bridge Notes) that entered into subscription agreements with us pursuant to which the obligations of Stryve under the Bridge Notes were used to offset and satisfy the Bridge Investors under such subscription agreements at the Closing and the Bridge Investors were issued shares of Class A Common Stock (the “Bridge PIPE Shares”) at a twenty percent (20%) discount to the Closing PIPE Shares.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated effective as of January 28, 2021, by and among Andina, Andina Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of Andina, B. Luke Weil, in the capacity from and after the closing of the transactions contemplated by the Business Combination Agreement as the representative for certain shareholders of Andina (“Andina Representative”), Stryve Foods, LLC, a Texas limited liability company, Stryve Foods Holdings, LLC, a Texas limited liability company, and R. Alex Hawkins, in the capacity from and after the Closing as the representative for the members of the Stryve Foods Holdings, LLC (“Seller Representative”).

“Bylaws” means the amended and restated bylaws of the Company, as currently in effect.

“Charter” means the first amended and restated certificate of incorporation of the Company, as currently in effect.

“Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company, which shares have full economic and voting rights, and otherwise are subject to the terms and conditions set forth in the Charter.

“Class V Common Stock” means the shares of Class V common stock, par value $0.0001 per share, of the Company, which shares have one vote per share, but no economic rights, not be transferrable except in conjunction with the transfer of an equal number of Holdings Class B Units and otherwise are subject to the terms and conditions set forth in the Charter.

“Closing” means the closing of the Business Combination.

“Closing Date” means July 20, 2021.

“Closing PIPE Investment” means the issuance and sale to investors (the “Closing PIPE Investors”) for an aggregate of Forty-Two Million Five Hundred Thousand U.S. Dollars ($42,500,000) of 4,250,000 shares of Class A Common Stock (the “Closing PIPE Shares”) at a price of $10.00 per share in a private placement.

“Code” means the Internal Revenue Code of 1986, as amended.

“DGCL” means the Delaware General Corporation Law, as amended.

1

“Domestication” means the transfer by way of continuation of Andina out of the Cayman Islands, and into the State of Delaware as a Delaware corporation, with the Ordinary Shares of Andina becoming shares of Class A Common Stock of Andina, as a Delaware corporation, under the applicable provisions of the Cayman Islands Companies Act and the DGCL.

“Early Termination Event” means the events specified in the Tax Receivables Agreement, which generally includes a voluntary termination of the Tax Receivables Agreement by the Company, or a change in control of the Company

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the agreement between the Company, Holdings and the Seller permitting, among other things, holders of Holdings Class B Units and Class V Common Stock to tender a set of one Holdings Class B Unit and one share of Class V Common Stock for redemption for one share of Class A Common Stock.

“GAAP” means U.S. generally accepted accounting principles.

“Holdings” means Andina Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of the Company.

“Holdings Class B Units” means a Class B Common Unit of Holdings.

“Incentive Plan” means the 2021 Omnibus Incentive Plan.

“initial shareholders” means all of Andina’s shareholders immediately prior to its IPO, including its officers and directors and the underwriters in its IPO to the extent they hold such shares.

“Insiders” means B. Luke Weil and each transferee of Insider Shares.

“Insider Escrow Agreement” means the Share Escrow Agreement, dated as of January 28, 2019, among the Company, the Insiders and the Transfer Agent, which was amended simultaneously with the execution of the Business Combination Agreement to acknowledge the replacement of the Insider Shares held in escrow thereunder with common stock in the Domestication and, in order to match the lock-up period in the Lock-Up Agreement, to extend the lock-up period for their Insider Shares (including any that are transferred to other persons in support of the Transactions) effective as of the Closing so that the testing for the early release with respect to 50% of their Insider Shares will only begin twenty (20) trading days prior to the six (6) month anniversary of the Closing.

“Insider Forfeiture Agreement” means the letter agreement, dated as of January 28, 2021, between each of the Insiders, the Company and the Seller pursuant to which each Insider has agreed to, among other things, cancel certain Insider Shares, Private Rights and Private Warrants held by such Insider, effective as of the Closing, to amend the Insider Escrow Agreement pursuant to which Insider Shares are held in escrow and to extend the lock-up period for their Insider Shares.

“Insider Letter Agreement” means the letter agreement between the Company and each of the Insiders which contains provisions relating to transfer restrictions of the Insider Shares, Private Warrants and Private Rights, indemnification of the Trust Account, waiver of redemption rights and participation in liquidation distributions from the Trust Account.

2

“Insider Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 28, 2019, by and among the Company and the Insiders, as amended from time to time in accordance with its terms, and as shall be amended in connection with the Business Combination in accordance with the terms of the Business Combination Agreement.

“Insider Shares” means an aggregate of 2,700,000 Ordinary Shares which were originally issued to B. Luke Weil as “Insider Shares” (described in the IPO Prospectus) prior to the IPO.

“IPO” means Andina’s initial public offering of its units, Ordinary Shares, rights and warrants pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of Andina, dated as of January 28, 2019, and filed with the SEC on January 29, 2019 (File No. 333-228530).

“Lock-Up Agreement” means the agreement between the Seller, the Company and the Andina Representative entered into simultaneously with the Business Combination Agreement with respect to the Seller Consideration Units and shares of Class V Common Stock received by Seller in the Transactions, including the Escrow Securities, any additional securities issued after the Closing pursuant to the post-Closing consideration adjustments under the Business Combination Agreement and certain additional shares that may be issued after the Closing.

“Nasdaq” means the Nasdaq Capital Market.

“Ordinary Shares” means the ordinary shares, par value $.0001 per share, of Andina prior to the Domestication.

“PIPE Investors” means the investors in the Bridge PIPE Investment and the Closing PIPE Investment.

“PIPE Investment” means the Bridge PIPE Investment and the Closing PIPE Investment.

“Pre-Bridge Notes” means the Convertible Promissory Notes issued by the Seller pursuant to the Convertible Note Purchase Agreements entered into after January 1, 2021 (including those entered into during the period between signing the Business Combination Agreement and the Business Combination).

“Private Rights” means the right included as part of each Private Unit, which entitled the holder thereof to receive one-tenth (1/10) of an Ordinary Share upon consummation of the initial business combination.

“Private Units” means the units issued by Andina in a private placement to the Insiders at the time of the consummation of the IPO consisting of one (1) Ordinary Share, one (1) Private Right and one (1) Private Warrant.

“Private Warrants” means one whole warrant that was included in as part of each Private Unit, entitling the holder thereof to purchase one (1) Ordinary Share at a purchase price of $11.50 per share.

“Public Shareholders” means the holders of Public Shares.

“Public Shares” means the Ordinary Shares (now Class A Common Stock) sold in the initial public offering (including overallotment units), whether they were purchased in the IPO or thereafter in the open market.

“Public Shareholder” means a holder of Public Shares as of the relevant date.

“Public Unit” means all of the issued and outstanding Units which are not Private Units.

3

“Public Warrant” means one whole warrant that was included in as part of each Public Unit, entitling the holder thereof to purchase one (1) share of Class A Common Stock at a purchase price of $11.50 per share.

“Public Warrant Holders” means the holders of the Public Warrants.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Stryve Foods Holdings, LLC, a Texas limited liability company.

“Seller Consideration Units” means the non-voting Class B Membership Interests of Holdings issued to the Seller at the Closing pursuant to the Business Combination Agreement.

“Subscription Agreements” means the Subscription Agreements, entered into simultaneously with the Business Combination Agreement, between Andina and each of the PIPE Investors (including the Closing PIPE Investors and the Bridge PIPE Investors) for the PIPE Investment.

“Tax Group” means the Company and its applicable consolidated unitary or combined subsidiaries.

“Tax Receivables Agreement” means the Tax Receivables Agreement entered into between the Company and the Seller.

“TRA Holder” means a holder of a set of a Holdings Class B Unit and a share of Class V Common Stock.

“TRA Holder Representative” means the representative appointed by the Seller (or its successors or assigns) under the Tax Receivables Agreement.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Up-C” means the umbrella partnership C-corporation structure into which the company after the Business Combination is organized.

“Warrants” means Private Warrants and Public Warrants, collectively.

“Warrant Agent” means Continental Stock Transfer & Trust Company, in its capacity as warrant agent under the Warrant Agreement.

“Warrant Agreement” means the Warrant Agreement, dated as of January 28, 2019, between the Company and the Warrant Agent, which governs the terms of the outstanding Warrants.

4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC and the following:

●	our ability to meet expectations regarding our strategies and future financial performance, including our future business plans or objectives, anticipated demand and acceptance of our products, pricing, marketing plans, manufacturing, production and supply capabilities, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives;

●	we have a history of losses and may be unable to achieve or sustain profitability;

●	we may not be able to compete successfully in the highly competitive snacking and nutritional snacking industry;

●	our brand and reputation may be diminished due to real or perceived quality or health issues with our products, including meat, which could materially and adversely affect our business, financial condition and results of operations;

●	most of our products are manufactured in its single facility in Oklahoma and any damage to or disruption at this facility would materially and adversely affect our business, financial condition and results of operations;

●	the loss of our USDA grant of approval from its Oklahoma facility would materially adversely impact our business, results of operations and financial condition;

●	the outcome of any legal proceedings that may be instituted against us;

●	the limited liquidity and trading of our securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the cost of beef and other supplies;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

●	the possibility that the COVID-19 pandemic, or another major disease or epidemic, disrupts our business; and

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in or contemplated by these forward-looking statements.

All subsequent written and oral forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

5

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our Class A Common Stock, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See also the section entitled “Where You Can Find Additional Information.”

Unless the context otherwise requires, all references in this prospectus to “Stryve,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to the parent entity formerly named Andina Acquisition Corp. III, after giving effect to the Business Combination, and as renamed Stryve Foods, Inc., and where appropriate, our consolidated subsidiaries, and references in this prospectus to “Andina” refer to Andina Acquisition Corp. III before giving effect to the Business Combination.

Overview

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products that Stryve believes can disrupt traditional snacking categories. Stryve’s mission is “to help Americans snack better and live happier, better lives.” Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other preserved meat snacks. Stryve offers all-natural, delicious snacks which it believes are nutritious and offer consumers a convenient healthy snacking option for their on-the-go lives.

Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari® Braaitime® and Vacadillos® brand names. Biltong is a process for preserving meat through air drying that originated centuries ago in South Africa. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paleo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

Stryve’s flagship product is air-dried beef, which is marketed and sold under the Stryve®, Kalahari®, Braaitime® and Vacadillos® brand names. Stryve currently produces two forms of air-dried meat: biltong and carne seca which were both developed hundreds of years ago in South Africa and Latin America, respectively. Stryve’s biltong generally consists of high-quality beef that is primarily sourced, purchased, seasoned, dried and packaged in the United States. Stryve’s air-dried process ensures that its beef always retains full flavor and tenderness. Stryve’s products are not injected with any sugar-laden marinades or preservatives and are never cooked or dehydrated over high heat like beef jerky products. All of Stryve’s products are manufactured in the United States at its manufacturing facility in Madill, Oklahoma, with the exception of the use of a U.S. co-manufacturer who manufactured Kalahari products prior to Stryve’s acquisition of Kalahari in December 2020. Beginning in January 2021, Stryve began manufacturing of legacy Kalahari products to its Madill, Oklahoma facility.

Stryve also produces meat sticks, chili bites and, with the acquisition of Kalahari, meat crisps. In 2020, Stryve launched its carne seca products, which is Latin America’s version of air-dried meat, under the Vacadillos® brand name. Stryve expects these flavorful products to appeal to the roughly 60 million Hispanics in the U.S.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets, as well as directly to consumers through its e-commerce websites which officially launched in 2020, as well as direct to consumer through the Amazon platform.

Stryve believes increased consumer focus in the U.S. on health and wellness will continue to drive growth of the healthy snacking category and increase demand for Stryve’s products. Stryve has shown strong sales growth since its inception in 2017. Stryve has made substantial investments since its inception in product development, establishing its manufacturing facility, and building its marketing, sales and operations infrastructure to grow its business. As a result, Stryve has reported net losses since its inception. Stryve intends to continue to invest in product innovation, improving its supply chain, enhancing its manufacturing capabilities, and expanding its marketing and sales initiatives to drive continued growth. Additionally, moving forward management anticipates additional expenses not previously experienced related to internal controls, regulatory compliance, and other expenses relating to its go-forward operations as a public company.

6

Summary Risk Factors

You should consider all the information contained in this prospectus before making a decision to invest in our Class A Common Stock. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 10. Such risks include, but are not limited to, the following risks:

●	Stryve has a history of losses and may be unable to achieve or sustain profitability.
●	Pandemics, epidemics or disease outbreaks, such as the novel coronavirus (“COVID-19”), may disrupt Stryve’s business, including, among other things, consumption and trade patterns, supply chain, and production processes, each of which could materially and adversely affect its business, financial condition and results of operations.
●	Stryve may not be able to compete successfully in the highly competitive snacking and nutritional snacking industry.
●	Stryve faces direct competition from well-capitalized competitors and may face additional such competition in the future.
●	Stryve’s brand and reputation may be diminished due to real or perceived quality or health issues with its products, including meat, which could materially and adversely affect its business, financial condition and results of operations.
●	If Stryve fails to implement its growth strategies successfully, timely, or at all, its ability to increase revenue and achieve profitability could be materially and adversely affected.
●	If Stryve fails to effectively manage its manufacturing and production capacity, its business and operating results and brand reputation could be harmed.
●	Most of Stryve’s products are manufactured in its single facility in Oklahoma and any damage to or disruption at this facility would materially and adversely affect its business, financial condition and results of operations.
●	Beef, other raw material and packaging costs can be volatile and may rise significantly, which may negatively impact the ability of Stryve to achieve profitability.
●	Stryve relies on a limited number of third-party suppliers, and may not be able to obtain beef and other raw materials on a timely basis or in sufficient quantities to produce its products or meet the demand for its products.
●	Stryve currently relies on sales to a limited number of retailers and losing one or more such retailers could materially and adversely affect its business, financial condition and results of operations.
●	Consolidation of customers or the loss of a significant customer could negatively impact Stryve’s sales and ability to achieve profitability.
●	Stryve’s growth may be limited if it is unable to add additional shelf or retail space for its products.
●	Changes in retail distribution arrangements may result in the temporary loss of retail shelf space and disrupt sales of food products which could materially and adversely affect Stryve’s business, financial condition and results of operations.
●	Slotting fees and customer charges or charge-backs for promotion allowances, cooperative advertising, and product or packaging damages, as well as undelivered or unsold food products may disrupt Stryve’s customer relationships and could materially and adversely affect its business, financial condition and results of operations.
●	Stryve offers a limited number of products and any change in consumer demand for air dried meat products or meat products in general could materially and adversely affect its business, financial condition and results of operations.
●	Stryve may not successfully increase production capacity at its manufacturing facility or its facility may not operate in accordance with its expectations.
●	Failure by transportation providers to deliver Stryve’s products on time, or at all, could result in lost sales.

●	If Stryve fails to cost-effectively acquire new customers or retain its existing customers or its consumers, or if it fails to derive revenue from its existing customers consistent with its historical performance, its business could be materially and adversely affected.
●	Stryve may not have or be able to generate sufficient cash to meet its debt service obligations.
●	Stryve may need additional capital and it may not be available on acceptable terms or at all.
●	Certain of Stryve’s obligations have been guaranteed by its founders and management, and Stryve may not have the capital or assets available to replace or supplement those guarantees if necessary.
●	Litigation or legal proceedings could expose Stryve to significant liabilities and have a negative impact on its reputation or business.
●	Stryve intends to grow through acquisitions or joint ventures and it may not successfully integrate, operate or realize the anticipated benefits of such business combinations.
●	Stryve relies upon Amazon, Shopify and other vendors to host and operate portions of its e-commerce business and platforms and any disruption of or interference with its use of these services would adversely affect its business, results of operations and financial condition.
●	Stryve relies on information technology systems and any inadequacy, failure, interruption or security breaches of those systems may harm its ability to operate its business.
●	A cybersecurity incident or other technology disruptions could negatively impact business, financial condition, results of operations and relationships with customers.
●	Disruptions in the U.S. or worldwide economy may materially and adversely affect Stryve’s business, results of operations and financial condition.
●	Due to Stryve’s limited number of key employees, the loss of services of any of Stryve’s key employees could have a material adverse effect on Stryve’s business, results of operations, and financial condition.

Regulatory Risks

●	The loss of Stryve’s USDA grant of inspection from its facility would materially adversely impact its business, results of operations and financial condition.
●	Stryve is subject to extensive government regulations and a failure to comply with such regulations could materially and adversely affect its business, financial condition and results of operations.
●	If Stryve chooses to expand internationally, it will be subject to international regulations that could materially and adversely affect its business, financial condition and results of operations.
●	Changes in the legal and regulatory environment could limit Stryve’s business activities, increase its operating costs, reduce demand for its products or result in litigation.
●	Legal claims, government investigations or other regulatory enforcement actions could subject Stryve to civil and criminal penalties.
●	Food safety and food-borne illness incidents or advertising or product mislabeling may materially adversely affect Stryve’s business by exposing it to lawsuits, product recalls or regulatory enforcement actions, increasing its operating costs and reducing demand for its product offerings.

7

Risks Related to Intellectual Property

●	Stryve may not be able to adequately protect its intellectual property and other proprietary rights that are material to its business.

Risks Related to Stryve Being a Public Company

●	Stryve has not been managed as a public company and its current resources and management personnel may not be sufficient to fulfill its public company obligations.
●	Stryve will incur significantly increased costs as a result of operating as a public company, and its management will be required to devote substantial time to compliance efforts.
●	If Stryve does not maintain effective internal control over financial reporting, it could fail to report its financial results accurately.

Risks Related to Our Securities Generally

●	The price for our securities has been volatile and is likely to be volatile in the future.
●	Nasdaq may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
●	The Warrants may not be in the money at the time they become exercisable, and they may expire worthless.
●	We do not expect to declare any dividends in the foreseeable future.

Emerging Growth Company under the JOBS Act

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

●	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	we are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

●	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

●	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until the last day of the fiscal year following the fifth anniversary of our initial public offering if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

Corporate Information

Andina was a blank check company incorporated as a Cayman Islands exempted company on July 29, 2016. Stryve Foods, LLC was a Texas limited liability company formed on January 13, 2017. On July 20, 2021, we completed the Business Combination, under which Andina was domesticated as a corporation in the State of Delaware, renamed “Stryve Foods, Inc.” and was organized as an “Up-C” structure in which substantially all of the assets of the combined company are held by Holdings, and our only assets are our equity interests in Holdings. As the managing member of Holdings, we have full, exclusive and complete discretion to manage and control the business of Holdings and to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of Holdings set forth in the Amended Holdings Operating Agreement. As of the open of trading on July 21, 2021, our Class A Common Stock and Warrants, formerly those of Andina, began trading on Nasdaq as “SNAX” and “SNAXW,” respectively.

Our principal executive offices are located at 5801 Tennyson Parkway, Suite 275, Plano, Texas 75024, and our telephone number is (972) 987-5130. Our website address is www.stryve.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

8

THE OFFERING

Shares of Class A Common Stock offered by the selling stockholders:	20,588,236 shares.

Use of proceeds	We will not receive any proceeds from the sale of the shares of Class A Common Stock covered by this prospectus. However, we will receive the proceeds of any cash exercise of the warrants.

Nasdaq Capital Market symbols	Our Class A Common Stock and Warrants are listed on the Nasdaq Capital Market under the symbols “SNAX” and “SNAXW,” respectively.

Risk factors	Investing in our Class A Common Stock is highly speculative and involves a significant degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10.

9

RISK FACTORS

Investing in our Class A Common Stock is highly speculative and involves a significant degree of risk. Before you invest in our securities, you should give careful consideration to the following risk factors, in addition to the other information included in this this prospectus, including our financial statements and related notes, before deciding whether to invest in our securities. The occurrence of any of the adverse developments described in the following risk factors could materially and adversely harm our business, financial condition, results of operations or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Stryve’s Business, Brand, Products and Industry

Stryve has a history of losses and may be unable to achieve or sustain profitability.

Stryve has experienced net losses since its inception. In the nine months ended September 30, 2021 and years ended December 31, 2020 and 2019, Stryve incurred net losses of $20.0 million, $17.5 million and $23.4 million, respectively. Stryve anticipates that its operating expenses and capital expenditures may likely increase in the foreseeable future as it continues to invest to increase its customer base and supplier network, expand its product offerings and brands, expand marketing channels, invest in distribution and manufacturing facilities, hire additional employees and enhance technology and production capabilities. The expansion efforts may prove more expensive than anticipated, and Stryve may not succeed in increasing its revenues and margins sufficiently to offset the anticipated higher expenses. In addition, many of Stryve’s expenses, including the costs associated with its existing and any future manufacturing facilities, are fixed. Accordingly, Stryve may not be able to achieve or sustain profitability and it may incur significant losses for the foreseeable future. These factors, among others, caused our independent registered public accounting firm’s report for the fiscal year ended December 31, 2020 to include an explanatory paragraph that expressed substantial doubt about our ability to continue as a “going concern.”

Pandemics, epidemics or disease outbreaks, such as the novel coronavirus (“COVID-19”), may disrupt Stryve’s business, including, among other things, consumption and trade patterns, supply chain, and production processes, each of which could materially and adversely affect its business, financial condition and results of operations.

The actual or perceived effects of a disease outbreak, epidemic, pandemic or similar widespread public health concern, such as COVID-19, could materially and adversely affect its business, financial condition and results of operations. The COVID-19 outbreak situation remains dynamic and subject to rapid and material change, including but not limited to changes that may materially affect the operations of Stryve’s customers and supply chain partners.

Pandemics, epidemics or disease outbreaks may affect demand for Stryve’s products because quarantines or other government restrictions on movement may cause erratic consumer purchase behavior. Governmental or societal impositions of restrictions on public gatherings, especially if prolonged, may have adverse effects on in-person traffic to retail stores. Even the perceived risk of infection or health risk may adversely affect traffic to Stryve’s store-based retail consumers and, in turn, its business, financial condition and results of operations, particularly if any self-imposed or government-imposed restrictions are in place for significant time.

The spread of pandemics, epidemics or disease outbreaks such as COVID-19 may also disrupt Stryve’s third-party business partners’ ability to meet their obligations, which may negatively affect its operations. These third parties include those who supply Stryve’s ingredients, packaging, and other necessary operating materials, distributors, and logistics and transportation services providers. Because of the COVID-19 outbreak, transport restrictions related to quarantines or travel bans have been put in place and supply may become constrained, each of which may cause price increases or shortages of certain ingredients and raw materials used in Stryve’s products and/or it may experience disruptions to its operations. Further, Stryve’s ability to manufacture its products may be impaired by any material disruption to its manufacturing facility in Oklahoma because of COVID-19 or similar outbreaks. If a significant percentage of Stryve’s workforce cannot work, including because of illness, travel or government restrictions in connection with pandemics or disease outbreaks, its operations may be negatively affected.

Stryve’s results of operations depend on, among other things, its ability to maintain and increase sales volume with existing customers, to attract new consumers and to provide products that appeal to consumers at prices they are willing and able to pay. Stryve’s ability to implement its advertising, display and promotion activities designed to maintain and increase its sales volumes on a timely basis, including the ability to do in-person retail product demonstrations designed to attract new customers, have been and may continue to be negatively affected because of modifications to retailer shelf reset timing or retailer pullback on in-store display and promotional activities during the COVID-19 outbreak or similar situations. Stryve may be unable to grow direct sales to consumers through its e-commerce channel or other digital marketing efforts. Retailers may also alter their normal inventory receiving and product restocking practices during pandemics, epidemics or disease outbreaks such as COVID-19, which may negatively affect Stryve’s business.

10

Stryve’s operations during 2020 were affected by changes in consumer shopping and consumption behavior due to COVID-19. Stryve’s retail sales decreased during the second and third quarters of 2020 as a result of decrease of in-person shopping trips. These effects on consumer demand and shopping behavior as a result of the COVID-19 outbreak may occur in the future. The COVID-19 pandemic led, and could again lead, to interruptions in the delivery of beef and other supplies arising from delays or restrictions on shipping or manufacturing, closures of supplier or distributor facilities or financial distress or insolvency of suppliers or distributors. These delays or interruptions could impact the availability of certain items, including beef. Our results of operations could be adversely affected if our key suppliers or distributors are unable to fulfill their responsibilities and we are unable to identify alternative suppliers or distributors in a timely manner or effectively transition the impacted business to new suppliers or distributors.

Stryve’s efforts to manage and mitigate these factors may be unsuccessful, and the effectiveness of these efforts depends on factors beyond its control, including the duration and severity of any pandemic, epidemic or disease outbreak, and third-party actions taken to contain its spread and mitigate public health effects.

Stryve may not be able to compete successfully in the highly competitive snacking and nutritional snacking industry.

Stryve’s competitors include companies selling beef jerky and other meat snacks, as well as companies in the nutritional snack industry in general, including those selling meal replacement bars and other healthy snacks. The snacking industry is large and intensely competitive. Competitive factors include product quality, taste, brand awareness among consumers, nutritional content, simpler and less processed ingredients, innovation of “on-trend” snacks, variety of snacks offered, grocery aisle placement, access to retailer shelf space, price, advertising and promotion, product packaging and package design. Stryve competes in this market against numerous multinational, regional and local companies principally based on product taste and quality, brand recognition and loyalty, nutritional content, marketing, advertising and price. Views towards nutritional snacking, and other nutritional approaches, are cyclical, with constantly changing consumer perceptions. If consumers do not perceive that a meat-based, low-carb, low-sugar and protein-rich eating approach is healthy or effective, Stryve’s business could be adversely affected.

Stryve faces direct competition in the future from well-capitalized competitors and may face additional such competition in the future.

Many of Stryve’s competitors have resources substantially greater than Stryve and sell brands that are more widely recognized than its brands and may offer generic or private-label products at more competitive prices than its brands. Stryve’s current and potential competitors may offer products similar to its products, offer a wider range of products than it offers, offer such products at more competitive prices than Stryve or decide to build a biltong facility and start competing directly with Stryve’s biltong products. Local or regional markets often have significant additional competitors, many of whom offer products similar to Stryve’s and may have unique ties to regional or national retail chains. Other label, generic or store-branded products may be a less expensive option for consumers than Stryve products, making it more difficult to sell Stryve branded products. Any increased or new competition from existing meat snacking companies, including an expansion of their products to biltong products, or new products or entrants from other nutritious snack companies, could cause reductions in Stryve’s sales, require it to reduce prices, or both, which could materially and adversely affect its business, financial condition and results of operations.

Stryve’s brand and reputation may be diminished due to real or perceived quality or health issues with its products, including meat, which could materially and adversely affect its business, financial condition and results of operations.

Real or perceived quality or food safety concerns or failures to comply with applicable food regulations and requirements, whether or not based on fact and whether or not involving Stryve (such as incidents involving meat-based products in general), could cause negative publicity and reduced confidence in Stryve, its brand or products, or meat-based products in general, which could in turn harm its reputation and sales, and could materially and adversely affect its business, financial condition and results of operations. Although Stryve believes it has rigorous food safety and quality control processes, there can be no assurance that its products will always comply with the standards set for its products.

Stryve has no control over its products once purchased by consumers. Consumers may improperly store Stryve’s products, which may adversely affect their quality and safety. If consumers do not perceive Stryve’s products to be safe or of high quality, then the value of its brand would be diminished. The growing use of social and digital media by consumers and third parties increases the speed and extent that information or misinformation and opinions can be shared. Negative publicity about Stryve, its brands or products, on social, digital or other media could seriously damage its brands and reputation, which could materially and adversely affect its business, financial condition and results of operations.

11

If Stryve fails to implement its growth strategies successfully, timely, or at all, its ability to increase revenue and achieve profitability could be materially and adversely affected.

Stryve’s success depends in large part on its ability to implement its growth strategies effectively. Stryve expects to continue its focus on nutritious meat snack products and intends to add additional brands and other products to its portfolio. Stryve’s ability to expand successfully depends on, among other things, its ability to identify, and successfully cater to, new demographics and consumer trends, develop new products, identify and acquire additional product lines and businesses, secure shelf space in grocery stores, wholesale clubs and other retailers, increase its direct e-commerce sales, increase consumer awareness of its brands, enter into distribution and other strategic arrangements with third-party retailers and other potential distributors of its products, and compete with numerous other companies and products.

Consumers are constantly seeking new products and strategies to achieve their healthy eating goals. Stryve’s success depends heavily on its ability to anticipate changes in consumer preferences, the technical capability of its innovation staff in developing and testing product prototypes, including complying with applicable governmental regulations, and the success of its management and sales and marketing teams in marketing its new and existing products, including familiarizing consumers in the United States with biltong. Failure to develop and market new products that appeal to consumers may lead to a decrease in Stryve’s sales and impact its ability to achieve profitability. Additionally, the development and introduction of new products requires substantial research, development and marketing expenditures, which Stryve may be unable to recoup if the new products do not gain widespread market acceptance.

Stryve may not be able to successfully implement its growth strategies, expand its brands, develop brand loyalty or continue to maintain growth in sales at its current rate, or at all. If Stryve fails to implement its growth strategies or if it invests resources in growth strategies that prove unsuccessful, its sales and ability to achieve profitability may be negatively affected, which would materially and adversely affect its business, financial condition and results of operations.

If Stryve fails to effectively manage its manufacturing and production capacity, its business and operating results and brand reputation could be harmed.

If Stryve does not have sufficient capacity to meet its customers’ demands and to satisfy increased demand, it will need to expand its operations, supply and manufacturing capabilities. Stryve may not be able to effectively scale production processes and effectively manage its supply chain requirements. Stryve may not be able to accurately forecast demand for its products, since its forecasts are based on multiple assumptions. Any failure to accurately forecast demand for its products may affect Stryve’s ability to obtain adequate manufacturing capacity (whether its own manufacturing capacity or co-manufacturing capacity) in order to meet the demand for its products, which could harm its brand and business, and in some cases may result in discounts, credits or other payments to customers or distributors if it is unable to fulfill orders placed by them in a timely manner or at all.

If Stryve overestimates demand for its products, it may have significantly underutilized assets and may experience reduced margins. If Stryve does not accurately align its manufacturing capabilities with demand for its products, its business, financial condition and results of operations could be materially and adversely affected.

Most of Stryve’s products are manufactured in its single facility in Oklahoma and any damage to or disruption at this facility would materially and adversely affect its business, financial condition and results of operations.

Stryve manufactures a significant majority of its products at a single facility in Oklahoma. A natural disaster, tornado, fire, power interruption, pandemic, work stoppage (due to a COVID-19 outbreak or otherwise), regulatory or food safety issue or other problem at this facility would significantly disrupt Stryve’s ability to manufacture and deliver its products and operate its business. Stryve’s manufacturing facility and equipment is costly and may require substantial time to replace or repair if necessary. During such time, Stryve may not be able to find suitable co-manufacturers to replace the output from Stryve’s facility on a timely basis or at a reasonable cost, if at all. Stryve may also experience plant shutdowns or periods of reduced production because of regulatory issues, equipment failure or delays in raw material deliveries. Any such disruption or unanticipated event may cause significant interruptions or delays in Stryve’s business. While Stryve has property and business interruption insurance for its manufacturing facility, such insurance may not be sufficient to cover all of Stryve’s potential losses, and may not continue to be available on acceptable terms, or at all. Any disruption in the operation of Stryve’s manufacturing facility, or damage to a material amount of its equipment or inventory, would materially and adversely affect its business, financial condition and results of operations.

12

Beef, other raw material and packaging costs can be volatile and may rise significantly, which may negatively impact the ability of Stryve to achieve profitability.

Stryve purchases large quantities of raw materials to make its products, including beef. Historically, beef prices have fluctuated in response to a number of factors, including changes in the United States government farm support programs, changes in international agricultural and trading policies, weather, animal disease and other conditions. In addition, Stryve purchases and uses significant quantities of cardboard, film and plastic to package its products. Costs of raw materials, ingredients and packaging are volatile and can fluctuate due to conditions that are difficult to predict, including global competition for resources, weather conditions, consumer demand and changes in governmental trade and agricultural programs. Volatility in the prices of beef, raw materials and other supplies Stryve purchases could increase its cost of sales and reduce its ability to achieve profitability. Moreover, it may not be able to implement price increases for its products to cover any increased costs and any price increases it does implement may result in lower sales volumes. If Stryve is not successful in managing its beef, raw material and packaging costs, or if it is unable to increase prices to cover increased costs or if such price increases reduce sales volumes, then such increases in costs will adversely affect its business, financial condition and results of operations.

Stryve relies on a limited number of third-party suppliers, and may not be able to obtain beef and other raw materials on a timely basis or in sufficient quantities to produce its products or meet the demand for its products.

Stryve relies on a limited number of vendors and key brokers to supply it with beef and other raw materials, and its financial performance depends in large part on its ability to purchase beef and other raw materials in sufficient quantities at competitive prices. Stryve is not assured of continued supply or pricing of beef or other raw materials. Stryve typically does not have any formal contracts or agreements in place with any meat providers and purchases meat as demand requires in order to produce its products. Any of Stryve’s suppliers could discontinue or seek to alter their relationship with Stryve. During 2021, as beef suppliers across North America faced production challenges, the price of beef and other raw meats increased materially. If Stryve’s suppliers continue to experience problems with their businesses, finances, labor relations, ability to import raw materials, costs, production, insurance and reputation, as well as natural disasters, fires or other catastrophic occurrences, it could impair Stryve’s ability to obtain sufficient raw materials at competitive prices.

Given the minimally processed nature of biltong production, the quality of the beef used in Stryve’s products is important. Currently, the availability of grass-fed beef in the United States can be scarce at times, and may require Stryve to seek such beef internationally. Any interruption in the supply of high quality beef due to supply, disease or other unforeseen circumstances would negatively impact Stryve’s business. If Stryve needs to replace an existing beef supplier or another supplier of raw materials, there can be no assurance that supplies will be available when required on acceptable terms, or at all, or that a new supplier would allocate sufficient capacity to Stryve in order to meet its requirements, fill orders in a timely manner or meet Stryve’s quality standards. Any disruption in the supply of beef or other raw materials from its suppliers could materially and adversely affect its business, financial condition and results of operations.

Stryve currently relies on sales to a limited number of retailers and losing one or more such retailers could materially and adversely affect its business, financial condition and results of operations.

A significant portion of Stryve’s sales is generated from a limited number of retailers. These retailers, or other large customers, may take actions that affect Stryve for reasons it cannot anticipate or control, such as their financial condition, changes in their business strategy or operations, the perceived quality of Stryve’s products and the availability of competing products. There can be no assurance Stryve’s customers will continue to purchase its products in the same quantities or on the same terms as in the past.

Stryve’s customers rarely provide it with firm, long- or short-term volume purchase commitments. As a result, Stryve could have periods with limited orders for its products while still incurring costs related to workforce maintenance, marketing, manufacturing and general corporate expenses. Stryve may not find new customers to supplement its revenue in periods when it experiences reduced purchase orders, or recover fixed costs incurred during those periods, which could materially and adversely affect Stryve’s business, financial condition and results of operations.

13

Consolidation of customers or the loss of a significant customer could negatively impact Stryve’s sales and ability to achieve profitability.

Supermarkets in North America and elsewhere continue to consolidate. This consolidation has produced larger, more sophisticated organizations with increased negotiating and buying power that are able to resist price increases, as well as operate with lower inventories, decrease the number of brands that they carry, and increase their emphasis on private label products, all of which could negatively impact Stryve’s business. The consolidation of retail customers also increases the risk that a significant adverse impact on their business could have a corresponding material adverse impact on Stryve’s business.

The loss of any large customer, the reduction of purchasing levels or the cancellation of any business from a large customer for an extended length of time could negatively impact Stryve’s sales and ability to achieve profitability. Furthermore, as retailers consolidate, they may reduce the number of branded products they offer in order to accommodate private label products and generate more competitive terms from branded suppliers. Consequently, Stryve’s financial results may fluctuate significantly from period to period based on the actions of one or more significant retailers. A retailer may take actions that affect Stryve for reasons that cannot be anticipated or controlled, such as their financial condition, changes in their business strategy or operations, the introduction of competing products or the perceived quality of Stryve’s products. Despite operating in different channels, Stryve’s retailers sometimes compete for the same consumers. Because of actual or perceived conflicts resulting from this competition, retailers may take actions that could negatively affect Stryve’s business, financial condition and results of operations.

Stryve’s growth may be limited if it is unable to add additional shelf or retail space for its products.

Stryve’s results will depend on its ability to drive revenue growth, in part, by expanding the distribution channels for its products. However, Stryve’s ability to do so may be limited by an inability to secure additional shelf or retail space for its products. Shelf and retail space for nutritional snacks is limited and subject to competitive and other pressures, and there can be no assurance that retail operators will provide sufficient shelf space nor that online retailers will provide Stryve online access to their platform to enable Stryve to meet its growth objectives.

Changes in retail distribution arrangements may result in the temporary loss of retail shelf space and disrupt sales of food products which could materially and adversely affect Stryve’s business, financial condition and results of operations.

From time to time, retailers may change distribution centers that supply some of their retail stores. If a new distribution center or partner has not previously distributed Stryve’s products in that region, it may take time for a retailer’s distribution center or partner to begin distributing new products in its region. Even if a retailer approves a new distribution method in a region, Stryve’s sales may decline while the transition in distribution method takes place. If Stryve does not get approval to have its products offered in a new distribution region or if getting this approval takes longer than anticipated, Stryve’s business, financial condition and results of operations may be materially and adversely affected.

Additionally, Stryve relies on the performance of distribution partners to ensure the timely and accurate distribution of its products to certain retail customers. Should one of these distributions partners fail to timely and accurately distribute Stryve’s products, it may result in limited products available for purchase, poor supplier reviews, and potentially loss of retail shelf space which could materially and adversely affect Stryve’s business, financial condition and results of operations.

Slotting fees and customer charges or charge-backs for promotion allowances, cooperative advertising, and product or packaging damages, as well as undelivered or unsold food products may disrupt Stryve’s customer relationships and could materially and adversely affect its business, financial condition and results of operations.

Retailers may charge slotting fees for access to shelf space and often enter into promotional and advertising arrangements with manufacturers that result in the sharing of promotional and advertising costs among the retail customer, distributor or manufacturer. As the retail industry has consolidated and become more competitive, retailers have sought greater participation by manufacturers in cooperative promotional and advertising arrangements and may seek to pass on unanticipated increases in promotional and advertising costs to distributors and manufacturers. If Stryve is charged significant and unanticipated promotional allowances or advertising charges directly or indirectly by retail customers, or if Stryve, its third-party distributors, retailers or its other direct or indirect customers take substantial charge-backs or return material amounts of its products, its operating results and liquidity could be harmed, perhaps substantially. Moreover, unresolved disagreements with retail customers concerning invoiced costs to carry its products could significantly disrupt or cause the termination of customer relationships. If Stryve fails to effectively manage costs and charges concerning promotional allowances, advertising charges, charge-backs or returns, such failures could materially and adversely affect Stryve’s business, financial condition and results of operations.

14

Stryve offers a limited number of products and any change in consumer demand for biltong products or meat products in general could materially and adversely affect its business, financial condition and results of operations.

Dried meat snack products have been the focal point of Stryve’s sales, product development and marketing efforts and Stryve believes that such products will continue to constitute the primary portion of its sales and cash flow for the foreseeable future. Any change in consumer perceptions or negative developments associated with the consumption, safety, health or benefits of the human consumption of meat, including but not limited to biltong and beef jerky products, could cause a decrease in demand for biltong or meat products in general, which would negatively impact Stryve’s business and operations. Stryve may also be unable to convince healthy snackers to try its meat snack products. In addition, Stryve cannot be certain that it will be able to expand to new product offerings, as the food industry in general involves evolving consumer preferences and new and changing nutritional and health-related concerns. If Stryve is unable to identify and react appropriately to changes in consumer trends, demands and preferences, it may experience reduced demand and price reduction for its products, which could materially and adversely affect its business, financial condition and results of operations.

Stryve may not successfully increase production capacity at its manufacturing facility or its facility may not operate in accordance with its expectations.

Stryve may on occasion experience unanticipated increases in orders of its products from retailers that it may not yet have the manufacturing capacity to fulfill on a timely basis. If Stryve cannot timely fill orders for its products, its reputation with these retailers may be harmed, which could materially and adversely affect its business, financial condition and results of operations. Any substantial delay in Stryve’s plan to increase the production capacity of the facility may hinder Stryve’s ability to fill anticipated orders, grow its business or achieve profitability.

Failure by transportation providers to deliver Stryve’s products on time, or at all, could result in lost sales.

Stryve relies upon third-party transportation providers for its product shipments. The utilization of delivery services for shipments is subject to risks, including increases in fuel prices, employee strikes and inclement weather, which may impact the ability of providers to provide delivery services that adequately meet shipping needs. Stryve could face logistical difficulties that could adversely affect deliveries or could incur costs and expend resources in connection with a change or providers. Any significant delays in product shipments could materially and adversely affect its business, financial condition and results of operations.

If Stryve fails to cost-effectively acquire new customers or retain its existing customers or its consumers, or if it fails to derive revenue from its existing customers consistent with its historical performance, its business could be materially and adversely affected.

Stryve’s success, and its ability to increase revenue and achieve profitably, depends in part on its ability to cost-effectively acquire new customers, to retain existing customers, and to keep existing consumers engaged so that they continue to purchase Stryve’s products. If Stryve is unable to cost-effectively acquire new customers, retain existing customers or keep existing consumers engaged, its business, financial condition and results of operations would be materially adversely affected. If consumers do not perceive Stryve’s product offerings to be healthy, of sufficient value and quality, or if it fails to offer new and relevant product offerings, it may not be able to attract or retain customers or engage existing consumers so that they continue to purchase products.

15

Stryve may not have or be able to generate sufficient cash to meet its debt service obligations.

Stryve’s ability to meet its debt service obligations or to refinance its debt, depends on its operating and financial performance, which will be affected by Stryve’s ability to successfully implement its business strategy as well as general macroeconomic, financial, competitive, regulatory and other factors beyond its control. If Stryve cannot generate sufficient cash to meet its debt service requirements or if Stryve is unable to refinance its debt, Stryve may, among other things, need to delay planned capital expenditures or investments or sell material assets to meet those obligations.

If Stryve is not able to refinance any or all of its debt, obtain additional financing or sell assets, including engaging in sale and leaseback transactions, on commercially reasonable terms or at all, it may not be able to satisfy its debt obligations. In that event, borrowings under other debt agreements or instruments that contain cross-default or cross-acceleration provisions with respect to other indebtedness may become payable on demand and Stryve may not have sufficient funds to repay all of its debts.

Stryve may face difficulties as it expands its operations into countries in which it has no prior operating experience.

Stryve may expand into countries other than the United States, such as less developed countries which may have less political, social or economic stability and less developed infrastructure and legal systems. In addition, it may be difficult for Stryve to understand and accurately predict taste preferences and purchasing habits of consumers in new geographic markets. It would be costly to establish, develop and maintain international operations and develop and promote Stryve’s brands in international markets. If Stryve expands its business into new countries, it may encounter regulatory, legal, personnel, technological and other difficulties that increase its expenses and/or delay its ability to operate profitably in such countries, which may have a material adverse effect on its business and brand.

Stryve may need additional capital and it may not be available on acceptable terms or at all.

Stryve may need to access additional capital to grow or finance its operations or acquisitions of other products or businesses. However, financing may not be available to Stryve on acceptable terms, or at all. Stryve’s ability to obtain additional financing will be subject to several factors, including market conditions, its operating performance and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unattractive, if available. If Stryve cannot generate sufficient funds from operations or raise additional capital on a timely basis when needed, its growth or operations could be impeded.

Certain of Stryve’s obligations have been guaranteed by its founders and management, and Stryve may not have the capital or assets available to replace or supplement those guarantees if necessary.

Stryve’s founders and members of its management team have guaranteed certain of Stryve’s current debt obligations and obligations to lessors of its facilities. If these guarantees cease to be available, or the lenders or lessors, as applicable, require supplemental guarantees, Stryve may become obligated to replace or supplement such guarantees. If Stryve is unable to replace or supplement such guarantees, it may need to repay these obligations or obtain replacement financing, and there is no assurance that such financing will be available to Stryve on acceptable terms, or at all, which could materially and adversely affect its business, financial condition and results of operations.

16

Litigation or legal proceedings could expose Stryve to significant liabilities and have a negative impact on its reputation or business.

From time to time, Stryve may be party to various claims and litigation proceedings. Stryve evaluates these claims and litigation proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, it may establish reserves, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from its assessments and estimates.

Lawsuits may divert Stryve’s management’s attention, and Stryve may incur significant expenses in defending any lawsuits. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in any legal dispute may result in monetary damages, penalties or injunctive relief, which could have a material adverse effect on Stryve’s financial position, cash flows or results of operations. Any claims or litigation, even if fully indemnified or insured, could damage Stryve’s reputation and make it more difficult to compete effectively or to obtain adequate insurance. Furthermore, while Stryve maintains insurance for certain potential liabilities, such insurance does not cover all types of potential liabilities and is subject to various exclusions, as well as limits on amounts recoverable.

Failure to retain Stryve’s senior management may adversely affect its business, financial condition and results of operations.

Stryve’s success is substantially dependent on the continued service of certain members of its senior management, including its Chief Executive Officer, Joe Oblas, and its Chief Financial and Operating Officer, Alex Hawkins. These executives have been primarily responsible for determining the strategic direction of Stryve’s business and for executing its growth strategy and are integral to its brand, culture and the reputation it enjoys with suppliers, distributors, customers and consumers. The loss of the services of any of these executives could have a material adverse effect on Stryve’s business, financial condition and results of operations, as it may not be able to find suitable individuals to replace them on a timely basis, if at all.

Stryve intends to grow through acquisitions or joint ventures and it may not successfully integrate, operate or realize the anticipated benefits of such business combinations.

Stryve intends to pursue acquisitions or joint ventures involving products that complement its existing products, as well as brands in new categories and new geographies, to expand its business to include other nutritional snacks and potentially other food products. Stryve may not be able to successfully identify suitable acquisition candidates, negotiate acquisitions of identified candidates on favorable terms, or integrate acquisitions it may complete.

Acquisitions involve numerous risks and uncertainties, including intense competition for suitable acquisition targets, which could increase target prices and/or materially and adversely affect Stryve’s ability to consummate transactions on favorable terms. These risks include the potential unavailability of financial resources necessary to consummate acquisitions, the risk that Stryve overpays for an acquisition, the potential inability to identify all of the risks and liabilities inherent in a target company or assets notwithstanding diligence efforts, the diversion of management’s attention from the day-to-day operations of the business and additional strain on existing personnel, increased leverage resulting from any debt financing that may be required to complete an acquisition, and the need to obtain regulatory or other governmental approvals that may be necessary to complete acquisitions.

Any acquisitions may pose risks associated with entry into new geographic markets, distribution channels, lines of business or product categories, where Stryve may not have significant prior experience. Potential acquisitions may entail significant transaction costs and require significant management time and distraction from its core business, even where it cannot consummate or decides not to pursue a particular transaction.

Integration of acquired entities can involve significant difficulties. These include the failure to achieve financial or operating objectives regarding an acquisition, systems, operational and managerial controls and procedures, the need to modify systems or to add management resources, difficulties in the integration and retention of consumers or personnel and the integration and effective deployment of operations or technologies, amortization of acquired assets (which would reduce future reported earnings), possible adverse short-term effects on cash flows or operating results, integrating personnel with diverse backgrounds and organizational cultures, coordinating sales and marketing functions and retaining key personnel of an acquired business. Failure to manage these risks could have an adverse effect on Stryve’s business.

17

Stryve relies upon Amazon, Shopify and other vendors to host and operate portions of its e-commerce business and platforms and any disruption of or interference with its use of these services would adversely affect its business, financial condition and results of operations.

Stryve outsources the hosting and operation of some of its e-commerce business and platforms to infrastructures like Amazon, Shopify and other vendors. Customers of Stryve’s products need to be able to access these platforms and websites to shop, review our product offerings and prices and purchase its products. Some of its vendors run their own platform that Stryve accesses, and it is, therefore, vulnerable to service interruptions. Stryve has experienced and expects that in the future it may experience interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints. Capacity constraints could be due to a number of potential causes including technical failures, natural disasters, fraud or security attacks.

If Stryve’s customers are unable to purchase its products within a reasonable amount of time or at all, then Stryve’s business, financial condition and results of operations could be adversely affected. In some instances, Stryve may not be able to identify the cause or causes of these performance problems within a period of time acceptable to its customers. Any of the above circumstances or events may possibly move customers to stop purchasing Stryve’s products, impair its ability to increase revenue from existing customers, impair its ability to grow its customer base and otherwise harm its business, financial condition and results of operations.

Stryve relies on information technology systems and any inadequacy, failure, interruption or security breaches of those systems may harm its ability to operate its business.

Stryve is dependent on various information technology systems, including, but not limited to, networks, applications and outsourced services in connection with the operation of its business. A failure of information technology systems to perform as anticipated could disrupt Stryve’s business and result in transaction errors, processing inefficiencies and loss of sales, causing the business to suffer. In addition, Stryve’s information technology systems may be vulnerable to damage or interruption from circumstances beyond its control, including fire, natural disasters, systems failures, viruses and security breaches. Any such damage or interruption could materially and adversely affect its business, financial condition and results of operations.

A cybersecurity incident or other technology disruptions could negatively impact business, financial condition, results of operations and relationships with customers.

Stryve uses computers in substantially all aspects of its business operations, including direct sales through its e-commerce website. It also uses mobile devices, social networking and other online activities to connect with employees, suppliers, distributors, customers and consumers. Such uses give rise to cybersecurity risks, including security breaches, espionage, system disruption, theft and inadvertent release of information. Stryve’s business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including customers’ and suppliers’ information, private information about employees and financial and strategic information about it and its business partners. As Stryve pursues a strategy to grow through acquisitions and to pursue new initiatives that improve its operations and cost structure, it will also be expanding its reliance on information technologies, resulting in a larger technological presence and corresponding exposure to cybersecurity risk. If Stryve fails to assess and identify cybersecurity risks associated with acquisitions and new initiatives, it may become increasingly vulnerable to such risks. While Stryve has implemented measures intended to prevent security breaches and cyber incidents, its preventative measures and incident response efforts may not be effective. The theft, destruction, loss, misappropriation, or release of sensitive and/or confidential information or intellectual property, or interference with information technology systems or the technology systems of third parties on which it relies, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of customers, potential liability and competitive disadvantage all of which could materially and adversely affect its business, financial condition and results of operations.

18

Disruptions in the U.S. or worldwide economy may materially and adversely affect Stryve’s business, financial condition and results of operations.

Adverse and uncertain economic conditions, such as those caused by the COVID-19 pandemic, may impact distributor, retailer and consumer demand for Stryve’s products. In addition, Stryve’s ability to manage normal commercial relationships with its suppliers, distributors, retailers, consumers and creditors may suffer. Consumers may shift purchases to lower-priced or other perceived value offerings during economic downturns. Distributors and retailers may become more conservative in response to these conditions and seek to reduce their inventories. Stryve’s results of operations depend upon, among other things, its ability to maintain and increase sales volume with existing distributors and retailer customers, its ability to attract new consumers, the financial condition of its consumers, and its ability to provide products that appeal to consumers at attractive prices. Prolonged unfavorable economic conditions may have an adverse effect on Stryve’s sales and ability to achieve profitability, which could materially and adversely affect its business, financial condition and results of operations.

Stryve could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations.

Stryve could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations and changes in tax law could reduce its after-tax income and adversely affect its business and financial condition. For example, the U.S. federal tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), enacted in December 2017, resulted in fundamental changes to the Code, including, among many other things, a reduction to the federal corporate income tax rate, a partial limitation on the deductibility of business interest expense, a limitation on the deductibility of certain director and officer compensation expense, limitations on net operating loss carrybacks and carryovers and changes relating to the scope and timing of U.S. taxation on earnings from international business operations. Subsequent legislation, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted on March 27, 2020, relaxed certain of the limitations imposed by the Tax Act for certain taxable years, including the limitation on the use and carryback of net operating losses and the limitation on the deductibility of business interest expense. The exact impact of the Tax Act and the CARES Act for future years is difficult to quantify, but these changes could materially affect us. In addition, other changes could be enacted in the future to increase the corporate tax rate, limit further the deductibility of interest, or effect other changes that could have a material adverse effect on our financial condition. Such changes could also include increases in state taxes and other changes to state tax laws to replenish state and local government finances depleted by costs attributable to the COVID-19 pandemic and the reduction in tax revenues due to the accompanying economic downturn.

In addition, Stryve’s effective tax rate and tax liability are based on the application of current income tax laws, regulations and treaties. These laws, regulations and treaties are complex and often open to interpretation. In the future, the tax authorities could challenge our interpretation of laws, regulations and treaties, resulting in additional tax liability or adjustment to our income tax provision that could increase our effective tax rate. Changes to tax laws may also adversely affect Stryve’s ability to attract and retain key personnel.

Stryve’s only significant asset is its ownership interest in Holdings and such ownership may not be sufficient to pay dividends or make distributions or loans to enable it to pay any dividends on its outstanding shares or to satisfy our other financial obligations, including any payments required to be made by us under the Tax Receivables Agreement.

We are a holding company and have no material assets other than our ownership of Class A common units of Holdings. We are not expected to have independent means of generating revenue or cash flow, and our ability to pay our taxes, operating expenses (including expenses as a publicly traded company) and pay any dividends in the future will be dependent upon the financial results and cash flows of our subsidiaries.

19

The financial condition and operating requirements of our subsidiaries may limit our ability to obtain cash from Holdings. There can be no assurance that our subsidiaries will generate sufficient cash flow to enable Holdings to distribute funds to us or that applicable state law and contractual restrictions, including negative covenants under debt instruments will permit such distributions. If Holdings does not distribute sufficient funds to us to pay our taxes or other liabilities, we may default on contractual obligations or have to borrow additional funds. In the event that we are required to borrow additional funds, it could adversely affect our liquidity and subject us to additional restrictions imposed by lenders.

Our subsidiary will be treated as a disregarded entity for U.S. federal income tax purposes and is wholly owned by Holdings, which will be taxed as a partnership U.S. federal income tax purposes. As such, both Holdings and our subsidiaries will not be subject to any entity-level U.S. federal income tax. Instead, taxable income and taxable loss of Holdings and our subsidiaries will be allocated by Holdings, for U.S. federal income tax purposes, to the holders of Holdings Units. Under the terms of the Amended Holdings Operating Agreement, Holdings is obligated to make pro rata tax distributions to holders of Holdings Units calculated at certain assumed rates. In addition to tax expenses, we will also incur expenses related to our operations, including payment obligations under the Tax Receivables Agreement, which could be significant and some of which will be reimbursed (excluding payment obligations under the Tax Receivables Agreement). For so long as we are Managing Member (as defined in the Amended Holdings Operating Agreement) of Holdings, we intend to cause Holdings to make ordinary distributions and tax distributions to the holders of Holdings Units on a pro rata basis in amounts sufficient to enable us to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivables Agreement and dividends, if any, declared by us. However, Holdings’ ability to make such distributions may be subject to various limitations and restrictions, including, but not limited to, retention of amounts necessary to satisfy the obligations of Holdings and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained any debt agreements, or any applicable law, or that would have the effect of rendering Holdings insolvent. To the extent we are unable to make payments under the Tax Receivables Agreement for any reason, such payments will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivables Agreement and therefore accelerate payments under the Tax Receivables Agreement, which could be substantial.

We anticipate that the distributions received from Holdings may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivables Agreement. The Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on our Class A Common Stock. We will have no obligation to distribute such cash (or other available cash other than any declared dividend) to our shareholders.

The Tax Receivables Agreement requires us to make cash payments to the TRA Holders in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under the Tax Receivables Agreement may (i) exceed any actual tax benefits the Tax Group realizes or (ii) be accelerated.

At the Closing of the Business Combination, we, Holdings and Seller entered into the Tax Receivables Agreement. Pursuant to the Tax Receivables Agreement, we will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group realize, or are deemed to realize, as a result of certain Tax Attributes, which include:

●	tax basis adjustments resulting from taxable exchanges of Holdings Class B common units and Class V common stock (including any such adjustments resulting from certain payments made by us under the Tax Receivables Agreement) acquired by us from a TRA Holder pursuant to the terms of the Amended Holdings Operating Agreement; and

●	tax deductions in respect of portions of certain payments made under the Tax Receivables Agreement

(each of the foregoing, collectively, the “Tax Attributes”).

Payments under the Tax Receivables Agreement generally will be based on the tax reporting positions that we determine (with the amount of subject payments determined in consultation with an advisory firm and subject to the review and consent of a representative of Stryve Foods Holdings, LLC), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, as well as other tax positions that we may take, and a court may sustain such a challenge. In the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse us for any excess payments that may previously have been made pursuant to the Tax Receivables Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by us to the applicable TRA Holders under the Tax Receivables Agreement, after the determination of such excess. However, a challenge to any Tax Attributes initially claimed or utilized by the Tax Group may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivables Agreement. As a result, there might not be future cash payments against which such excess can be applied, and we could be required to make payments under the Tax Receivables Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.

20

Moreover, the Tax Receivables Agreement will provide that, in certain early termination events, we will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivables Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all Class B common units of Holdings and Class V common stock that had not yet been exchanged for Class A common stock are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.

Payments under the Tax Receivables Agreement will be our obligations and not obligations of Holdings. Any actual increase in our allocable share of Holdings and its relevant subsidiaries’ tax basis in relevant assets, as well as the amount and timing of any payments under the Tax Receivables Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A Common Stock at the time of an exchange of Seller Consideration Units by a TRA Holder pursuant to the terms of the Amended Holdings Operating Agreement and the amount and timing of the recognition of the Tax Group’s income for applicable tax purposes. While many of the factors that will determine the amount of payments that we will be required to make under the Tax Receivables Agreement are outside of our control, we expect that the aggregate payments we will be required to make under the Tax Receivables Agreement could be substantial and, if those payments substantially exceed the tax benefit we realize in a given year or in the aggregate, could have an adverse effect on our financial condition, which may be material.

Any payments made by us under the Tax Receivables Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to the Company. To the extent that we are unable to make timely payments under the Tax Receivables Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivables Agreement and therefore accelerate payments due under the Tax Receivables Agreement. Furthermore, our future obligation to make payments under the Tax Receivables Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the Tax Attributes that may be deemed realized under the Tax Receivables Agreement.

Regulatory Risks

The removal of USDA inspectors from Stryve’s facility would materially adversely impact its business, financial condition and results of operations.

Stryve has been granted a full grant of inspection with respect to its manufacturing facility in Oklahoma which allows Stryve to manufacture and produce its products. Stryve’s operations at its Oklahoma facility require inspections conducted under the supervision of a USDA inspector and requires Stryve to meet certain regulatory requirements including but not limited to having a written Hazard Analysis Critical Control Points (HACCP) plan, sanitation Standard Operating Procedures (SOPs) and other regulatory requirements. If Stryve were to lose such grant of inspection, Stryve would be unable to operate its manufacturing facility in Oklahoma and the production of Stryve’s products would cease immediately due to the prohibition of production under the Federal Meat Inspection Act of processing and distributing meat without federal inspection. Given the difficulty in procuring USDA inspection approval of biltong production, it is unlikely that Stryve could procure alternative production of its biltong products in a timely fashion. As a result, the loss of its grant of inspection would have an adverse effect on Stryve’s sales and ability to achieve profitability, which could materially and adversely affect its business, financial condition and results of operations.

21

Stryve is subject to extensive government regulations and a failure to comply with such regulations could materially and adversely affect its business, financial condition and results of operations.

Stryve’s operations are subject to extensive regulation by the United States Department of Agriculture (USDA), the Food and Drug Administration (FDA), the Federal Trade Commission (FTC) and by other federal, state, and local authorities regarding the processing, packaging, storage, transportation, distribution, and labeling of products that are manufactured, produced and processed by it. Specifically, Stryve is subject to the requirements of the Federal Food, Drug, and Cosmetic Act and regulations promulgated thereunder by the FDA and the Federal Meat Inspection Act and regulations promulgated thereunder by the USDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, packaging, labeling and safety of food and food ingredients. Under this regulatory program, the FDA requires that facilities that manufacture food products comply with a range of requirements, including hazard analysis and preventative controls regulations, current good manufacturing practices, or GMPs, and supplier verification requirements. Stryve’s processing facilities are subject to periodic inspection by federal, state and local authorities and if Stryve cannot manufacture products that conform to the strict regulatory requirements of the FDA, USDA or others, it may be subject to adverse inspectional findings or enforcement actions, which could materially impact its ability to market its products or could result in a recall of a product that has already been distributed. The USDA has also issued strict regulations concerning the control of listeria monocytogenes in ready-to-eat meat and poultry products and contamination by food borne pathogens such as E. coli and salmonella and implemented a system of regulation known as the HACCP program. The HACCP program requires all meat processing plants to develop and implement sanitary operating procedures and other program requirements. OSHA oversees safety compliance and establishes certain employer responsibilities to help “assure safe and healthful working conditions” and keep the workplace free of recognized hazards or practices likely to cause death or serious injury.

If a regulatory authority determines that Stryve has not complied with the applicable regulatory requirements, it could be subject to fines or lose its ability to process meat, which materially and adversely affect its business, financial condition and results of operations.

If Stryve chooses to expand internationally, it will be subject to international regulations that could materially and adversely affect its business, financial condition and results of operations.

Stryve will be subject to extensive regulations internationally where it manufactures, distributes and/or sells its products. Currently, Stryve sells its products into Canada and Mexico and may expand to additional countries. Stryve’s products are subject to numerous food safety and other laws and regulations relating to the sourcing, manufacturing, storing, labeling, marketing, advertising and distribution of these products. If Stryve fails to comply with applicable laws and regulations in other jurisdictions, it could be subject to civil remedies or penalties, such as fines, injunctions, recalls or seizures, warning letters, restrictions on the marketing or manufacturing of the products, or refusals to permit the import or export of products, as well as potential criminal sanctions. In addition, enforcement of existing laws and regulations, changes in legal requirements and/or evolving interpretations of existing regulatory requirements may result in increased compliance costs and create other obligations, financial or otherwise, that could materially and adversely affect its business, financial condition and results of operations.

Changes in the legal and regulatory environment could limit Stryve’s business activities, increase its operating costs, reduce demand for its products or result in litigation.

Elements of Stryve’s business, including the production, storage, distribution, sale, display, advertising, marketing, labeling, health and safety practices, transportation and use of many of Stryve’s products, are subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, and the laws and regulations administered by government entities and agencies outside the United States in markets in which Stryve’s products or components thereof, such as packaging, may be made, manufactured or sold. These laws, regulations and interpretations thereof may change, sometimes dramatically, because of a variety of factors, including political, economic or social events. Such factors may include changes in:

●	food and drug laws (including FDA and USDA regulations) including those relating to manufacturing of ready to eat meat products;
●	laws related to product labeling;
●	advertising and marketing laws and practices;

22

●	laws and programs restricting the sale and advertising of certain products;
●	laws and programs aimed at reducing, restricting or eliminating ingredients present in certain products;
●	laws and programs aimed at discouraging the consumption of products or ingredients or altering the package or portion size of certain products;
●	state consumer protection and disclosure laws;
●	taxation requirements, including the imposition or proposed imposition of new or increased taxes or other limitations on the sale of certain products;
●	competition laws;
●	anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the UK Bribery Act of 2010 (the “Bribery Act”);
●	economic sanctions and anti-boycott laws, including laws administered by the U.S. Department of Treasury, Office of Foreign Assets Control (“OFAC”) and the European Union (“EU”);
●	laws relating to export, re-export, transfer, tariffs and import controls, including the Export Administration Regulations, the EU Dual Use Regulation and the customs and import laws administered by the U.S. Customs and Border Protection;
●	employment laws;
●	privacy laws; and
●	farming and environmental laws.

New laws, regulations or governmental policies and their related interpretations, or changes in any of the foregoing, including taxes, tariffs or other limitations on the sale of Stryve’s products, ingredients in its products or commodities used in the production of its products, may alter the environment in which it does business and, therefore, may affect its operating results or increase its costs or liabilities.

Legal claims, government investigations or other regulatory enforcement actions could subject Stryve to civil and criminal penalties.

Stryve operates in a highly regulated environment with constantly evolving legal and regulatory frameworks. Consequently, Stryve is subject to heightened risk of legal claims, government investigations or other regulatory enforcement actions. Although Stryve has implemented policies and procedures designed to ensure compliance with existing laws and regulations, there can be no assurance that its employees, temporary workers, contractors or agents will not violate its policies and procedures. Moreover, a failure to maintain effective control processes could lead to violations, unintentional or otherwise, of laws and regulations. Legal claims, government investigations or regulatory enforcement actions arising out of Stryve’s failure or alleged failure to comply with applicable laws and regulations could subject us to civil and criminal penalties that could materially and adversely affect Stryve’s product sales, reputation, financial condition and operating results; including a cessation of operations at Stryve’s manufacturing facility. In addition, the costs and other effects of defending potential and pending litigation and administrative actions may be difficult to determine and could materially and adversely affect its business, financial condition and results of operations.

Food safety and food-borne illness incidents or advertising or product mislabeling may materially adversely affect Stryve’s business by exposing it to lawsuits, product recalls or regulatory enforcement actions, increasing its operating costs and reducing demand for its product offerings.

Selling food for human consumption involves inherent legal and other risks, and there is increasing governmental scrutiny of and public awareness regarding food safety. Unexpected side effects, illness, injury or death related to allergens, food-borne illnesses or other food safety incidents caused by products Stryve sells, or involving its suppliers, could result in the discontinuance of sales of these products or its relationships with such suppliers, or otherwise result in increased operating costs, regulatory enforcement actions or harm to its reputation. Shipment of adulterated or misbranded products, even if inadvertent, can result in criminal or civil liability. Such incidents could also expose Stryve to product liability, negligence or other lawsuits, including consumer class action lawsuits. Any claims brought against Stryve may exceed or be outside the scope of its insurance policy coverage or limits. Any judgment against Stryve that is more than its policy limits or not covered by its policies or not subject to insurance would have to be paid from cash reserves, which would reduce is capital resources.

The occurrence of food-borne illnesses or other food safety incidents could also adversely affect the price and availability of affected ingredients, resulting in higher costs, disruptions in supply and a reduction in sales. Furthermore, any instances of food contamination or regulatory noncompliance, whether or not caused by Stryve’s actions, could compel Stryve, its suppliers, distributors or customers, depending on the circumstances, to conduct a recall in accordance with FDA and/or USDA regulations, and comparable state laws. Food recalls could result in significant losses due to their costs, the destruction of product inventory, lost sales due to the unavailability of the product for a period of time and potential loss of existing distributors or customers and a potential negative impact on the ability to attract new customers due to negative consumer experiences or because of an adverse impact on Stryve’s brand and reputation. The costs of a recall could exceed or be outside the scope of Stryve’s insurance policy coverage or limits.

23

In addition, food companies have been subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering, and Stryve, like any food company, could be a target for product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants and pathological organisms into consumer products as well as product substitution. Recently issued FDA regulations will require companies like Stryve to analyze, prepare and implement mitigation strategies specifically to address tampering designed to inflict widespread public health harm. If Stryve does not adequately address the possibility, or any actual instance, of product tampering, it could face possible seizure or recall of its products and the imposition of civil or criminal sanctions, which could materially and adversely affect its business, financial condition and results of operations.

Risks Related to Intellectual Property

Stryve may not be able to adequately protect its intellectual property and other proprietary rights that are material to its business.

Stryve’s ability to compete effectively depends in part upon protection of its rights in trademarks, trade dress, trade secrets and other intellectual property and other proprietary rights. Stryve’s use of contractual provisions, confidentiality procedures and agreements, and trademark, unfair competition, trade secret and other laws to protect its intellectual property and other proprietary rights may be inadequate. Stryve may not be able to preclude third parties from using its intellectual property rights with respect to its products, its processes with respect to the air-drying of its meat products in a manner satisfactory to the USDA and other regulators, and may not be able to leverage its branding beyond its current product offerings. In addition, Stryve’s trademark or other intellectual property applications may not always be granted. Third parties may oppose Stryve’s intellectual property applications, or otherwise challenge its use of its trademarks or other intellectual property. Third parties may infringe, misappropriate, or otherwise violate Stryve’s intellectual property, and changes in applicable laws could serve to lessen or remove the current legal protections available for its intellectual property. Any legal action that Stryve may bring to protect its brand and other intellectual property could be unsuccessful and expensive and could divert management’s attention from other business concerns. Any litigation or claims brought against Stryve, for trademark infringement or related matters, even without merit, could result in substantial costs and diversion of its resources. A successful claim of trademark, copyright or other intellectual property infringement, misappropriation, or other violation against Stryve could prevent it from providing its products or services, or could require it, if it is unable to license such third-party intellectual property on reasonable terms, to redesign or rebrand its products or product packaging. Any of the foregoing results could materially and adversely affect its business, financial condition and results of operations.

Risks Related to Stryve Being a Public Company

Stryve has not previously been managed as a public company and its current resources and management personnel may not be sufficient to fulfill its public company obligations.

Following the Business Combination, Stryve is subject to various regulatory requirements, including those of the SEC and Nasdaq. These requirements include record keeping, financial reporting and corporate governance rules and regulations. Stryve does not currently have the resources typically needed to operate a publicly-traded company. Stryve’s internal infrastructure may not be adequate to support its increased reporting obligations, and it may be unable to hire, train or retain necessary staff and may be reliant on engaging outside consultants or professionals to overcome its lack of experience or employees. The post-combination business could be adversely affected if Stryve’s internal infrastructure is inadequate, if it is unable to engage outside consultants or if it is otherwise unable to fulfill its public company obligations.

24

Stryve will incur significantly increased costs as a result of operating as a public company, and its management will be required to devote substantial time to compliance efforts.

Stryve will incur significant legal, accounting, insurance and other expenses as a result of being a public company. The Dodd-Frank Act and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as related rules implemented by the SEC, impose substantial burdens related to corporate governance practices of public companies. Stryve expects that compliance with these and other similar laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act, will substantially increase its expenses, including Stryve’s legal and accounting costs, and make some activities more time-consuming and costly. For example, these laws, rules and regulations to have made it more expensive for Stryve to obtain director and officer liability insurance. A substantial increase in Stryve’s legal, accounting, insurance and certain other expenses in the future will negatively impact its business, results of operations and financial condition.

If Stryve does not maintain effective internal control over financial reporting, it could fail to report its financial results accurately.

Effective internal control over financial reporting is necessary for Stryve to provide reliable financial reports. Stryve may discover areas of its internal control over financial reporting that need improvement. Stryve has not historically documented its internal controls, and if in the future Stryve identifies a control deficiency that rises to the level of a material weakness in its internal controls over financial reporting, this material weakness may adversely affect its ability to record, process, summarize and report financial information timely and accurately and, as a result, its financial statements may contain material misstatements or omissions. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. If Stryve fails to properly and efficiently maintain an effective internal control over financial reporting, it could fail to report its financial results accurately.

Risks Related to Our Securities Generally

The price for our securities has been volatile and is likely to be volatile in the future.

Fluctuations in the price of Stryve’s securities could contribute to the loss of all or part of your investment. The trading price of Stryve’s securities has been volatile and subject to wide fluctuations in response to various factors, some of which are beyond its control. Any of the factors listed below could have a material adverse effect on your investment in Stryve’s securities and its securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Stryve’s securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

●	actual or anticipated fluctuations in quarterly financial results or the quarterly financial results of companies perceived to be similar
●	changes in the market’s expectations about our operating results;
●	success of competitors;
●	operating results failing to meet the expectation of securities analysts or investors in a particular period;
●	changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate in general;
●	operating and stock price performance of other companies that investors deem comparable to us;
●	our ability to market new and enhanced products on a timely basis, including the continued appeal and reputations of celebrity endorsers;
●	changes in laws and regulations affecting our business;

25

●	commencement of, or involvement in, litigation involving us;
●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
●	the volume of shares of Class A Common Stock available for public sale;
●	any major change in our Board or management;
●	sales of substantial amounts of our Class A Common Stock by our directors, executive officers or significant shareholders or the perception that such sales could occur; and
●	general economic and political conditions such as recessions, pandemics, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stock of other companies that investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions, or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Nasdaq may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities are currently listed on the Nasdaq. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that shares of our Class A Common Stock are “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Common Stock and Warrants are listed on Nasdaq, our securities are covered securities. If we are no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which our securities are offered.

Delaware Law and the Charter contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Charter and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Board, and therefore depress the trading price of the Company’s Class A Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board or taking other corporate actions, including effecting changes in management. Among other things, the Charter and the Bylaws include provisions regarding:

●	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Company Board;

26

●	the ability of the Company Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
●	the limitation of the liability of, and the indemnification of, the Company’s directors and officers;
●	the right of the Company Board to elect a director to fill a vacancy created by the expansion of the Company Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Company Board;
●	the requirement that directors may only be removed from the Company Board for cause;
●	the requirement that a special meeting of stockholders may be called only by the Company Board, the chairman of the Company Board or the Company’s chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;
●	controlling the procedures for the conduct and scheduling of the Company Board and stockholder meetings;
●	the requirement for the affirmative vote of holders of 66 2/3% of the voting power of the outstanding voting capital stock of the Company, voting together as a single class to amend, alter, change or repeal certain provisions in the Charter and the Bylaws, respectively, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;
●	the ability of the Company Board to amend the Bylaws, which may allow the Company Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt;
●	advance notice procedures with which stockholders must comply to nominate candidates to the Company Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company;
●	the ability of the Company Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
●	the limitation of the liability of, and the indemnification of, the Company’s directors and officers;
●	the right of the Company Board to elect a director to fill a vacancy created by the expansion of the Company Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Company Board;
●	the requirement that directors may only be removed from the Company Board for cause;
●	the requirement that a special meeting of stockholders may be called only by the Company Board, the chairman of the Company Board or the Company’s chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;
●	controlling the procedures for the conduct and scheduling of the Company Board and stockholder meetings;
●	the requirement for the affirmative vote of holders of 66 2/3% of the voting power of the outstanding voting capital stock of the Company, voting together as a single class to amend, alter, change or repeal certain provisions in the Certificate of Incorporation and the Bylaws, respectively, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;
●	the ability of the Company Board to amend the Bylaws, which may allow the Company Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and
●	advance notice procedures with which stockholders must comply to nominate candidates to the Company Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

27

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Company Board or management.

In addition, as a Delaware corporation, the Company is generally subject to provisions of Delaware law, including the DGCL. Although the Company elected not to be governed by Section 203 of the DGCL, certain provisions of the Charter do, in a manner substantially similar to Section 203 of the DGCL, prohibit certain Company stockholders (other than those stockholders who are party to a stockholders’ agreement with the Company) who hold 15% or more of the Company’s outstanding capital stock from engaging in certain business combination transactions with the Company for a specified period of time unless certain conditions are met.

Any provision of the Charter, the Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of the Company’s capital stock and could also affect the price that some investors are willing to pay for the Company’s common stock.

Provisions in the Charter and Delaware law may have the effect of discouraging lawsuits against the directors and officers of the Company.

The Charter requires that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL, the Charter or the Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision will not apply to claims under the Exchange Act, but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

Although we believe this provision will benefit the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers.

We may be subject to securities litigation, which is expensive and could divert management attention.

The per share price of the Class A Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition and results of operations. Any adverse determination in litigation could also subject the Company to significant liabilities.

Our management’s ability to require holders of our redeemable Warrants to exercise such redeemable Warrants on a cashless basis will cause holders to receive fewer shares of Class A commons stock upon their exercise of the redeemable Warrants than they would have received had they been able to exercise their redeemable Warrants for cash.

If we call Warrants for redemption after the redemption criteria described elsewhere herein have been satisfied, our management will have the option to require any holder that wishes to exercise his Warrants (including any Warrants held by our initial shareholders or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their Warrants on a cashless basis, the number of shares of Class A Common Stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his Warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in the Company.

28

The terms of the Warrants may be amended in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding Warrants.

The Warrants were issued in registered form pursuant to a warrant agreement (the “Warrant Agreement”) between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The Warrant Agreement requires the approval by the holders of a majority of the then outstanding Warrants (including the Private Warrants) in order to make any change that adversely affects the interests of the registered holders. Accordingly, the terms of the Warrants may be amended in a manner adverse to a holder if holders of at least a majority of the then outstanding Warrants approve of such amendment. We may amend the terms of the Warrants with the consent of at least a majority of the then outstanding Warrants to effect any change thereto, including to increase the exercise price of the Warrants, shorten the exercise period or decrease the number of shares purchasable upon exercise of a Warrant.

The Warrants may not be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the outstanding Warrants is $11.50 per share. There can be no assurance that the Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the Warrants may expire worthless.

Our Private Warrants are accounted for as liabilities and the changes in value of our Warrants could have a material effect on our future financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for Warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). As a result of the SEC Statement, the Company reevaluated the accounting treatment and determined to classify the Private Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly and such fluctuations are outside of our control. We expect that we will recognize non-cash gains or losses on our Private Warrants each reporting period and those amounts could be material.

We are an emerging growth company within the meaning of the Securities Act and have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and have taken advantage of certain exemptions from various reporting requirements that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on certain executive compensation matters. As a result, our shareholders may not have access to certain information they may deem important. We may remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which our total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the issued and outstanding shares of common stock that are held by non-affiliates exceeds $700 million as of the prior June 30 and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period, meaning that the occurrence of one or more of the aforementioned events or circumstances could cause our loss of that status prior to the fifth anniversary of the date of our IPO. We cannot predict whether investors will find our securities less attractive because we rely on these exemptions. If some investors find the securities less attractive as a result of reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of the securities may be more volatile.

29

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period. Accordingly, when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will adopt the new or revised standard at the time private companies adopt the new or revised standard, unless early adoption is permitted by the standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Conflicts of interest may arise between the Company’s management and holders of shares of Class A Common Stock and/or the Company.

Because members of the Company’s senior management team will hold most or all of their economic interest in the Company through ownership of Class B common units of Holdings (and corresponding shares of Class A Common Stock), they may have interests that will not align with, or conflict with, those of the holders of Class A Common Stock or with the Company. For example, members of the Company’s senior management team may have different tax positions from those of the Company and/or holders of Class A Common Stock, which could influence their decisions regarding whether and when to enter into certain transactions or dispose of assets, whether and when to incur new or refinance existing indebtedness, and whether and when the Company should terminate the Tax Receivables Agreement and accelerate the obligations thereunder. In addition, the structuring of future transactions and investments may take into consideration tax considerations applicable to holders of the Class B common units of Holdings even where no similar benefit would accrue to the Company and the holders of the Class A Common Stock.

We do not expect to declare any dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.

30

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from sales of the Class A Common Stock sold pursuant to this prospectus. We will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholders pursuant to this prospectus. A portion of the shares covered by this prospectus are issuable upon exercise of warrants and pre-funded warrants to purchase our Class A Common Stock. Upon any exercise of the warrants for cash, the selling stockholders would pay us the exercise price of the warrants. The cash exercise price of the warrants is $3.60 per share and the exercise price of the pre-funded warrants is $0.0001 per share. Under certain conditions set forth in the warrants, the warrants are exercisable on a cashless basis. If any warrants are exercised on a cashless basis, we would not receive any cash payment from the selling stockholders upon any exercise of such warrants.

31

MARKET PRICE OF OUR CLASS A COMMON STOCK AND DIVIDENDS

Market Price of our Class A Common Stock

Our Class A Common Stock and Warrants are listed on Nasdaq under the symbols “SNAX” and SNAXW,” respectively.

On January 13, 2022, the closing price of our Class A Common Stock was $2.75 and the closing price of our Warrants was $0.365. As of January 18, 2022, there were 11,130,689 shares of our Class A Common Stock outstanding, held of record by 52 holders, and 10,997,500 Warrants outstanding, held of record by 10 holders. The number of record holders does not include The Depository Trust Company participants or beneficial owners holding shares through nominee names.

Dividend Policy

We have never paid any cash dividends. The payment of cash dividends in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition from time to time. The payment of any cash dividends will be within the discretion of our Board of Directors, and our Board of Directors will consider whether or not to institute a dividend policy. It is presently expected that we will retain all earnings for use in our business operations and, accordingly, it is not expected that our Board of Directors will declare any dividends in the foreseeable future.

32

BUSINESS

Overview

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products that Stryve believes can disrupt traditional snacking categories. Stryve’s mission is “to help Americans snack better and live happier, better lives.” Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. Stryve offers all-natural, delicious snacks which it believes are nutritious and offer consumers a convenient healthy snacking option for their on-the-go lives.

Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paelo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets, as well as directly to consumers through its e-commerce websites which officially launched in 2020, as well as direct to consumer through the Amazon platform.

Stryve believes increased consumer focus in the U.S. on health and wellness will continue to drive growth of the nutritional snacking category and increase demand for Stryve’s products. Stryve has shown strong sales growth since its inception in 2017. Stryve has made substantial investments since its inception in product development, establishing its manufacturing facility, and building its marketing, sales and operations infrastructure to grow its business. Stryve intends to continue to invest in product innovation and acquisition, improving its supply chain, increasing its manufacturing capacity, and expanding its marketing and sales initiatives to continue its growth.

Stryve’s Strengths

Aligned with consumer trends. Stryve believes that a number of consumer trends in the U.S. will continue to drive the growth of the nutritional snacking category and increase the demand for Stryve’s products. These trends include:

●	greater consumer focus on health and wellness;
●	nutrition guidance which recommends increased consumption of smaller, more frequent meals throughout the day;
●	preference for convenient, “better-for-you” snacks;
●	desire to reduce carbohydrate and sugar consumption; and
●	preference for snacks and other foods without additives or preservatives.

Stryve’s products are aligned with these trends, offering high protein content with limited ingredients, and contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. Stryve believes its products appeal to consumers interested in an active lifestyle who are seeking protein rich, low-carbohydrate snacking options, many of whom do not currently purchase meat snacks. Utilizing an MRI-Simmons 2018 Consumer Segmentation Study, Stryve believes that of the 183 million healthy snack seekers in the United States, only 25% had purchased a meat snack in the prior 12 months. Stryve believes that with increased marketing and consumer education, Stryve’s meat products will appeal to healthy snack seekers.

Scalable platform with an attractive market opportunity. Stryve has grown its revenues since inception through product and brand development, as well as acquisitions of complementary products. According to Statista, the U.S. healthy snacking market in 2022 is estimated to be approximately $110 billion. Stryve believes that it can leverage its relationships with its retail customers and distributors to launch new products, brands and brand extensions, increase consumer recognition, and continue to expand its healthy snacking platform.

33

Manufacturing capacity to support growth. By manufacturing its products, Stryve believes it can maintain pricing advantages against its competitors, achieve margins that support marketing spend, streamline innovation and new product development, and capitalize on potential private label opportunities. Stryve believes that its recently-constructed, state-of-the-art manufacturing facility can support revenues of up to $100 million with limited additional capital expenditures and is the only facility of scale with a full grant of inspection from the USDA to produce air-dried, never-cooked, shelf-stable meat snack products.

Experienced management team. Stryve has built an experienced team of industry veterans with collectively over 50 years of experience across multiple branded consumer product, food and nutrition categories. Stryve’s co-founder and CEO, Joe Oblas, founded ProSupps USA, a sports nutrition brand, and co-founded Juice Stop, a smoothie company. Stryve’s co-founder and Chairman of the Board of Directors of Stryve, Ted Casey, was the founder and CEO of Dymatize Nutrition, a nutrition supplement company. Alex Hawkins, Stryve’s Chief Financial and Operating Officer, has experience acquiring, growing, and exiting businesses as a Principal at Rosewood Private Investments, a private equity firm. Bruce Boettner, Stryve’s Chief Customer Officer, previously served as the head of sales at Kashi, Evolution Fresh, and Humm Kombucha.

Data-driven direct-to-consumer business. Stryve has developed a substantial direct-to-consumer businesses for its brands using an in-house web fulfillment operation. By utilizing a data-driven approach to digital marketing, Stryve believes that it can more accurately target its ideal consumers.

Stryve’s Strategy

Focus on growing e-commerce. Stryve officially launched its Stryve.com direct-to-consumer business in the second quarter of 2020, and has sold its products directly to consumers through Amazon since 2018. Stryve has prioritized e-commerce as a key channel for growth, including international growth. Stryve’s uses focused targeted digital media to acquire, engage and retain consumers, including newsletters and discounts for initial and repeat consumer orders. E-commerce sales provide Stryve with higher margins, prompt payment, and the ability to test new product innovations. Total e-commerce sales grew from approximately $1.6 million in 2019 to approximately $7.1 million in 2020.

Pursue growth in retail stores, private label opportunities and international distribution. Stryve has a strong presence at leading retailers, including Wal-Mart, Aldi, CVS, 7-Eleven and others. Stryve is working to expand its retail customer base store penetration across the food, multi-outlet and convenience segments, as well as expanding the number of products available for sale at retail locations by adding additional product flavors. Stryve is also working to grow its private label business with retail customers, which can support Stryve’s efforts to place its branded products in those customers’ locations. In addition, Stryve may seek to develop relationships with international partners to expand its product sales outside the U.S. beyond its current limited distribution in Canada and Mexico.

Leverage manufacturing capacity and existing platform to expand and strengthen product offerings. Stryve believes that its recently-constructed manufacturing facility is the largest air-drying meat facility operating in the U.S., and one of only a limited number of such facilities approved by the USDA. The limited number of other USDA-approved facilities currently provides a barrier to entry for potential competitors to enter the air-dried meat snack category. Stryve plans to strengthen and expand its existing product offerings with new and innovative flavors and formats, simple ingredients, and packaging alternatives, to complement its current products and take advantage of its manufacturing capabilities. In addition, Stryve will continue to enhance, strengthen and expand its existing product offerings with new and innovative flavors and forms, simple ingredients and packaging alternatives.

Continue to introduce healthy snackers to meat snacks. Stryve’s target consumers are healthy snack seekers, including consumers seeking to stay fit or diet, as well as runners, cyclists, and on-the-go families, many of whom are non-participants to the meat snack category. Stryve believes it can use social media as a cost-effective way to educate, attract and retain these consumers, utilizing targeted digital marketing, directed advertising and promotions, and informational videos. Through these efforts, Stryve is working to create a loyal group of healthy snack seeker consumers.

34

Stryve’s Brands and Products

Stryve’s flagship product is air-dried beef, which is marketed and sold under the Stryve®, Kalahari®, Braaitime® and Vacadillos® brand names. Stryve currently produces two forms of air-dried meat: biltong and carne seca which were both developed hundreds of years ago in South Africa and Latin America, respectively. Stryve’s biltong generally consists of high-quality beef that is primarily sourced, purchased, seasoned, dried and packaged in the United States. Stryve’s air-dried process ensures that its beef always retains full flavor and tenderness. Stryve’s products are not injected with any sugar-laden marinades or preservatives and are never cooked or dehydrated over high heat like beef jerky products. All of Stryve’s products are manufactured in the United States at its manufacturing facility in Madill, Oklahoma, with the exception of the use of a U.S. co-manufacturer who manufactured Kalahari products prior to Stryve’s acquisition of Kalahari in December 2020. Beginning in January 2021, Stryve began manufacturing of legacy Kalahari products to its Madill, Oklahoma facility.

Stryve also produces meat sticks, chili bites and, with the acquisition of Kalahari, meat crisps. In 2020, Stryve launched its carne seca products, which is Latin America’s version of air-dried meat, under the Vacadillos® brand name. Stryve expects these flavorful products to appeal to the roughly 60 million Hispanics in the U.S.

Stryve® Branded Products

The Stryve® brand is Stryve’s top-selling flagship biltong brand.

Stryve® Whole Biltong Slabs. Biltong slabs are whole slabs of lean beef that consumers can slice to their desired thickness, and are perfect for sharing as a part of a charcuterie board. Stryve® original biltong slabs are available in an eight ounce package, and each one- ounce serving contains 16 grams of protein, zero grams of sugar and zero grams of carbohydrates.

Stryve® Sliced Biltong. Biltong slabs are sliced and packaged for an on-the-go healthy snack. Stryve® sliced biltong won the 2020 ChefsBest Award for Excellence, which is awarded to brands that surpass quality standards established by chefs. Stryve® sliced biltong is available in regular and grass-fed beef options in a variety of different flavors, including original, hickory, cajun, peppered, spicy peri peri, teriyaki, zesty garlic and mesquite bbq. Each one-ounce serving of Stryve® sliced biltong contains 16 grams of protein, zero grams of sugar and zero grams of carbohydrates.

Stryve® Biltong Sticks. Biltong sticks are biltong turned into sticks to provide consumers with the “snap” similar to commercial beef jerky, but without the junk. Stryve® biltong sticks are available in regular, mini and bite size options in a variety of different flavor options, including original, spicy peri peri, hatch green chile and mesquite bbq. A regular size one-ounce Stryve® biltong stick and each one-ounce serving of Stryve® biltong mini stick and bites contain 14 grams of protein, zero grams of sugar and zero grams of carbohydrates.

Kalahari ® Products

Kalahari® is a brand that Stryve acquired in December 2020.

35

Kalahari Biltong®. Kalahari Biltong® is available in original, spicy peri peri, garlic and chili lime flavors. Each two- ounce bag of Kalahari Biltong® contains 160 calories, 32 grams of protein, and zero grams of sugar.

Kalahari Crisps®. Kalahari Crisps® are crunchy, air dried beef chips that are crafted from slow-roasted thin slices of beef. Kalahari Crisps® are available in original, rosemary citrus, and southwest verde flavors. Each one- ounce bag of Kalahari Crisps® contains 100 calories, 20 grams of protein, and zero grams of sugar.

Vacadillos® Products

Stryve recently created and launched its Vacadillos® carne seca products that are targeted at Hispanic consumers. Carne seca is a Latin American version of air-dried beef.

Vacadillos® Carne Seca. Vacadillos® Carne Seca is steak that is sliced, seasoned with various spices and flavors, including chiles and lime, air-dried, and sliced into lean strips. In Latin cultures, it is eaten as a snack and used in cooking. Vacadillos® Carne Seca is available in both chile lime and habanero flavors. Each two-ounce serving of Vacadillos® Carne Seca contains 15 grams of protein, and zero grams of sugar.

Braaitime® Products

Braaitime® is a biltong brand acquired by Stryve and originally created by Warren Pala, Stryve’s Chief Manufacturing Officer, when he came to the United States from South Africa. Braaitime® products are available exclusively online.

36

Braaitime® Biltong Slabs. Braaitime® biltong slabs are available with lean meat or with fat and are available in original, peri peri and garlic flavors. A one-ounce serving of Braaitime® lean biltong slabs contains 80 calories, 15 grams of protein, zero grams of sugar, and 1 gram of carbohydrates.

Braaitime® Sliced Biltong. Braaitime® biltong slabs are sliced and packaged for an on-the-go healthy snack. Braaitime® sliced biltong is available in original, peri peri, cajun, garlic and parsley, and BBQ flavors. A one-ounce serving of Braaitime® sliced biltong contains 80 calories, 15 grams of protein, zero grams of sugar, and 1 gram of carbohydrates.

Braaitime® Droëwors. Braaitime® droëwors are meat sticks made with the same beef as the biltong, except that droëwors are sliced and rolled into 4-inch sticks prior to drying. Braaitime® droëwors are available in traditional, peri peri and hatch green chile flavors. A one-ounce serving of Braaitime® droëwors contains 100 calories, 14 grams of protein, zero grams of sugar, and 1 gram of carbohydrates.

Marketing, Advertising and Consumer Outreach

Stryve’s marketing strategy is focused on building brand awareness, driving product trials, and supporting repeat purchases using a disciplined approach to marketing spend. Stryve utilizes a combination of paid and earned media, intelligent e-mail and text campaigns, and shopper marketing programs to reach consumers.

Target Demographics

Stryve’s target consumers are “healthy snack seekers,” many of whom eat meat, but are not current participants in the meat snacks industry. Utilizing an MRI-Simmons 2018 Consumer Segmentation Study, Stryve estimates that of the 183 million healthy snack seekers in the United States, only 25% purchased a meat snack in the prior 12 months. Stryve believes that through their differentiated and innovative air dried meat products and marketing efforts they will be able to bring healthy snack seekers to Stryve’s products. Stryve has segmented healthy snack seekers group into five different sub-groups; fit and focused, disciplined and dieters, runners, cyclists, and the largest category, families in motion. Stryve believes that these groups have above average household income, read nutritional labels and are seeking healthy snacks for themselves and their families. Stryve believes there is significant opportunity to expand its marketing, education and product sales to healthy snack seekers who are not necessarily looking for a biltong meat snack, but are looking for health snacks that are high in protein with minimal sugar, protein rich, low in carbohydrates, are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives, are Keto and Paleo diet-friendly and are all natural.

Building Brand Awareness and Driving Product Trials

Stryve seeks to expand its consumer base and grow its business by educating consumers about its product benefits and taste in order to encourage product trials and support repeat purchases resulting in customer loyalty and value. Stryve uses a variety of marketing and advertising strategies to connect with consumers, including paid digital media, paid influencers, organic social media efforts and, following the COVID-19 pandemic restrictions, in-person product displays and sampling.

37

Stryve dedicates a substantial portion of its marketing and advertising spending to digital marketing channels. Stryve’s website, www.stryve.com, and each of its brand’s websites, contain information about biltong and how it is made, and nutritional information regarding the benefits of Stryve’s products. Stryve utilizes a data-driven approach in its e-commerce strategy, with specific consumer segmentation and messaging tailored for different audiences.

Stryve extensively uses social media and online platforms including Google, Instagram, Facebook, Twitter and LinkedIn. These platforms allow Stryve to directly reach desirable target audiences, offering product discounts and promotions, and educating consumers about the health benefits of its products. In addition, Stryve uses social media influencers and celebrities to amplify Stryve’s online marketing.

Stryve also maintains a blog on its website in order to educate consumers about its products, product recipes and health benefits. Consumers can sign up for newsletter emails on its website for access to information about its products and recipes. Stryve also seeks to build repeat purchases by using targeted discounts and promotions as well as information on product innovation through intelligent email flows, text messages and subscribe and save offerings.

Manufacturing

Substantially all of Stryve’s products are manufactured in the United States at its manufacturing facility in Madill, Oklahoma. Stryve believes its manufacturing facility can be scaled with limited additional capital expenditures to supply approximately $200 million in product sales. Stryve believes that manufacturing its products supports higher margins and speed to market, and facilitates its ability to take advantage of private label opportunities.

Suppliers.  Stryve relies on a limited number of vendors to supply it with beef and other raw materials. Stryve does not have any formal contracts or agreements in place with any meat providers, and generally secures meat two months in advance of production in order to meet delivery requirements for its products. Stryve purchases the majority of its beef through beef brokers from suppliers located in the United States. Given the minimally processed nature of biltong production, the quality of the beef used in Stryve’s products is important. Currently, Stryve believes it can replace its current suppliers of beef without significant impact to its business. Currently, the availability of grass-fed beef in the United States can be scarce at times, and may require Stryve to seek such beef internationally to produce its grass-fed products. However, any disruption in the supply of beef could materially and adversely affect its business, financial condition and results of operations.

The other principal ingredients used to manufacture Stryve products include vinegar, flavoring and spices, packaging, and lamb casings. These ingredients are generally readily available in the market from many suppliers, Stryve believes that it can within a reasonable period of time make satisfactory alternative arrangements in the event of an interruption of supply.

Production Process.  Stryve believes that its manufacturing facility is the largest USDA approved air-dried meat manufacturing facility in the United States and that its extensive food safety procedures are proprietary. The manufacturing process for Stryve’s biltong products generally consists of spraying beef with vinegar, cutting it into slabs, mixing the slabs with spices, air-drying the meat, slicing and packaging finished products as follows:

Food Safety and Quality.  Stryve dedicates substantial resources to ensure that consumers receive safe, high quality food products, including, but not limited to, third-party testing programs. Stryve’s manufacturing facility has a SQF Level II Food Safety Certification by the Safe Quality Food Institute. Stryve’s facility is inspected daily by the USDA and other regulators such as state and local inspectors and is required to follow rigorous food safety guidelines. Stryve believes that the combination of USDA requirements for approving air-drying meat facilities and USDA restrictions on importing air-dried or uncooked meats into the United States, creates a barrier to entry for companies seeking to compete with Stryve’s products.

38

Quality Control. Stryve developed quality protocols and procedures with its products and unique manufacturing processes in mind. Stryve performs testing on every lot of production intended to ensure that its products match Stryve’s standards, including by conducting sampling at various times throughout the production process.

Storage & fulfillment. Stryve leases real property in Carrollton, Texas, where it stores some finished product and conducts its direct-to-consumer web fulfillment operations. Stryve leases approximately 8,400 square feet of floor space within the Carrollton, Texas property to serve as a distribution center. Stryve fulfills the majority of its orders other than direct-to-consumer sales from its manufacturing facility in Madill, Oklahoma, using commercial freight carriers. Stryve fulfills certain orders by key customers through a retail consolidator. Stryve also partners with Amazon to fulfill its direct-to-consumer sales through the Amazon platform.

Distribution

Stryve distributes its products through a number of channels:

Retailers. Stryve distributes, either directly or through a distributor, its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets. Sales to Stryve’s largest retailers, Aldi, Inc. and Walmart Inc. represented 26.0% and 12.8%, respectively, (approximately 63% of sales to Aldi being private label and approximately 37% of sales being branded product sales) of its sales during the year ended December 31, 2020. No other customer represented more than 10% of Stryve’s sales in 2020.

Direct-to-Consumer E-Commerce. Stryve launched its stryve.com direct-to-consumer business in the second quarter of 2020, and has sold its products on Amazon since 2018. Stryve has prioritized e-commerce as a key channel for growth. Stryve utilizes a data-driven approach to grow the e-commerce space with specific customer segmentation and messaging tailored for each audience. Stryve sells products directly to consumers through its websites, including Stryve.com, Eatbiltong.com, Vacadillos.com and Braaitime.com.

Private Label. Stryve also manufactures and sells its products under private labels for certain retailers, including Aldi, Inc.

International. Stryve currently distributes its products to a limited extent in Canada and Mexico through distribution partners. International sales represent an area for potential expansion

Product Innovation

Stryve seeks to capitalize on the capacity of its manufacturing facility by expanding its product line to include additional dried meat snack products and flavors and form varieties, and expanding into additional meat snack products. Stryve’s innovation strategy is based on its ongoing research into consumers’ healthy lifestyle, nutritional needs and preferences.

Intellectual Property

Stryve currently owns domestic and international trademarks and other proprietary rights that are important to its business. Depending upon the jurisdiction, trademarks are valid as long as they are used in the regular course of trade and/or their registrations are properly maintained. Stryve believes the protection of its trademarks, domain names, trade dress and trade secrets are important to its success. Stryve protects its intellectual property rights by relying on a combination of trademark, trade dress and trade secret laws. Stryve also owns all of the recipes and specifications to its products.

Competition

Stryve competes in both retail and e-commerce channels with companies which make beef jerky and meat snacking products, as well companies as in the healthy snacking industry which sell meal replacement bars and other healthy snacks.

39

The snack industry is large and intensely competitive. In the meat snack market, Stryve’s competitors include Jack Links, Slim Jim, Tillamook, Country Archer, Chef’s Cut, Perky Jerky, Krave, The New Primal and others. In addition, the healthy snacking industry is fragmented and highly competitive, and includes makers of protein bars, protein shakes and other specialty healthy snacks. Competitive factors include product quality, taste, brand awareness among consumers, nutritional content, simpler and less processed ingredients, innovation, variety of snacks offered, grocery aisle placement, access to retailer shelf space, price, advertising and promotion, product packaging and package design.

Stryve’s current and potential competitors may offer products similar to its products, and a wider range of products than it offers, and may offer such products at more competitive prices than Stryve. Many of Stryve’s competitors have resources substantially greater than it has and sells brands that are more widely recognized than Stryve’s brands.

Regulation and Compliance

Stryve, along with its brokers, distributors, ingredients and packaging suppliers, is subject to laws and regulations in the United States promulgated by federal, state and local government authorities. In the United States, the federal agencies governing the manufacture, distribution and advertising of products including, among others, the U.S. Federal Trade Commission (“FTC”), the U.S. Food and Drug Administration (“FDA”), the United States Department of Agriculture (“USDA”), the U.S. Environmental Protection Agency and the Occupational Safety and Health Administration and similar state and local agencies. Under various statutes, these agencies, among other things, prescribe the requirements and establish the standards for quality and safety and regulate marketing and advertising to consumers. Certain of these agencies, in certain circumstances, must not only approve products, but also review the manufacturing processes and facilities used to produce these products before they can be marketed in the United States.

Stryve is subject to labor and employment laws, laws governing advertising, privacy laws, safety regulations and other laws, including various laws and regulations relating to environmental protection and worker health and safety matters.

Food-Related Regulations

As a manufacturer and distributor of food products, Stryve is subject to a number of food-related regulations, including the Federal Food, Drug, and Cosmetic Act and regulations promulgated thereunder by the FDA and the Federal Meat Inspection Act and regulations promulgated thereunder by the USDA. This comprehensive regulatory framework governs the manufacture (including composition and ingredients), labeling, packaging and safety of food in the United States. The FDA:

●	regulates manufacturing practices for foods through its current good manufacturing practices regulations;
●	specifies the standards of identity for certain foods, including many of the products Stryve sells; and
●	prescribes the format and content of certain information required to appear on food product labels

Stryve is subject to the Food Safety Modernization Act of 2011, which, among other things, mandates that the FDA adopt preventative controls to be implemented by food facilities in order to minimize or prevent hazards to food safety. Stryve is also subject to numerous other federal, state and local regulations involving such matters as the licensing and registration of manufacturing facilities, enforcement by government health agencies of standards for its products, inspection of its facilities and regulation of its trade practices in connection with the sale of food products.

Stryve’s products are also subject to inspection prior to distribution, primarily by the USDA and the FDA. Stryve also participates in the USDA’s Hazard Analysis and Critical Control Points (“HACCP”) program or FDA’s Hazard Analysis and Risk-Based Prevention Controls (“HARPC”) program as applicable and are subject to the Sanitation Standard Operating Procedures and the Public Health Security and Bioterrorism Preparedness and Response Act of 2002.

40

Environmental Regulations

Stryve is subject to various state and federal environmental laws, regulations and directives, including the Food Quality Protection Act of 1996, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

Labeling Regulations

Stryve is subject to various labeling requirements with respect to its products at the federal, state and local levels. At the federal level, the USDA pre approves any labels that Stryve intends to use, additionally the FDA has authority to review product labeling, and the FTC may review labeling and advertising materials, including online and television advertisements, to determine if advertising materials are misleading. Stryve is also subject to various state and local consumer protection laws.

Employees

As of December 1, 2021, Stryve employed approximately 219 employees, with 74 employees in corporate positions and 145 employed in manufacturing and warehousing. None of Stryve’s employees are subject to a collective bargaining agreement and Stryve believes its overall relations with its workforce is good.

Health and Safety: Stryve maintains a safety culture grounded on the premise of eliminating workplace incidents, risks and hazards. Stryve has created and implemented processes to help eliminate safety events by reducing their frequency and severity, and regularly reviews and monitors its performance. In response to the global novel coronavirus pandemic (“COVID-19” or “pandemic”), Stryve has implemented and continues to implement rigorous safety measures, increased sanitation, contract tracing, and contingency plans in all its facilities to ensure continuity of production and supply while maintaining its employees’ safety.

Talent and Development: Stryve’s management is focused on attracting the best talent, recognizing and rewarding their performance, while continually developing, engaging and retaining them. Stryve focuses on creating a strong team atmosphere that shares the company’s mission, vision and business goals while promoting a positive, engaging company culture. Stryve’s culture is built on five core values: passion, quality, innovation, teamwork, having fun and giving back. The Stryve talent and development philosophy promotes the understanding that everyone has a role to play in driving business results and that everyone is a leader regardless of title or position.

Property

Stryve leases its manufacturing facility in Madill, Oklahoma that it opened in 2019. The 52,000 square foot facility sits on approximately 18 acres of land, allowing for possible, future expansion. Stryve’s corporate headquarters are located in Plano, Texas. Stryve leases the property for this corporate office, which occupies approximately 6,600 square feet. In addition, Stryve leases a distribution facility in Carrollton, Texas, which occupies approximately 8,400 square feet, and an administrative facility in Cambridge, Massachusetts, which occupies approximately 1,900 square feet.

International

Currently, Stryve’s operations are solely in the United States. However, it sells a limited number of products internationally in Canada and Mexico that are shipped from its distribution facility in Texas.

41

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Stryve’s financial condition and results of operations should be read in conjunction with Stryve’s consolidated financial statements and related notes that appear elsewhere in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect Stryve’s plans, estimates and beliefs. Stryve’s actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere particularly in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” elsewhere in this prospectus.

Unless the context otherwise requires, all references in this prospectus to “Stryve,” the “Company,” “we,” “us” and “our” herein refer to the parent entity formerly named Andina Acquisition Corp. III, after giving effect to the Business Combination, and as renamed Stryve Foods, Inc., and where appropriate, our consolidated subsidiaries, and references in this prospectus to “Andina” refer to Andina Acquisition Corp. III before giving effect to the Business Combination.

Overview

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products that Stryve believes can disrupt traditional snacking categories. Stryve’s mission is “to help Americans snack better and live happier, better lives.” Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. Stryve offers all-natural, delicious snacks which it believes are nutritious and offer consumers a convenient healthy snacking option for their on-the-go lives.

Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari® Braaitime® and Vacadillos® brand names. Biltong is a process for preserving meat through air drying that originated centuries ago in South Africa. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paleo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets, as well as directly to consumers through its e-commerce websites, which officially launched in 2020, as well as direct to consumer through the Amazon platform.

Stryve believes increased consumer focus in the U.S. on health and wellness will continue to drive growth of the healthy snacking category and increase demand for Stryve’s products. Stryve has shown strong sales growth since its inception in 2017. Stryve has made substantial investments since its inception in product development, establishing its manufacturing facility, and building its marketing, sales and operations infrastructure to grow its business. As a result, Stryve has reported net losses since its inception. Stryve intends to continue to invest in product innovation, improving its supply chain, enhancing its manufacturing capabilities, and expanding its marketing and sales initiatives to drive continued growth. Additionally, moving forward management anticipates additional expenses not previously experienced related to internal controls, regulatory compliance, and other expenses relating to its go-forward operations as a public company.

Comparability of Financial Information

The Company’s results of operations and statements of assets and liabilities may not be comparable between periods as a result of the Business Combination and becoming a public company.

Business Combination

On the Closing Date, Andina completed the Business Combination pursuant to that certain Business Combination Agreement.

42

As contemplated by the Business Combination Agreement, on or before the Closing Date, the following occurred: (i) the Seller and Stryve Foods, LLC (“Stryve LLC”) conducted a reorganization via a merger pursuant to which the Seller became a holding company for Stryve LLC, the former owners of Stryve LLC became the owners of the Seller, and the former holders of convertible notes of Stryve LLC became holders of convertible notes of the Seller, and pursuant to which Stryve LLC retained all of its subsidiaries, business, assets and liabilities, and became a wholly-owned subsidiary of the Seller (the “Merger”), (ii) the Company was transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware, (iii) the Seller contributed to Holdings all of the issued and outstanding equity interests of Stryve LLC in exchange for 11,502,355 newly issued Seller Consideration Units and voting (but non-economic) Class V common stock of the Company (subject to a post-Closing working capital true-up), (iv) the Company contributed all of its cash and cash equivalents to Holdings, approximately $37.9 million, after the payment of approximately $7.8 million to the Company’s shareholders that elected to have their shares redeemed in connection with the Closing (the “Redemption”) and the payment of approximately $10.4 million of the Company’s expenses and other liabilities due at the Closing, in exchange for newly issued voting Class A common units of Holdings and (v) the Company issued $10.9 million of Class A Common Stock, satisfied by the offset of principal and accrued interest under $10.6 million of outstanding unsecured Bridge Notes issued by Stryve LLC to the Bridge Investors; and (vi) the Company changed its name to “Stryve Foods, Inc.” In addition, the Company’s ordinary shares converted into shares of Class A Common Stock, par value of $0.0001 per share, without any action of the holder.

Following the consummation of the Business Combination, the combined company is organized in an “Up-C” structure in which the business of Stryve LLC and its subsidiaries is held by Holdings, which is a subsidiary of the Company. By virtue of the “Up-C” structure, the Company’s only direct assets consist of its equity interests in Holdings, an entity of which the Company maintains 100% voting control. As the sole voting member of Holdings, the Company has full, exclusive and complete discretion to manage and control the business of Stryve LLC and to take all action it deems necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of Stryve LLC and, accordingly, the financial statements are prepared on a consolidated basis.

On July 20, 2021, in connection with the completion of the Business Combination and as contemplated by the Business Combination Agreement, the Company: (i) issued 4,250,000 shares of Class A Common Stock to private placement investors for aggregate consideration of $42.5 million; and (ii) the Company issued 1,357,372 shares of Class A Common Stock to the Bridge PIPE Investment satisfied by the offset of $10.9 million of principal and accrued interest under outstanding Bridge Notes issued by Stryve LLC, as part of the Business Combination.

The Business Combination is accounted for as a reverse capitalization in accordance with GAAP. Under this method of accounting, Stryve LLC is treated as the acquirer and Andina is treated as the acquired company for financial statement reporting purposes. Because Stryve LLC was deemed the accounting acquirer, the historical financial statements of Stryve LLC became the historical financial statements of the combined company, upon the consummation of the Business Combination.

COVID-19

The COVID-19 pandemic has presented certain challenges and opportunities for the Company. The unpredictable nature of the COVID-19 pandemic, with the uncertainty around vaccination, economic recovery, labor and inflationary pressures. The COVID-19 pandemic also creates uncertainty around customer demand within retail distribution as some retail partners’ willingness to reset distribution (which involves refreshing and reorganizing their product mix) and bring on new products may be affected. As distribution resets are an important way for Stryve to secure new retail distribution for its products, this dynamic delayed Stryve’s entry into many retail locations. Additionally, COVID-19 created certain operational complexities that Stryve’s management sought to overcome by seeking to optimize its supply chain, and implementing safety measures including social distancing, mask requirements, and increased sanitation at its facilities. Largely, Stryve has been successful to date at avoiding a disruption to its supply chain and operations through these measures and was able to maintain continuity of supply for its customers. Further, the Company positioned itself well with its robust direct to consumer (“DTC”) e-commerce strategy to drive continued growth despite the delays in retail distribution. Management anticipates that, although there is still a risk that distribution resets of certain retailers may be affected by the pandemic, management believes that many of the retailers will conduct resets as scheduled.

43

Results of Operations –Nine Months Ended September 30, 2021 Compared to Nine Months Ended September 30, 2020

The following table sets forth selected items in our consolidated financial data in dollar amounts and as a percentage of net sales for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020.

	Nine Months Ended		Nine Months Ended
	September 30, 2021		September 30, 2020
	(unaudited)		(unaudited)
(In thousands)		% of sales		% of sales
Net sales	$23,248	100.0%	$13,013	100.0%
Cost of goods sold	13,735	59.1%	8,353	64.2%
Gross profit	$9,513	40.9%	$4,660	35.8%

Operating expenses
Selling expenses	$17,873	76.9%	$8,018	61.6%
Operations expense	3,264	14.0%	1,709	13.1%
Salaries and wages	5,276	22.7%	4,618	35.5%
Non-cash compensation expense	1,701	7.3%	—	—
Depreciation and amortization expense	1,194	5.1%	962	7.4%
Gain on disposal of fixed assets	(22)	(0.1)%	13	0.1%
Total operating expenses	29,286	126.0%	15,320	117.7%
Operating loss	(19,773)	(85.1)%	(10,660)	(81.9)%

Other income (expense):
Interest expense	(2,715)	(11.7)%	(2,384)	(18.3)%
Change in fair value of Private Warrants	213	0.9%	—	—
Other income	2,242	9.6%	—	0.0%
Other income (expense) before income taxes	(260)	(1.1)%	(2,384)	(18.3)%
Net loss	$(20,033)	(86.2)%	$(13,044)	(100.2)%

Net sales. Net sales increased by $10.2 million from $13.0 million during the nine months ended September 30, 2020 to $23.3 million during the nine months ended September 30, 2021 representing growth of 78.6% for the comparable periods. The primary drivers of the increase in net sales are the continued strength of Stryve’s DTC e-commerce sales platform, increased sales of Stryve’s products to existing wholesale and private label accounts, and net new sales related to additional distribution secured by Stryve in 2021 at a number of key retailers. Stryve drove growth through its targeted DTC e-commerce initiative, which generated $8.6 million in net sales in the nine months ended September 30, 2021 compared to $4.3 million in the nine months ended September 30, 2020. Net sales to wholesale customers increased to $9.9 million in the nine months ended September 30, 2021 compared to $5.1 million in the nine months ended September 30, 2020. Stryve added a significant number of new doors of distribution in the nine months ended September 30, 2021 across its brands, which contributed to its growth. Throughout the nine months ended September 30, 2021 Stryve has secured new distribution with several marquee customers in the club, mass, grocery, and convenience channels. Further, Stryve garnered expanded distribution with a number of its existing retail relationships. Management believes that outside of the new and expanded distribution, the growth in the wholesale channel is, in part, attributable to increased sell-through velocities of its products at retailers supported by increased foot traffic in retail stores following an easing of pandemic related restrictions and associated consumer behavior.

44

The following table shows the net sales of the Company disaggregated by channel for the nine months ended September 30, 2021 and 2020:

	Nine Month Period Ended		Nine Month Period Ended
	September 30, 2021		September 30, 2020
	(unaudited)		(unaudited)
(In thousands)		% of sales		% of sales
e-Commerce	$8,593	37.0%	$4,315	33.2%
Wholesale	9,935	42.7%	5,103	39.2%
Private label	4,720	20.3%	3,595	27.6%
Net sales	$23,248	100.0%	$13,013	100.0%

Cost of Goods Sold. Cost of goods sold increased by $5.4 million from $8.4 million in the nine months ended September 30, 2020 to $13.7 million in the nine months ended September 30, 2021, which was primarily driven by increased sales volume followed by increased direct labor and commodity input costs, primarily beef. Overall commodity beef prices have increased significantly year-over-year due to what management believes are the effects of the COVID-19 pandemic including labor shortages, and inflationary pressures.

Gross Profit. Gross profit increased $4.9 million from $4.7 million in the first nine months of 2020 to $9.5 million in the first nine months of 2021. As a percent of net sales, gross profit for the first nine months of 2021 was 40.9% which represents a significant improvement from 35.8% in the first nine months of 2020. A few primary factors contribute to this performance:

●	Overall net sales increased by $10.2 million in the first nine months of 2021 compared to the same period in 2020 while gross profit increased by approximately $4.9 million over the same time period.

●	Stryve’s early investment in its production facility and automation provide it with excess capacity relative to its production volume in both periods. As a result, the Company was able to absorb the increasing net sales without having to materially increase its costs related to overhead.

●	In the first quarter of 2021, Stryve added certain capabilities to its manufacturing process allowing it to prepare its raw meat inputs exactly to Stryve’s specifications for production. This enabled Stryve to purchase the same cuts and quality of meat without having to pay its meat suppliers to prepare the meat to Stryve’s specification prior to delivery. Additionally in the first quarter of 2021, Stryve made certain changes to the order of its manufacturing process which resulted in enhanced production yields. Processing inputs in a more cost-effective manner as well as increasing production yields have helped lessen the impact of overall commodity price pressure.

●	In the third quarter of 2021, Stryve closed its Business Combination with Andina. In doing so, it secured capital to support its growth initiatives. Some of these initiatives have an impact on gross profit margin including but not limited to trade discounts and promotional spending to support increased velocity and distribution. One key use of proceeds from the Business Combination was a planned increase in promotional support for all of Stryve’s brands and in particular, Vacadillos. After closing the Business Combination and with capital to support these programs, Stryve’s sales team has made meaningful progress in driving trial of Stryve’ products and the continued launch of the Vacadillos brand.

45

●	Stryve’s mix of business shifted from the nine months ended September 30, 2020 with the most recent nine-month period experiencing a greater emphasis on DTC e-commerce and wholesale revenue versus private label, which is consistent with Stryve’s growth plans.

Operating Expenses.

●	Selling expenses. Selling and marketing expenses increased by $9.9 million from $8.0 million in the nine months ended September 30, 2020 to $17.9 million in the nine months ended September 30, 2021. Stryve increased its spend with respect to its marketing efforts including digital media, advertising, and paid search in the first nine months of 2021 compared to the same period in 2020. Other factors driving this increase include public relations, co-op advertising, and volume driven increases in platform/broker fees. While Stryve intends to continue to invest in meaningfully in marketing the sale of its products, management recognizes that a portion of the selling and marketing expenses incurred in the first nine months of 2021 are not recurring in nature. Further, management anticipates experiencing operating leverage on these expenses as the Company continues to add points of retail distribution, which has the potential to facilitate more efficient marketing spend.

●	Operations expenses. Operations expenses increased by $1.6 million from the nine months ended September 30, 2020 as compared to the nine months ended September 30, 2021. The ramp-up of Stryve’s DTC web fulfillment operation contributed primarily to an increase in freight-out expense in the nine months ended September 30, 2021 compared to the first nine months of 2020. Stryve anticipates that these DTC web fulfillment expenses will proportionally track the activity of Stryve’s owned DTC website sales. Additionally, expenses related to supplies, maintenance, and equipment increased from the first nine months of 2020 compared to the first nine months of 2021 primarily due to increased overall volumes.

●	Salaries and wages. Salaries and wages increased $0.7 million from the nine months ended September 30, 2020 compared to the nine months ended September 30, 2021, increasing from $4.6 million to $5.3 million. This increase is in part attributable to certain non-recurring retention bonus compensation related to a prior acquisition as well as to key contributors within the organization incurred in the third quarter of 2021. Additionally in the third quarter of 2021, Stryve incurred severance expenses. Stryve’s management anticipates some growth in administrative headcount to accommodate the increased reporting and compliance responsibilities of being a public company going forward.

●	Non-cash compensation expense. In conjunction with the Business Combination, notes receivable were forgiven resulting in a non-cash compensation expense of $1,700,869 in the nine months ended September 30, 2021.

●	Depreciation and amortization. Depreciation and amortization increased $0.2 million from the nine months ended September 30, 2020 compared to the nine months ended September 30, 2021 and is primarily attributable to the timing of capital expenditures and dispositions of assets.

Operating Loss. Operating loss increased by $9.1 million from ($10.7) million through the first nine months of 2020 to ($19.8) million through the first nine months of 2021 and is primarily attributable to increased selling and marketing expenses as well as increased operations expense, all of which is partially offset by growth in net sales and gross profit.

Interest Expense. Interest expense increased by $0.3 million from $(2.4) million through the first nine months of 2020 to $(2.7) million through the first nine months of 2021. The Company raised additional debt capital to support the continued growth of the business and to support operations throughout 2020 and during the nine months ended September 30, 2021.

Net Loss. Net loss increased $7.0 million from $(13.0) million in nine months ended September 30, 2020 to $(20.0) million nine months ended September 30, 2021 and is primarily attributable to the expenses related to increased selling and marketing expenses as well as increased operations expense, all of which is partially offset by growth in net sales and gross profit. Additionally, the increase in net loss is driven in part by approximately $1.5 million of non-cash expense in the third quarter of 2021 related to the forgiveness of certain related party notes receivables driven by the Business Combination as well as the change in fair value of the warrant liability.

Results of Operations –Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

The following table sets forth selected items in our consolidated financial data in dollar amounts and as a percentage of net sales for the year ended December 31, 2020 compared to the year ended December 31, 2019.

	52 Week Period Ended		52 Week Period Ended
	December 31, 2020		December 31, 2019
	(audited)		(audited)
(In thousands)		% of sales		% of sales
Net sales	$17,002	100.0%	$10,770	100.0%
Cost of goods sold	$11,098	65.3%	$13,309	123.6%
Gross profit	$5,904	34.7%	$(2,539)	-23.6%

Operating Expenses
Selling and marketing expense	$8,786	51.7%	$6,712	62.3%
General and administrative expense	1,978	11.6%	2,521	23.4%
Operations expense	2,309	13.6%	1,955	18.2%
Salaries and wages	5,799	34.1%	6,818	63.3%
Depreciation and amortization expense	1,290	7.6%	1,090	10.1%
Loss on disposal of fixed assets	14	0.1%	462	4.3%
Total operating expenses	20,176	118.7%	19,558	181.6%
Income from operations	(14,272)	-83.9%	(22,097)	-205.2%

Other income (expense):
Interest income (expense)	(3,302)	-19.4%	(1,335)	-12.4%
Other income (expense) before income taxes	27	0.2%	-	0.0%
Total other income (expense) before income taxes	(3,275)	-19.3%	(1,335)	-12.4%
Taxes	-	0.0%	-	0.0%
Net income	$(17,547)	-103.2%	$(23,433)	-217.6%

Net sales. Net sales increased by $6.2 million from $10.8 million in 2019 to $17.0 million in 2020. The primary drivers of the increase in net sales are the launch of a direct-to-consumer (“DTC”) e-commerce sales platform and increased sales of Stryve’s products to wholesale and private label accounts (which were on-boarded throughout 2019). Stryve drove significant growth through its targeted DTC e-commerce initiative, which generated $7.1 million in net sales in 2020 compared to $1.6 million in 2019. In particular, management launched its Stryve.com DTC strategy in April 2020 generating $3.3 million in 2020, relative to only $0.02 million in 2019. Sales of private label products increased to $3.3 million in 2020 compared to $1.9 million in 2019. The following table shows the net sales of the Company disaggregated by channel for the years ended December 31, 2019 and 2020.

	Year Ended		Year Ended
	December 31, 2020		December 31, 2019
(In thousands)		% of sales		% of sales
e-Commerce	$7,147	42.0%	$1,610	14.9%
Wholesale	$6,598	38.8%	$7,229	67.1%
Private Label	$3,257	19.2%	$1,931	17.9%
Net Sales	$17,002	100.0%	$10,770	100.0%

Cost of Goods Sold. Cost of goods sold decreased by $2.2 million from $13.3 million in 2019 to $11.1 million in 2020 which was driven in large part by three primary factors:

●	During 2019, the Company transitioned and consolidated all production operations to its newly built Madill, Oklahoma production facility. As part of this process, the Company was required to undergo an extensive food safety validation process with the USDA, which among other things resulted in significant product testing fees and destroyed product costs that did not recur in 2020.

●	Throughout 2020 Stryve utilized a continuous improvement philosophy and made several process enhancements that helped to provide improved manufacturing yields and minimize waste.

●	Consistently through 2019 and 2020 Stryve looked for ways to incorporate greater automation throughout its manufacturing facility. As a result, the Company’s direct labor costs improved year-over-year by $0.6 million despite significantly increased production volume.

Gross Profit. Gross profit increased $8.4 million from $(2.5) million 2019 to $5.9 million in 2020. As a percent of net sales, gross profit for 2020 was 34.7% which represents a significant improvement from (23.6%) in 2019. Three primary factors contribute to this improvement in profitability:

●	As described above, overall Cost of Goods Sold decreased year-over-year by $2.2 million from 2019 to 2020 despite increased sales of $6.2 million over the same time period.

●	Stryve’s early investment in its production facility and automation provide it with significant excess capacity relative to its production volume in either 2019 or 2020. As a result, the Company was able to absorb the increasing sales of $6.2 million from 2019 to 2020 without having to materially increase its costs related to overhead and labor.

●	Stryve’s mix of business shifted from 2019 to 2020 with 2020 experiencing a greater emphasis on DTC e-commerce sales. Selling directly to consumers provides a more attractive margin profile versus selling through wholesale distribution.

Operating Expenses.

●	Selling, and marketing expenses. Selling and marketing expenses increased by $2.1 million from $6.7 million in 2019 to $8.8 million in 2020. From 2019 to 2020, the Company shifted the focus of its marketing spend away from in-person sampling events in favor of its DTC digital marketing efforts. Additionally, Stryve worked closely with sales brokers and marketing consultants in an effort to drive incremental distribution for its products which served to increase expense by $0.5 million from 2019 to 2020. Further, as Stryve increased its DTC sales on its own websites as well as through third-party sites, it incurred incremental platform fees in the amount of $0.3 million from 2019 to 2020.

●	Operations expenses. Operations expenses increased by $0.4 million from 2019 to 2020. While expenses related to supplies, maintenance, and equipment decreased from 2019 to 2020 by $0.3 million, the ramp of Stryve’s DTC web fulfillment operation contributed primarily to the increase in packaging expense and freight-out expense by an aggregate $0.8 million from 2019 to 2020.

●	General and administrative expenses, General and administrative expenses decreased $0.5 million from 2019 to 2020. This decrease in large part is driven by a reduction in professional service, consulting, and legal expenses which were $1.3 million in 2019 compared to $0.5 million in 2020. Separately, the Company’s bad debt reserve was increased by $0.6 million in 2020.

46

●	Salaries and wages. Salaries and wages decreased $1.0 million from 2019 to 2020 falling from $6.8 million to $5.8 million. This decline in salaries and wages is largely attributable to the reduction in the Company’s nationwide field marketing staff in early 2020. For most of 2019, the field marketing program was the Company’s primary marketing initiative which was effective at driving consumer trial through in-store sampling events. However, Stryve’s management made the strategic decision in late 2019 to begin transitioning away from the labor-intensive field marketing program in favor of a more scalable data-driven digital marketing approach.

●	Loss on disposal of fixed assets. Loss on disposal of fixed assets decreased by $0.5 million from 2019 to 2020 which was primarily attributable to the closure and consolidation of the operations of the Braaitime and Biltong USA manufacturing operations that occurred in 2019. These manufacturing operations were consolidated into Stryve’s current manufacturing facility in Madill, Oklahoma. Through the wind-down of the legacy manufacturing operations, certain capitalized assets were disposed.

●	Depreciation and amortization. Depreciation and amortization increased $0.2 million from 2019 to 2020 and is primarily attributable to the timing of capital expenditures and dispositions of assets.

Operating Loss. Operating loss improved by $7.8 million from ($22.1) million in 2019 to ($14.3) million in 2020 and is primarily attributable to the Company’s increase in gross profit of $8.4 million over the same timeframe.

Interest Expense. Interest expense increased by $1.9 million from $(1.4) million in 2019 to $(3.3) million in 2020. The company raised additional debt capital to support the continued growth of the business and to support operations throughout 2019 and 2020.

Net Loss. Net loss improved $5.9 million from $(23.4) million in 2019 to $(17.5) million in 2020. This improvement was driven primarily by improved gross profit of $8.4 million year-over-year while increasing Operating Expenses by only $0.6 million. This improvement was in part offset by an increased cost of capital, including $2.0 million more in interest expense over the same period.

Non-GAAP Financial Measures

We use non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in operating results, and provide additional insight on how the management team evaluates the business. Our management team uses EBITDA to make operating and strategic decisions, evaluate performance and comply with indebtedness related reporting requirements. Below are details on this non-GAAP measure and the non-GAAP adjustments that the management team makes in the definition of EBITDA. We believe this non-GAAP measure should be considered along with net income (loss), the most closely related GAAP financial measure. Reconciliations between EBITDA and net income are below, and discussion regarding underlying GAAP results throughout this Management’s Discussion and Analysis of Financial Condition and Results of Operations. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

EBITDA. Stryve defines EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization.

47

The table below provides a reconciliation of EBITDA to its most directly comparable GAAP measure, which is net income (loss), for the nine months ended September 30, 2021 and 2020 and the years December 31, 2020 and 2019.

	Nine Month Period Ended	Nine Month Period Ended	Year Ended	Year Ended
	September 30, 2021	September 30, 2020	December 31, 2020	December 31, 2019
	(unaudited)	(unaudited)	(audited)	(audited)
(In thousands)
Net income (loss)	$(20,033)	$(13,044)	$(17,547)	$(23,433)
Interest expense	2,715	2,384	3,302	1,335
Income tax expense (benefit)	-	-	-	-
Depreciation and amortization	1,194	962	1,290	1,090
EBITDA	$(16,124)	$(9,698)	$(12,955)	$(21,008)

EBITDA. For the nine-month periods ended September 30, 2021 and 2020, EBITDA decreased by $6.4 million from $(9.7) million to $(16.1) million. The 2021 period was negatively influenced by certain non-recurring expenses primarily related to the Business Combination and related transaction. EBITDA increased by $8.1 million from 2019 to 2020. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Liquidity and Capital Resources

Overview. Stryve has historically funded its operations with cash flow from operations, equity capital raises, and note payable agreements from shareholders and private investors, in addition to bank loans. Stryve’s principal uses of cash have been debt service, capital expenditures and working capital, and funding operations. For the nine months ended September 30, 2021, the Company has incurred an operating loss of $20.0 million and used cash in its operations of $27.7 million. As of September 30, 2021, the Company had working capital of $15.7 million which compares favorably to the $14.1 working capital deficit it had as of September 30, 2020.

On May 26, 2021, the Company entered into a Purchase and Sale Agreement with OK Biltong Facility, LLC (the “Buyer”), an entity controlled by Ted Casey, a member of the Company’s Board of Directors, pursuant to which the parties consummated a sale and leaseback transaction (the “Sale and Leaseback Transaction). Under the terms of the Sale and Leaseback Transaction, the Company agreed to sell its manufacturing facility and the surrounding property in Madill, Oklahoma (the “Real Property”). The Sale and Leaseback Transaction was consummated on June 4, 2021 for a total purchase price of $7.5 million. The consummation of the Sale and Leaseback Transaction provided the Company with net proceeds (after transaction related costs) of approximately $7.3 million. The net proceeds were used for general corporate purposes and to retire the following debt facilities (as defined in Note 8 to Stryve’s unaudited financial statements included herein): the Mortgage, the Lender Agreement, and the Lender Agreement 2 for an aggregate amount of $6.5 million.

On May 24, 2021, Stryve entered into a note purchase agreement with an accredited investor whereby Stryve sold an unsecured promissory note in the principal amount of $2.3 million having a 15% original issue discount to the purchase price, resulting in net proceeds of $2.0 million. The promissory note accrues interest at a rate of 18% per annum starting on the 45th day following the issuance of the note and all principal and accrued interest is due at maturity. The promissory note matures on the 45th day following the issuance of the note, subject to extension upon prior written notice by Stryve to the noteholder at the earlier of (i) the Closing of the transactions contemplated by the Business Combination Agreement and (ii) the 90th day following the issuance of the note. This note was paid off in connection with the consummation of the Business Combination.

On June 30, 2021, the Company entered into a note payable agreement (“ICBT Agreement”) with ICBT Holdings, Ltd. for the principal amount of up to $1.7 million at a 10% discount, bearing interest at 10% per annum, with all principal and accrued interest thereon due and payable at maturity of June 30, 2024. Of the $1.7 limit, $0.8 million of principal had been drawn from the lender as of June 30, 2021. This note was paid off in connection with the consummation of the Business Combination.

On June 30, 2021, the Company entered into a note payable agreement (“MCA #4 Agreement”) with Montgomery Capital Partners IV, LP. for the principal amount of up to $2.9 million, bearing interest at 16% per annum, with all principal and accrued interest thereon due and payable at maturity of June 30, 2022. This note was paid off in connection with the consummation of the Business Combination.

48

In connection with the consummation of the Business Combination, on July 20, 2021, the Company raised proceeds of $37.9 million (net of Andina’s transaction costs and expenses). Following the Closing, Stryve retired the following debt facilities (as defined in Note 8 to Stryve’s unaudited financial statements included herein): the Promissory Note, the VM Agreement 2, the CVI Agreement, the ICBT Agreement, and the MCA #4 Agreement for an aggregate amount of approximately $11.1 million including principal and interest. The Company believes the cash proceeds from the Business Combination net of the $11.1 million of debt reduction will be sufficient to fund the Company’s cash requirements for at least the next twelve months.

	Principal	Accrued Interest	Total payoff

VM Agreement 2	$4,610,000	$158,343	$4,768,343
MCA #4 Agreement	2,900,000	25,531	2,925,531
CVI Agreement	2,300,000	13,800	2,313,800
Promissory Note	237,500	31,699	269,199
ICBT Agreement	833,333	—	833,333

Total	$10,880,833	$229,373	$11,110,206

Cash Flows. The following tables show summary cash flows information for the nine months ended September 30, 2021 and 2020 and the years ended December 31, 2020 and 2019.

	Nine Month Period Ended	Nine Month Period Ended	Year Ended	Year Ended
	September 30, 2021	September 30, 2020	December 31, 2020	December 31, 2019
	(unaudited)	(unaudited)	(audited)	(audited)
(In thousands)
Net cash provided by (used in) operating activities	$(27,645)	$(11,296)	$(15,786)	$(20,568)
Net cash provided by (used in) investing activities	(811)	(890)	(2,502)	(1,325)
Net cash provided by (used in) financing activities	41,254	12,129	18,823	21,538
Net increase (decrease) in cash and cash equivalents	$12,798	$(57)	$535	$(355)

Net Cash provided by (used in) Operating Activities. Net cash used in operating activities increased $16.4 million from $(11.3) million through the first nine months of 2020 compared to $(27.7) million through the first nine months of 2021. This increase is primarily attributable to the increase in net loss in the first nine months of 2021 as compared to the first nine months of 2020 as well as a $29.9 million increase in net working capital. Net cash used in operating activities improved $4.8 million from $(20.6) million in 2019 to $(15.8) million in 2020. This improvement is primarily attributable to the $5.0 million decrease in net loss in 2020 as compared to 2019.

Net Cash provided by (used in) Investing Activities. Net cash used in investing activities decreased from $(0.9) million in the first nine months of 2020 to $(0.8) million in the first nine months of 2021, representing a $0.1 million decrease when comparing the same period year over year. Stryve’s management anticipates increased investment in manufacturing and fulfillment assets moving forward in order to stay ahead of demand. Net cash used in investing activities increased to $2.5 million in 2020 from $1.3 million in 2019 representing a $1.2 million increase year over year. Notwithstanding ordinary course capital expenditures in support of the Company’s manufacturing facility, the increase is primarily attributable to the acquisition of the Kalahari assets which was completed in December of 2020.

49

Net Cash provided by (used in) Financing Activities. Net cash provided by financing activities generated $29.2 million more cash for the Company in the first nine months of 2021 compared to the first nine months of 2020. In the first nine months of 2020, the Company generated cash from financing activities of $12.1 million from a combination the issuance of convertible notes, short-term borrowings, and repayment of debt. In the first nine months of 2021, the Company generated cash from financing activities of $41.3 million from a combination of the issuance of the Bridge Notes, additional short-term borrowings, repayment of debt, and the consummation of the transactions in connection with the Business Combination. Net cash provided by operating activities generated $2.7 million less cash for the Company in 2020 relative to 2019. In 2019 the Company generated cash from financing activities of $21.5 million from a combination of a Series 2 Preferred equity raise, the issuance of convertible notes, short-term borrowings, and repayment of debt. In 2020, the Company generated cash from financing activities of $18.0 million from a combination of a Series 3 Preferred equity raise, the issuance of additional convertible notes, additional short-term borrowings, and repayment of debt.

Debt and credit facilities. The information below represents an overview of the Company’s debt and credit facilities. The Company’s outstanding indebtedness as of September 30, 2021 and December 31, 2020 is as follows:

	As of September 30,	As of December 31,
	2021	2020
Long term debt	$295	$5,678
Short term debt	3,305	7,746
Related party notes payable	—	3,001
Convertible notes, net of subscriptions to members (Note 8)	—	8,254
Payroll protection loan	—	1,670
Other notes payable	—	212
Line of credit (Note 7)	3,500	3,500
Total notes payable	7,100	30,061
Less: current portion	(3,446)	(22,650)
Less: line of credit	(3,500)	(3,500)
Notes payable, net of current portion	154	3,911
Deferred financing fees	—	(37)
Total notes payable, net	$154	$3,874

Future minimum principal payments on the notes payable as of September 30, 2021, are as follows for the years ending December 31:

2021 (for the remainder of)	$5,769,293
2022	602,806
2023	574,788
2024	145,146
2025	7,796

$7,099,829

50

The Company is in active discussions to refinance its existing line of credit (the “Line of Credit”) and outstanding notes with Origin Bank, which maturity date has been extended to January 31, 2022, with other lenders. The Company may seek to refinance the Line of Credit and the outstanding notes or utilize liquidity to pay them down.

Certain Factors Affecting Our Performance

Stryve’s management believes that the Company’s future performance will depend on many factors, including the following:

Ability to Expand Distribution in both Online and Traditional Retail Channels. Stryve is currently growing its consumer base through both paid and organic means both online as well as by expanding its presence in a variety of physical retail distribution channels. Online consumer acquisitions typically occur through the Company’s portfolio of DTC e-commerce websites and Amazon.com. The Company’s online consumer acquisition program includes paid and unpaid social media, search, and display media. Stryve’s products are also sold through a growing number of traditional retail channels where the Company has an opportunity to acquire new consumers. Traditional retail channels include grocery chains, natural food outlets, club stores, convenience stores, and drug stores, all either direct or through distribution partners.

Ability to Acquire and Retain Consumers at a Reasonable Cost. Stryve’s management believes an ability to consistently acquire and retain consumers at a reasonable cost relative to projected life-time value will be a key factor affecting future performance. To accomplish this goal, Stryve intends to strategically allocate advertising spend between online and offline channels favoring digital media, as well as emphasizing more targeted and measurable “direct response” digital marketing spend with advertising focused on increasing consumer awareness and driving trial.

Ability to Drive Repeat Usage of Our Products. Stryve accrues substantial economic value from repeat consumers who consistently purchase its products either online or in traditional retail. The pace of Stryve’s growth rate will be affected by the repeat usage dynamics of existing and newly acquired customers. The Company utilizes a number of methods to drive repeat behavior including intelligent e-mail and text campaigns, targeted digital media, and subscribe and save incentives.

Ability to Expand Gross Margins. Stryve’s overall profitability will be impacted by its ability to expand gross margins through effective sourcing of raw materials, managing production yields, controlling labor and shipping costs, as well as spreading other production-related costs over greater manufacturing volumes.

Ability to Expand Operating Margins. The Company’s ability to expand operating margins will be impacted by its ability to effectively manage its fixed and variable operating expenses as net sales increase.

Ability to Manage Supply Chain and Expand Production In-line with Demand. Stryve’s ability to grow and meet future demand will be affected by its ability to effectively plan for and source inventory from a variety of suppliers located inside and outside the United States. Additionally, efficiently scaling production capacity ahead of growth in net sales will be critical to the Company’s meet future demand without disruption.

Ability to Optimize Key Components of Working Capital. Stryve’s ability to reduce cash burn in the near-term and eventually generate positive cash flow will be partially impacted by the Company’s ability to effectively manage the key components of working capital which have a direct impact on the cash conversion cycle.

Seasonality. Because Stryve is so early in its lifecycle of growth, it is difficult to discern the exact magnitude of seasonality affecting its business. Any evidence of seasonality is not clearly discernable from the Company’s historical growth. However, understanding potential trends in seasonality will be key in Stryve’s management of its expenses, liquidity, and working capital.

51

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of September 30, 2021. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

In connection with the consummation of the Sale and Leaseback Transaction, Stryve entered into a lease agreement (the “Lease Agreement”) with Buyer pursuant to which Stryve leased back the Real Property from Buyer for an initial term of twelve (12) years unless earlier terminated or extended in accordance with the terms of the Lease Agreement. Under the Lease Agreement, Stryve’s financial obligations include base rent of approximately $60,000 per month, which rent will increase on an annual basis at two percent (2%) over the initial term. Stryve is also responsible for all monthly expenses related to the leased facility, including insurance premiums, taxes and other expenses, such as utilities.

Quantitative and Qualitative Disclosures of Market Risks

Stryve’s future income, cash flows and fair values relevant to financial instruments are dependent upon prevalent market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates.

Concentration of credit risk. The balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash, accounts receivable, and accounts payable. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company maintains cash balances in bank accounts that may, at times, exceed Federal Deposit Insurance Corporation (“FDIC”) limits of $250,000 per institution. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal.

As of and for the nine months ended September 30, 2021, customer and vendor concentrations in excess of 10% consolidated sales, purchases accounts receivable, and accounts payable are as follows:

	Sales	Purchases	Accounts Receivable	Accounts Payable
Customer A	12%	—	15%	—
Customer B	10%	—	13%	—
Customer C	—	—	11%	—
Customer D	—	—	11%
Vendor A	—	—	—	15%

Interest rate risk. Stryve is subject to interest rate risk in connection with borrowing based on a variable interest rate. Derivative financial instruments, such as interest rate swap agreements and interest rate cap agreements, are not currently but may be used for the purpose of managing fluctuating interest rate exposures that exist from Stryve’s variable rate debt obligations that are expected to remain outstanding. Interest rate changes do not affect the market value of such debt, but could impact the amount of Stryve’s interest payments, and accordingly, Stryve’s future earnings and cash flows, assuming other factors are held constant. Additionally, changes in prevailing market interest rates may affect Stryve’s ability to refinance existing debt or secure new debt financing.

Foreign currency risk. Stryve is exposed to changes in currency rates as a result of its revenue generated in currencies other than U.S. dollars. Revenue and profit generated by international operations will increase or decrease compared to prior periods as a result of changes in foreign currency exchange rates. However, the operations that are impacted by foreign currency risk are less than 5% of Stryve’s net income (loss) for the nine months ended September 30, 2021 and the 52-week period ended December 31, 2020 and therefore, the risk of this is insignificant.

52

Raw material risk. Stryve’s profitability depends, among other things, on its ability to anticipate and react to raw material costs, primarily beef. The price of beef and other raw materials are subject to many factors beyond Stryve’s control, including general economic conditions, inflation, cost of feed, demand, natural disasters, weather and other factors. Changes in the prices of beef and other raw materials could have a material impact on Stryve’s business, financial condition and results of operations.

Inflation risk. Inflation may impact Stryve’s revenue and cost of services and products, Stryve believes the effects of inflation, if any, on its business, financial condition and results of operations have been modest to date given management’s mitigation strategies. However, there can be no assurance that its business, financial condition and results of operations will not be materially impacted by inflation in the future.

Critical Accounting Estimates

Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements which have been prepared in accordance with GAAP. In preparing our financial statements, we make estimates, assumptions, and judgments that can have a significant impact on our reported revenue, results of operations, and comprehensive net income or loss, as well as on the value of certain assets and liabilities on our balance sheet during, and as of, the reporting periods. These estimates, assumptions, and judgments are necessary and are made based on our historical experience, market trends and on other assumptions and factors that we believe to be reasonable under the circumstances because future events and their effects on our results of operations and value of our assets cannot be determined with certainty. These estimates may change as new events occur or additional information is obtained. We may periodically be faced with uncertainties, the outcomes of which are not within our control and may not be known for a prolonged period of time. Because the use of estimates is inherent in the financial reporting process, actual results could differ from those estimates or assumptions.

The critical accounting estimates, assumptions, and judgments that we believe have the most significant impact on our consolidated financial statements are described below.

Accounts Receivable and Allowance for Doubtful Accounts, Returns, and Deductions. Accounts receivable are customer obligations due under normal trade terms. The Company records accounts receivable at their net realizable value, which requires management to estimate the collectability of the Company’s receivables. Judgment is required in assessing the realization of these receivables, including the credit worthiness of each counterparty and the related aging of past due balances. Management provides for an allowance for doubtful accounts equal to the estimated uncollectable amounts, in addition to a general provision based on historical experience. Management provides for the customer accommodations based upon a general provision of a percentage of sales in addition to known deductions. The percentage provided for was increased from 8% to 11% during the current quarter based upon the level of deductions year to date. As of September 30, 2021 and December 31, 2020, the allowance for doubtful accounts and returns and deductions totaled $976,073 and $1,603,069, respectively. Total bad debt expense for the nine months ended September 30, 2021 was $513,661. Total bad debt expense for the nine months ended September 30, 2020 was $521,964.

	As of September 30,		As of December 31,
(In thousands)	2021	2020	2020	2019
Beginning balance	$1,603	$688	$688	$50
Provisions	391	686	915	652
Write-offs/ reversals	(1,018)	(50)	—	(14)
Ending balance	$976	$1,324	$1,603	$688

53

Revenue Recognition. The Company manufactures and markets a broad range of protein snack products through multiple distribution channels. The products are offered through branded and private label items. The Company accounts for revenue from contracts with customers, which comprises substantially all of its revenue, through the following steps:

1) Identification of the contract with a customer;

2) Identification of the performance obligations in the contract;

3) Determination of the transaction price;

4) Allocation of the transaction price to the performance obligations in the contract; and

5) Recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company’s revenue derived from the sale of branded and private label products is considered variable consideration that is based on a fixed per item charge applied to a variable quantity of product. Generally, this variable consideration is recognized at the point in time when the customer obtains control of the product, which may occur upon either shipment or delivery of the product. The Company also maintains consignment arrangements whereby revenue is recognized upon sale of the product to the end customer. The payment terms of the Company’s contracts are generally net thirty to thirty-five days, although early pay discounts are offered to customers.

The Company regularly experiences customer deductions from amounts invoiced due to product returns, product shortages and delivery nonperformance penalty fees. This variable consideration is estimated using the expected value approach based on the Company’s historical experience, and it is recognized as a reduction to the transaction price in the same period that the related product sale is recognized. In years prior to 2020, customer deduction amounts were insignificant and recognized when incurred.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products to customers. Revenue is recognized when the Company satisfies its performance obligations under the contract by transferring the promised product to its customer.

The Company’s contracts generally do not include any material significant financing components.

The Company has elected the following practical expedients provided for in Topic 606, Revenue from Contracts with Customers.

1) The Company is excluding from its transaction price all sales and similar taxes collected from its customers.

2) The Company has elected to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

3) The Company has elected to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities instead of assessing such activities as performance obligations.

4) The portfolio approach has been elected by the Company as it expects any effects would not be materially different in application at the portfolio level compared with the application at an individual contract level.

5) The Company has elected not to disclose information about its remaining performance obligations for any contract that has an original expected duration of one year or less.

Neither the type of good sold nor the location of sale significantly impacts the nature, amount, timing, or uncertainty of revenue and cash flows.

54

Inventory. Inventories consist of raw materials, work in process, and finished goods, and stated at lower of cost or net realizable value determined using the standard cost method, adjusted at each reporting date for price and efficiency variances. The Company reviews the value of items in inventory and provides write-downs and write-offs of inventory based on items no longer being utilized in operations, damaged, short-dated, or expired. Write-downs and write-offs are included in cost of goods sold. Infrequent and significant write offs are included separately from cost of goods sold in loss on damaged inventory.

Goodwill. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in the acquisition of Biltong USA Inc., and Braaitime LLC in 2018. Goodwill is accounted for in accordance with ASC 350, “Intangibles – Goodwill and Other”. Goodwill is reviewed and tested for impairment on a reporting unit level annually.

In January 2017, the FASB issued ASU 2017-03, “Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”, effective for periods beginning after December 15, 2019, with an election to adopt early. The ASU requires only a one-step qualitative impairment test, whereby a goodwill impairment loss will be measured as the excess of a reporting unit’s carrying amount over its fair value. It eliminates Step 2 of the current two-step goodwill impairment test, under which a goodwill impairment loss is measured by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. A significant amount of judgment is required in estimating fair value and performing goodwill impairment tests. For the years ended December 31, 2020 and 2019, there was no impairment of goodwill.

Reporting Unit Analysis

The Company presents a single segment for purposes of financial reporting and prepared its consolidated financial statements upon that basis. The Company considered ASC 350-20-35-35 related to reporting unit determination and the aggregation of components into one reporting unit.

The economic characteristics considered were whether:

1) The nature of the products and services are similar

2) The type of class of customer for products and services are similar

3) The methods used to distribute the products or provide the services are similar

4) The manner in which an entity operates and the nature of those operations is similar

Currently, the Company has one reporting unit due to the similarity of its components when evaluated against the aforementioned economic characteristics.

Fair Value Analysis

The following table provides a summary of certain assumptions that drive the fair value of the Company (reporting unit):

Entity’s (Reporting unit’s) current carrying value Calculated as total assets less total liabilities plus total debt all as of 12/31/2020	$20,687,363
Date of most recent quantitative valuation	12/31/20
Entity’s (Reporting unit’s) fair value per most recent valuation Calculated as Enterprise Value of Stryve utilized in the Business Combination Agreement less total debt as of 12/31/2020	$99,975,770
Significant assumptions from most recent valuation:
● Revenue growth	57.9%
● Gross margins	34.7%

55

Since inception, the Company has increased revenues, improved gross profit and reduced net losses each year. In addition to reviewing the financial performance of the Company, Stryve management also reviewed various events or circumstances that may affect fair value in the following categories: macroeconomic conditions, industry and market conditions, cost factors, and other relevant entity-specific events. In doing so, Stryve management determined if each event or circumstance would have an adverse, neutral, or positive impact on the business and assessed the relative impact of each.

Based on this analysis, Stryve management has determined that it is more than likely that the fair value of the reporting unit exceeds the carrying amount as of December 31, 2020. As a result, no impairments were made to Goodwill.

Intangible Assets. On December 11, 2020, the Company’s wholly owned subsidiary, Kalahari Snacks, LLC, entered into an asset purchase agreement with Kalahari Brands, Inc. consisting principally of its brands and marks, to acquire certain assets and liabilities of Kalahari Brands for a purchase price of $5,867,344.

The brand name is accounted for in accordance with ASC 350, “Intangibles – Goodwill and Other”, and amortized on a straight-line basis over 20 years and reviewed annually for impairment. As of December 31, 2020, there was no impairment of the intangible asset.

Income Taxes. Through the date of the Closing the Company was a Texas limited liability company and had elected to be taxed as a pass-through partnership and accordingly was not a taxpaying entity for federal income tax purposes. The Company’s annual income or loss was allocated to individual members for reporting on their own individual federal tax returns. The Company was subject to certain state and local taxes, such amount was not material for periods prior to the Closing.

After the date of Closing, the Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of September 30, 2021 and December 31, 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position over the next twelve months.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter.

56

Accordingly, the Company classifies private warrants issued to Andina’s original stockholders (the “Private Warrants”) as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations.

Recent Accounting Standards

ASU 2016-02, Leases. In 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance related to accounting for leases. The new guidance requires the recognition of right of use (“ROU”) assets and lease liabilities for those leases classified as operating leases under previous guidance. In 2018, the FASB also approved an amendment that would permit the option to adopt the new standard prospectively as of the effective date, without adjusting comparative periods presented. In November of 2020, the FASB proposed a delay and the effective date was deferred until fiscal years beginning after December 15, 2022. The Company is evaluating the effect of adopting ASU 2016-02.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The standard includes multiple key provisions, including removal of certain exceptions to ASC 740, Income Taxes, and simplification in several other areas such as accounting for a franchise tax that is partially based on income. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Adoption of this new standard did not have an impact to our disclosures.

In October 2020, the FASB issued ASU No. 2020-10 “Codification Improvements.” The new accounting rules improve the consistency of the Codification by including all disclosure guidance in the appropriate Disclosure Section (Section 50) that had only been included in the Other Presentation Matters Section (Section 45) of the Codification. Additionally, the new rules also clarify guidance across various topics including defined benefit plans, foreign currency transactions, and interest expense. The standard was effective for the Company in the first quarter of 2021. Adoption of this new standard did not have an impact to our disclosures.

MANAGEMENT

Executive Officers and Directors of the Company

Set forth below are the names, ages and positions of each of the individuals who serve as our directors and executive officers as of December 1, 2021:

Name	Age	Position
Executive Officers
Joe Oblas	49	Chief Executive Officer and Director
R. Alex Hawkins	35	Chief Operating and Financial Officer
Non-Employee Directors
Ted Casey	52	Chairman of the Board
Kevin Vivian	63	Director
B. Luke Weil	42	Director
Mauricio Orellana	56	Director
Robert “Bo” D. Ramsey III	41	Director
Gregory S. Christenson	54	Director
Charles D. Vogt	58	Director

Executive Officers

Joe Oblas. Since the consummation of the Business Combination Joe Oblas has served as a Chief Executive Officer (becoming sole CEO in November 2021) and a Director of the Company. Mr. Oblas is Stryve’s co-founder and had served as its co-Chief Executive Officer (becoming sole CEO in November 2021) and Director since November 2017. Prior to founding Stryve, Mr. Oblas was the co-founder, Chief Operating Officer and Director of ProSupps USA, a successful sports nutrition brand, from November 2007 until December 2016. Prior to that time, he also co-founded Juice Stop, a smoothie company. We believe he is qualified to serve on the Company’s Board because he co-founded Stryve as well as due to his expertise and years of success developing successful nutritional brands.

57

R. Alex Hawkins. Since the consummation of the Business Combination Alex Hawkins has served as Chief Operating and Financial Officer of the Company. Before the Business Combination, Mr. Hawkins had served as Stryve’s Chief Operating Officer since October 2019 and its Interim Chief Financial Officer from October 2020 until February 2021. Prior to such time, Mr. Hawkins served as a Principal at Rosewood Private Investments, the private equity division of Rosewood Corporation, from 2012 through 2019. Mr. Hawkins worked in J.P. Morgan’s Private Bank from 2010 through 2012 and before then worked for APQC from 2008 to 2010. Mr. Hawkins holds a BBA in Finance with a minor in Economics and specialization in International Business from Texas A&M University and is a CFA Charterholder.

Non-Employee Directors

Ted Casey. Since the consummation of the Business Combination Ted Casey has served as the Chairman of the Company’s Board. Mr. Casey was a co-founder of Stryve and has served as its Chairman of its Board since its inception. Mr. Casey founded and served as the CEO of Dymatize from 1993 to 2014 until its sale to Post Holdings in 2014. Mr. Casey has served as the CEO and Founder of DryBev Inc., a manufacturer of branded and private label nutritional supplements, since July 2011. He also serves as a member of the Board of Directors of Emerge Clinical Solutions LLC, a cloud based SaaS software for medical provider networks since May 2017, and Dynamic Pharmaceuticals Inc., a private label pharmaceutical manufacturing company since October 2005. Mr. Casey holds a BA from Tulane University. We believe Mr. Casey is qualified to serve on the Company’s Board due to in-depth experience as a founder of Stryve and his prior experience founding and working with other vertically-integrated nutrition companies.

Kevin Vivian. Since the consummation of the Business Combination Kevin Vivian has served as a member of the Company’s Board. Mr. Vivian has served as a director of Stryve since April 2018. Prior to such time, Mr. Vivian worked for 32 years for Pepsi Co., retiring in May 2018 after serving as its Senior Vice President of National Sales since January 2012 and the Division Vice President for Frito Lay from January 2002 through January 2012. Mr. Vivian has a BBA from Western Michigan. We believe Mr. Vivian is qualified to serve on the Company’s Board due to his years of experience as an executive in the consumer snacking industry.

Robert “Bo” D. Ramsey III. Since the consummation of the Business Combination Mr. Ramsey has served as a member of the Company’s Board. Mr. Ramsey has served as a director of Stryve since April 2019. Mr. Ramsey has served as the Chief Investment Officer for Oxford Financial Group, Ltd. since February 2021. Prior to joining Oxford, he served as Co-Chief Investment Officer at Pendyne Capital, LLC from February 2020 through February 2021, where he managed alternative investment portfolios, after having worked there since October 2017. Prior to his time at Pendyne Capital, Bo was Deputy Chief Investment Officer at Indiana Public Retirement System from July 2016 through October 2017 after having worked there since April 2012. Mr. Ramsey received his Bachelor of Science and his MBA from Indiana University Kelley School of Business. He received his J.D. from Indiana University McKinney School of Law, where he graduated cum laude. He is a Chartered Financial Analyst and a Chartered Alternative Investment Analyst. Mr. Ramsey is a Board Member and Investment Committee Member of the Indianapolis Symphony Orchestra Foundation, an Advisory Board Member of Pacenote Capital, LLC and a Board Member of Top Echelon Software. We believe Mr. Ramsey is qualified to serve on the Company’s Board due to his extensive experience as an investment manager.

Mauricio Orellana has served as a member of the Board since November 2018 and previously served as Andina’s Chief Operating Officer from September 2016 until the consummation of the Business Combination. Since 2013, Mr. Orellana has served as a financial consultant to companies in Latin America in the media, infrastructure and services sectors. From August 2015 to March 2018, Mr. Orellana served as Chief Financial Officer and a member of the board of directors of Andina II. From 2005 to 2013, Mr. Orellana was a Managing Director at Stephens Inc., a private investment banking firm. From 2000 to 2005, Mr. Orellana was a Vice President and Managing Director at Cori Capital Partners, L.P., a financial services firm. Prior to this, he served as Investment Officer for Emerging Markets Partnership and Inter-American Investment Corporation, each private investment firms. Mr. Orellana received a degree in electrical engineering from the Universidad Central de Venezuela and an M.B.A. from the Instituto de Education Superior de Administracion. We believe that Mr. Orellana is well-qualified to serve as a member of the Board due to his contacts and prior experience with Andina II.

58

B. Luke Weil has served as Andina’s Executive Chairman from July 2020 until the consummation of the Business Combination. In October 2014, he founded the Long Island Marine Purification Initiative, a non-profit foundation established to improve the water quality on Long Island, New York, and has served as its Chairman since such time. In November 2012, he also co-founded Rios Nete, a medical clinic in the upper Amazon region of Peru. Mr. Weil served as Chief Executive Officer of Andina II from its inception in July 2015 until August 2015, served as a member of its Board of Directors from its inception until its business combination with Lazy Days’ R.V. Center, Inc. (including as Non-Executive Chairman of the Board from February 2016 until the business combination) and has served as a director of the newly formed public company, Lazydays Holdings, Inc., since the business combination. From 2008 to 2013, Mr. Weil was Vice President, International Business Development — Latin America for Scientific Games Corporation, a supplier of technology-based products, systems and services to gaming markets worldwide. From January 2013 until its merger in December 2013, Mr. Weil served as Chief Executive Officer of Andina 1 and previously served as a member of its board from September 2011 until March 2012. From January 2004 to January 2006, Mr. Weil served as an associate of Business Strategies & Insight, a public affairs and business consulting firm. From June 2002 to December 2004, Mr. Weil served as an analyst at Bear Stearns. Mr. Weil received a B.A. from Brown University and an M.B.A. from Columbia Business School. We believe that Mr. Weil is well-qualified to serve as a member of the Board due to his contacts and prior experience with Andina I and Andina II.

Gregory S. Christenson has served as a member of the Board since November 2021. Mr. Christenson is the Chief Financial Officer of Champion Petfoods and has served there since July 2019, where he leads finance, accounting, tax, legal, treasury, and strategy as well as corporate development. He joined Champion Petfoods from Amplify Snack Brands, Inc. (which was purchased by Hershey in 2018). At Amplify, Mr. Christenson served as the Chief Financial Officer and Executive Vice President, with responsibility for all public company financial and accounting aspects. Prior to his time at Amplify, he served as Chief Financial Officer of The WhiteWave Foods Company (which was purchased by Danone in 2017), as well as the Chief Financial Officer, America Foods and Beverages and Senior Vice President of WhiteWave. While at WhiteWave, he was integral in driving sustained growth in the business, including the acquisition and integration of six companies, selling the company to Danone, generating continued profit improvements, and leading the development and strengthening of its finance, accounting and IT functions. Prior to joining WhiteWave, Mr. Christenson was Chief Financial Officer and Vice President of Oberto Brands from 2011 to June 2013 and was responsible for the finance, accounting, IT, procurement and risk management functions. Before that he spent 14 years at Kraft Foods, Inc. in several financial leadership roles of expanding responsibility across several business units and functions, as well as a number of corporate roles. He spent the first seven years of his career in public accounting, mostly at KPMG. Mr. Christenson holds a Master of Business Administration in Finance from Northeastern University and Bachelor of Science in Accounting from Providence College. We believe Mr. Christenson is qualified to serve on the Company’s Board due to his years of experience as a CFO.

Charles D. Vogt has served as a member of the Board since November 2021. Mr. Vogt is the President, Chief Executive Officer and a director of DZS INC. and has served there since August 2020. Prior to joining DZS INC., Mr. Vogt was the President, Chief Executive Officer and a Director of ATX Networks, a leader in broadband access and media distribution, where he led the company through extensive transformation and growth since February 2018 and remains a member of the board. From July 2013 to January 2018, Mr. Vogt served as President, Chief Executive Officer and a Director of Imagine Communications, where he directed the company through revolutionary change as it evolved its core technology, including large-scale restructuring and rebranding and multiple technology acquisitions as he implemented a disruptive vision and growth strategy. Before joining Imagine Communications, Mr. Vogt was President, Chief Executive Officer and a Director of GENBAND (today known as Ribbon Communications), where he transformed the company from a startup to the industry’s global leader in voice over IP and real-time IP communications solutions. His professional career has also included leadership roles at Taqua (Tekelec), Lucent Technology (Nokia), Ascend Communications (Lucent), ADTRAN, Motorola and IBM. Mr. Vogt received his B.S. in Economics and Computer Science from Saint Louis University. We believe Mr. Vogt is qualified to serve on the Company’s Board due to his years of public company experience as an executive.

59

Composition of the Board of Directors

The Company’s business affairs is managed under the direction of the Board. Subject to the terms of the Charter and Bylaws, the number of directors will be fixed by the Company’s Board. The Company’s Board currently consists of eight members, divided into three classes of staggered three-year terms. At each annual meeting of its stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

●	the Class I directors, whose terms will expire in 2022, are Kevin Vivian, Robert Ramsey and Charles Vogt;

●	the Class II directors, whose terms will expire in 2023, are B. Luke Weil, Mauricio Orellana and Gregory S. Christenson; and

●	the Class III directors, whose terms will expire in 2024, are Joe Oblas and Ted Casey.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Company’s Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Company’s Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Director Independence

The Board currently consists of eight members, six of whom qualify as independent within the meaning of the independent director guidelines of Nasdaq. Joe Oblas and Ted Casey are not considered independent.

The Company’s Class A Common Stock is listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 of the Exchange Act and the rules of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board has undertaken a review of the independence of each director and considered whether each director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, Kevin Vivian, Robert Ramsey, Charles Vogt, Gregory S. Christenson, B. Luke Weil and Mauricio Orellana are considered “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act.

60

Committees of the Company Board

The Company Board has an audit committee, compensation committee and nominating and corporate governance committee. All of the committees comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations as further described below. The responsibilities of each of the committees of the Company’s Board is described below. Members serve on these committees until their resignation or until as otherwise determined by the Board.

Audit Committee

The Company’s audit committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;

●	discussing with the Company’s independent registered public accounting firm their independence from management;

●	reviewing, with the Company’s independent registered public accounting firm, the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the quarterly and annual financial statements that Andina file with the SEC;

●	overseeing the Company’s financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing the Company’s policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The Company’s audit committee consists of Mauricio Orellana, Gregory S. Christenson, Robert Ramsey and Kevin Vivian, with Mauricio Orellana serving as chair. The parties have affirmatively determined that each member of the audit committee qualifies as independent under Nasdaq rules applicable to board members generally and under Nasdaq rules and Exchange Act Rule 10A-3 specific to audit committee members. All members of the Company’s audit committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, the parties also believe that Mr. Ramsey qualifies as the “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K. The Board has adopted a written charter for the audit committee, which is available on the Company’s corporate website at www.stryve.com. The information on any of the Company’s websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee

The Company’s compensation committee is responsible for, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving the compensation of the Company’s Chief Executive Officer, and the Chief Executive Officer may not be present during voting or deliberations on his or her compensation;

61

●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to the Board regarding the compensation of the Company’s other executive officers;

●	reviewing and approving or making recommendations to the Board regarding the Company’s incentive compensation and equity-based plans, policies and programs;

●	reviewing and approving all employment agreement and severance arrangements for the Company’s executive officers;

●	making recommendations to the Board regarding the compensation of the Company’s directors; and

●	retaining and overseeing any compensation consultants.

The Company’s compensation committee consists of Robert Ramsey, Gregory S. Christenson, Charles Vogt, Kevin Vivian and Luke Weil, with Kevin Vivian serving as chair. The parties have affirmatively determined that each member qualifies as independent under Nasdaq rules and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. The Board has adopted a written charter for the compensation committee, which is available on the Company’s corporate website at www.stryve.com. The information on any of the Company’s websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Nominating and Corporate Governance Committee

The Company’s nominating and corporate governance committee is responsible for, among other things:

●	identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

●	overseeing succession planning for the Company’s Chief Executive Officer and other executive officers;

●	periodically reviewing the Company Board’s leadership structure and recommending any proposed changes to the Board;

●	overseeing an annual evaluation of the effectiveness of the Board and its committees; and

●	developing and recommending to the Board a set of corporate governance guidelines.

The Company’s nominating and corporate governance committee consists of Charles Vogt, Robert Ramsey and Luke Weil, with Robert Ramsey serving as chair. The parties have affirmatively determined that each member qualifies as independent under Nasdaq rules. The Board has adopted a written charter for the nominating and corporate governance committee, which is available on the Company’s corporate website at www.stryve.com upon. The information on any of the Company’s websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Code of Ethics

The Company has a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on the Company’s corporate website at www.stryve.com. The Company intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 8-K. The information on any of the Company’s websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

62

Board Leadership Structure and Role in Risk Oversight

The Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. The Company’s audit committee is also responsible for discussing the Company’s policies with respect to risk assessment and risk management. The Board believes its administration of its risk oversight function has not negatively affected the Company Board’s leadership structure.

Because we have a Chairman of the Board that is not independent, our independent directors have designated Robert Ramsey to serve as the Lead Independent Director to further strengthen our governance structure. The Lead Independent Director is responsible for coordinating the activities of the independent directors, calling for meetings or sessions of the independent directors, presiding at executive sessions and coordinating the agenda for such sessions with at least two such meetings being held annually, facilitating communications and functioning as principal liaison on Board-wide issues between independent directors and the Chairman of the Board, and when necessary, recommending the retention of outside advisors and consultants who report directly to Board.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or compensation committee.

Non-Employee Director Compensation Policy

The Compensation Committee of the Board of Directors approved the 2021 compensation program for its non-employee directors, consisting of an annual cash retainer of $15,000 payable quarterly and 4,000 restricted shares of Class A Common Stock, subject to vesting requirements. In addition, members of a committee of the Board receive an additional cash retainer of $15,000 payable quarterly and 1,500 restricted shares of Class A common, subject to vesting requirements. The Chairman of the Board receive an additional cash retainer of $15,000 and 12,500 restricted shares of Class A Common Stock, subject to vesting requirements. All amounts payable will be pro-rated for partial periods served.

63

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for Stryve’s executive officers who are named in the “Summary Compensation Table” below. In fiscal year 2021, Stryve’s “named executive officers” and their positions were as follows:

●	Joe Oblas, Chief Executive Officer;
●	Jaxie Alt, Former Co-Chief Executive Officer and Chief Marketing Officer; and
●	Alex Hawkins, Chief Financial and Operating Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Joe Oblas	2021	195,228	-	1,146,000	21,261	(2)	1,362,489
Chief Executive Officer	2020	145,000	-	-	16,173	(2)	161,173

Jaxie Alt	2021	211,910	-	1,146,000	35		1,357,945
Former Chief Executive Officer and Chief Marketing Officer	2020	225,000	-	-	428		225,428

Alex Hawkins	2021	205,917	152,000	756,000	6,634		1,120,551
Chief Financial and Operating Officer	2020	190,000	95,000	-	5,138		290,138

(1) Amount represents the grant date fair value calculated pursuant to ASC Topic 718.

(2) Amount includes health, dental, vision and life insurance premiums and gym membership reimbursements.

Narrative Disclosure to Summary Compensation Table

Base Salaries

The named executive officers receive their respective base salaries to compensate them for services rendered to Stryve. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

The 2020 base salaries for Joe Oblas and Alex Hawkins were $145,000 and $190,000, respectively. The base salary for Joe Oblas was increased from $120,000 in 2019 to $145,000 in 2020 to better reflect his role and tenure within the organization. The base salary for Alex Hawkins did not change between 2019 and 2020.

Stryve entered into a new employment agreement with each of Mr. Oblas and Mr. Hawkins during March 2021 that became effective immediately following the closing of the Business Combination which sets forth the terms and conditions of their respective service. Under the terms of Mr. Oblas’s new employment agreement, he is entitled to receive an annual base salary of at least $250,000. Under the terms of Mr. Hawkins’s new employment agreement, he is entitled to receive an annual base salary of at least $225,000.

64

Cash Bonus

Under the terms of Mr. Oblas’s new employment agreement, he is entitled to receive an annual base salary of at least $250,000 and an annual cash performance-based bonus with a target of 100% of base salary based on the achievement of certain performance objectives as determined by the Company’s Board. Up to 25% of the bonus actually earned may be paid in restricted shares of the Company’s Class A Common Stock.

Under the terms of Mr. Hawkins’s new employment agreement, he is entitled to receive an annual base salary of at least $225,000 and an annual cash performance-based bonus with a target of 100% of base salary based on the achievement of certain performance objectives as determined by the Company’s Board. Up to 25% of the bonus actually earned may be paid in restricted shares of the Company’s Class A Common Stock.

Equity Compensation

Under the terms of their new employment agreements, Mr. Oblas and Mr. Hawkins were awarded a grant of restricted shares of Class A shares of common stock in the Company from the Incentive Plan (described below) in the amount of 200,000 and 100,000, respectively. In addition, in December 2021, Mr. Hawkins was awarded a grant of 50,000 restricted shares of Class A Common Stock from the Incentive Plan. All such awards are subject to time-based vesting subject to the executive’s continued employment on the applicable vesting date, with the awards vesting quarterly over a four-year period. Each executive is also eligible, subject to approval by the Company Board, to receive annual grants of 25,000 restricted shares of Class A Common Stock, subject to vesting over a three year period.

Notwithstanding any of the foregoing, all the restricted shares shall automatically accelerate upon a change in control of the Company or a sale of all or substantially all of its assets, subject to the executive’s continued employment on the date of the change in control.

65

Other Elements of Compensation

401(k) Plan

Stryve currently maintains a 401(k) retirement savings plan for its employees, including named executive officers, who satisfy certain eligibility requirements. Named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan which has a discretionary match feature (which Stryve has not yet provided). Stryve believes that providing a vehicle for tax-deferred retirement savings through Andina’s 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes Stryve’s employees, including named executive officers, in accordance with its compensation policies.

Employee Benefits and Perquisites

Health/Welfare Plans. All of Stryve’s full-time employees, including named executive officers, are eligible to participate in Stryve’s health and welfare plans, including:

●	medical, dental and vision benefits;

●	medical and dependent care flexible spending accounts;

●	short-term and long-term disability insurance; and

●	life insurance.

Stryve believes the perquisites described above are necessary and appropriate to provide a competitive compensation package to its named executive officers.

No Tax Gross-Ups

Stryve has no obligations to make gross-up payments to cover named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by it.

Stryve provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; critical illness insurance; short-and long-term disability insurance; a health savings account; a wellness incentive; and a tax-qualified Section 401(k) plan with a discretionary match feature (but for which no match has yet been provided). Stryve does not maintain any executive-specific benefit or perquisite programs.

66

Outstanding Equity Awards at 2021 Year End

The following table sets forth information about outstanding equity awards held on December 31, 2021 by Stryve’s named executive officers:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joe Oblas	-	-	-	-	175,000	(2)	$691,250	-	-

Alex Hawkins	-	-	-	-	137,500	(3)	$543,125	-	-

(1)	Based on a $3.95 closing price of the Class A Common Stock on the Nasdaq Capital Market on December 31, 2021.
(2)	Award of 200,00 shares of restricted Class A Common Stock in October 2021 with 12,500 shares vesting immediately for past service and the remainder of the shares vesting in equal increments of 12,500 shares on each December 31, March 31, June 30 and September 30 thereafter over the next four years, subject to continued service.
(3)	Award of (i) 100,000 shares of restricted Class A Common Stock in October 2021 with 6,250 shares vesting immediately for past service and the remainder of the shares vest in equal increments of 6,250 shares on each December 31, March 31, June 30 and September 30 thereafter over the next four years, subject to continued service and (ii) 50,000 shares of restricted Class A Common Stock in December 2021 with the shares vesting in equal increments of 6,250 shares on each December 31, March 31, June 30 and September 30 over the next four years, subject to continued service.

Agreements with Stryve’s Named Executive Officers and Potential Payments Upon Termination or Change of Control

As a part of the Business Combination, Stryve entered into new executive employee agreements that became effective upon the Closing of the Business Combination. The material terms of the employment agreements are as follows:

Mr. Oblas

Stryve entered into a new employment agreement with Mr. Oblas during March 2021 that became effective immediately following the closing of the Business Combination which sets forth the terms and conditions of his service as Chief Executive Officer. The employment agreement has an initial two year term and automatically renews thereafter for successive one year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.

67

Under the terms of Mr. Oblas’s new employment agreement, he is entitled to receive an annual base salary of at least $250,000 and an annual cash performance-based bonus with a target of 100% of base salary based on the achievement of certain performance objectives as determined by the Company Board. Up to 25% of the bonus actually earned may be paid in restricted shares of the Company’s Class A Common Stock. Mr. Oblas is eligible for employee benefits and reimbursement of business expenses.

Under the terms of Mr. Oblas’s new employment agreement, he is subject to certain restrictive covenants, including an indefinite confidentiality covenant, a one-year non-compete covenant, and a one-year non-solicit of customers, supplier, employees, contractors, officers and directors covenant.

Mr. Hawkins

Stryve entered into a new employment agreement with Mr. Hawkins during March 2021 that became effective immediately following the closing of the Business Combination which sets forth the terms and conditions of his service as Chief Operating and Financial Officer. The employment agreement has an initial two year term and automatically renews thereafter for successive one year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.

Under the terms of Mr. Hawkins’s new employment agreement, he is entitled to receive an annual base salary of at least $225,000 and an annual cash performance-based bonus with a target of 100% of base salary based on the achievement of certain performance objectives as determined by the Company Board. Up to 25% of the bonus actually earned may be paid in restricted shares of the Company’s Class A Common Stock. Mr. Hawkins is eligible for employee benefits and reimbursement of business expenses.

Under the terms of Mr. Hawkins’s new employment agreement, he is subject to certain restrictive covenants, including an indefinite confidentiality covenant, a one-year non-compete covenant, and a one-year non-solicit of customers, supplier, employees, contractors, officers and directors covenant.

Severance Compensation

Pursuant to the terms of the new employment agreements for Mr. Oblas and Mr. Hawkins, in the event of a termination of the executive’s employment by the Company without “Cause” (as defined in the agreements), by the executive for “Good Reason,” (as defined in the agreements), by a non-renewal by the Company, or by the executive’s death or disability, the executive is entitled to receive the following payments and benefits (conditioned upon the executive’s execution of a release in favor of the Company), an amount equal to 12 months of the executive’s base salary, paid out over a 12-month period pursuant to the Company’s normal payroll schedule.

In the event of any termination of employment, Mr. Oblas and Mr. Hawkins are entitled to a lump sum equal to any earned but unpaid base salary and vested and accrued employee benefits, if any, to which the executive is entitled under employee benefit plans.

Stryve Foods, Inc. 2021 Omnibus Incentive Plan

The Incentive Plan allows the Company to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by its board of directors and/or compensation committee. The Incentive Plan also allows the Company to use a broad array of equity incentives and performance cash incentives in order to secure and retain the services of its employees, directors and consultants, and to provide long-term incentives that align the interests of its employees, directors and consultants with the interests of its stockholders.

68

Summary of Incentive Plan

The following is a summary of the principal features of the Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the Incentive Plan and it is qualified in its entirety by reference to the full text of the Incentive Plan.

Administration

The Incentive Plan is administered by the Company’s board of directors or its compensation committee, or any other committee or subcommittee or one or more of its officers to whom authority has been delegated (collectively, the “Administrator”). The Administrator has the authority to interpret the Incentive Plan and award agreements entered into with respect to the Incentive Plan; to make, change and rescind rules and regulations relating to the Incentive Plan; to make changes to, or reconcile any inconsistency in, the Incentive Plan or any award agreement covering an award; and to take any other actions needed to administer the Incentive Plan.

Eligibility

The Administrator may designate any of the following as a participant under the Incentive Plan: any officer or employee, or individuals engaged to become an officer or employee, of the Company or its affiliates; and consultants of the Company or its affiliates, and its directors, including its non-employee directors.

Types of Awards

The Incentive Plan permits the Administrator to grant stock options, stock appreciation rights (“SARs”), performance shares, performance units, shares of Class A Common Stock, restricted stock, restricted stock units (“RSUs”), cash incentive awards, dividend equivalent units, or any other type of award permitted under the Incentive Plan. The Administrator may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Awards may be granted alone or in addition to, in tandem with, or (subject to the repricing prohibition described below) in substitution for any other award (or any other award granted under another plan of the Company or any affiliate, including the plan of an acquired entity).

Shares Reserved Under the Incentive Plan

The Company has reserved a total of 2,564,960 shares of Class A Common Stock for issuance pursuant to the Incentive Plan. The number of shares reserved for issuance under the Incentive Plan will be reduced on the date of the grant of any award by the maximum number of shares, if any, with respect to which such award is granted. However, an award that may be settled solely in cash will not deplete the Incentive Plan’s share reserve at the time the award is granted. If (a) an award expires, is canceled, or terminates without issuance of shares or is settled in cash, (b) the Administrator determines that the shares granted under an award will not be issuable because the conditions for issuance will not be satisfied, (c) shares are forfeited under an award, (d) shares are issued under any award and the Company reacquires them pursuant to its reserved rights upon the issuance of the shares, (e) shares are tendered or withheld in payment of the exercise price of an option or as a result of the net settlement of outstanding stock appreciation rights or (f) shares are tendered or withheld to satisfy federal, state or local tax withholding obligations, then those shares are added back to the reserve and may again be used for new awards under the Incentive Plan. However, shares added back to the reserve pursuant to clauses (d), (e) or (f) in the preceding sentence may not be issued pursuant to incentive stock options.

69

Transferability

Awards are not transferable, including to any financial institution, other than by will or the laws of descent and distribution, unless the Administrator allows a participant to (a) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death, (b) transfer an award to a former spouse as required by a domestic relations order incident to a divorce, or (c) transfer an award without receiving any consideration.

Adjustments

If (a) the Company is involved in a Business Combination or other transaction in which shares of Class A Common Stock are changed or exchanged; (b) the Company subdivides or combines shares of Class A Common Stock or declare a dividend payable in shares of Class A Common Stock, other securities, or other property (other than stock purchase rights issued pursuant to a stockholder rights agreement); (c) the Company effects a cash dividend that exceeds 10% of the fair market value of a share of class A common stock or any other dividend or distribution in the form of cash or a repurchase of shares of Class A Common Stock that the Company’s board of directors determines is special or extraordinary, or that is in connection with a recapitalization or reorganization; or (d) any other event occurs that in the Administrator’s judgment requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the Incentive Plan, then the Administrator will, in a manner it deems equitable, adjust any or all of (1) the number and type of shares subject to the Incentive Plan and which may, after the event, be made the subject of awards; (2) the number and type of shares of stock subject to outstanding awards; (3) the grant, purchase, or exercise price with respect to any award; and (4) the performance goals of an award. In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award, subject to the terms of the Incentive Plan.

The Administrator may, in connection with any Business Combination, consolidation, acquisition of property or stock, or reorganization, authorize the issuance or assumption of awards upon terms and conditions deemed appropriate without affecting the number of shares of stock otherwise reserved or available under the Incentive Plan.

Change of Control

Upon a change of control (as defined in the Incentive Plan), the successor or surviving corporation may agree to assume some or all outstanding awards or replace them with the same type of award with similar terms and conditions, without the consent of any participant, subject to the following requirements:

●	Each award that is assumed must be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities that would have been issuable to a participant upon the consummation of such change of control had the award been exercised, vested, or earned immediately prior to such change of control, and other appropriate adjustment to the terms and conditions of the award may be made.
●	If the securities to which the awards relate after the change of control are not listed and traded on a national securities exchange, then (a) each participant must be provided the option to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value of the securities that would have otherwise been issued, and (b) no reduction may be taken to reflect a discount for lack of marketability, minority, or any similar consideration, for purposes of determining the fair value of such securities.
●	If a participant is terminated from employment without cause, or due to death or disability, or the participant resigns employment for good reason (as defined in any award or other agreement between the participant and the Company or an affiliate) within two years following the change of control, then upon such termination, all of the participant’s awards in effect on the date of such termination will vest in full or be deemed earned If the purchaser, successor, or surviving entity does not assume the awards or issue replacement awards, then immediately prior to the change of control date, unless the Administrator otherwise determines:
●	Each stock option or SAR then held by a participant will become immediately and fully vested, and all stock options and SARs will be cancelled on the change of control date in exchange for a cash payment equal to the excess of the change of control price of the shares of common stock over the purchase or grant price of such shares under the award.
●	Unvested restricted stock and RSUs (that are not performance awards) will vest in full.

70

●	All performance shares, performance units and cash incentive awards for which the performance period has expired will be paid based on actual performance, and all such awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under such awards, valued assuming achievement of target performance goals at the time of the change of control, prorated based on the number of full months elapsed in the performance period.
●	All unvested dividend equivalent units will vest (to the same extent as the award granted in tandem with such units) and be paid.
●	All other unvested awards will vest and any amounts payable will be paid in cash.

Term of Plan

Unless earlier terminated by the Company’s board of directors, the Incentive Plan will terminate on, and no further awards may be granted, after the 10th anniversary of its effective date.

Termination and Amendment of Plan

The Company’s board of directors or the Administrator may amend, alter, suspend, discontinue or terminate the Incentive Plan at any time, subject to the following limitations:

●	The board of directors must approve any amendment to the Incentive Plan if it is determined such approval is required by prior action of the board of directors, applicable corporate law, or any other applicable law;
●	Stockholders must approve any amendment to the Incentive Plan, which may include an amendment to materially increase the number of shares reserved under the Incentive Plan, if it is determined that such approval is required by Section 16 of the Exchange Act, the Code, the listing requirements of any principal securities exchange or market on which the shares are then traded, or any other applicable law; and
●	Stockholders must approve any amendment to the Incentive Plan that would diminish the protections afforded by the participant award limits on repricing and backdating prohibitions.

Amendment, Modification, Cancellation and Disgorgement of Awards

Subject to the requirements of the Incentive Plan, the Administrator may modify or amend any award or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify, or cancel any terms and conditions applicable to any award, in each case, by mutual agreement of the Administrator and the participant or any other person that may have an interest in the award, so long as any such action does not increase the number of shares of stock issuable under the Incentive Plan.

The Company does not need to obtain participant (or other interested party) consent for any such action (a) that is permitted pursuant to the adjustment provisions of the Incentive Plan; (b) to the extent it deems the action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Class A Common Stock is then traded; (c) to the extent it deems the action is necessary to preserve favorable accounting or tax treatment of any award for the Company; or (d) to the extent it determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person as may then have an interest in the award.

The Administrator can cause a participant to forfeit any award, and require the participant to disgorge any gains attributable to the award, if the participant engages in any action constituting, as determined by the Administrator in its discretion, cause for termination, or a breach of a material company policy, any award agreement or any other agreement between the participant and the Company or one of its affiliates concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, non-disparagement or similar obligations.

Any awards granted under the Incentive Plan, and any shares of stock issued or cash paid under an award, will be subject to any recoupment or clawback policy that the Company adopts, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to the Company.

71

Repricing and Backdating Prohibited

Except for the adjustments provided for in the Incentive Plan, neither the Administrator nor any other person may amend the terms of outstanding stock options or SARs to reduce their exercise or grant price, cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise or grant price that is less than the exercise or grant price of the awards being cancelled, or cancel outstanding stock options or SARs with an exercise or grant price above the current fair market value of a share in exchange for cash or other securities. In addition, the Administrator may not grant a stock option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Director Compensation

In 2020, no director received cash, equity or other non-equity compensation for service on Stryve’s board of directors. Following the Business Combination, in 2021, the Compensation Committee of the Board of Directors approved the 2021 compensation program for its non-employee directors, consisting of an annual cash retainer of $15,000 payable quarterly and 4,000 restricted shares of Class A Common Stock, subject to vesting requirements. In addition, members of a committee of the Board receive an additional cash retainer of $15,000 payable quarterly and 1,500 restricted shares of Class A Common Stock, subject to vesting requirements. The Chairman of the Board receive an additional cash retainer of $15,000 and 12,500 restricted shares of Class A Common Stock, subject to vesting requirements. All amounts payable are pro-rated for partial periods served.

The following table sets forth non-employee director compensation for the year ended December 31, 2021:

		Fees Earned
		or paid	Stock	All Other
Name	Year	in cash	Awards (1)	Compensation	Total
Ted Casey	2021	$13,451	$47,273	$-	$60,724

Kevin Vivian	2021	$20,177	$20,055	$-	$40,232

B. Luke Weil	2021	$20,177	$20,055	$-	$40,232

Mauricio Orellana	2021	$20,177	$20,055	$-	$40,232

Robert “Bo” D. Ramsey III	2021	$26,902	$24,353	$-	$51,255

Gregory S. Christenson	2021	$9,660	$8,236	$-	$17,896

Charles D. Vogt	2021	$6,440	$6,472	$-	$12,912

(1) Amount represents the grant date fair value calculated pursuant to ASC Topic 718.

72

DESCRIPTION OF SECURITIES

The following summary sets forth the material terms of the Company’s securities and is not intended to be a complete summary of the rights and preferences of such securities. You are encouraged to read the applicable provisions of DGCL, the Charter and Bylaws in their entirety for a complete description of the rights and preferences of the Company’s securities.

Authorized and Outstanding Stock

The Charter authorizes the issuance of 610,000,000 shares, of which 400,000,000 shares are shares of Class A Common Stock, par value $0.0001 per share, 200,000,000 shares are shares of Class V Common Stock, par value $0.0001 per share, and 10,000,000 shares are shares of preferred stock, par value $0.0001 per share.

As of January 18, 2022, the Company had issued and outstanding:

●	11,130,689 shares of Class A Common Stock;
●	11,502,355 shares of Class V Common Stock (subject to a post-Closing working capital true-up);
●	10,997,500 Warrants to purchase an equal number of shares of Class A Common Stock at an exercise price of $11.50 per share;
●	10,294,118 warrants to purchase an equal number of shares of Class A Common Stock at an exercise price of $3.60 per share; and
●	8,597,184 pre-funded warrants.

Common Stock

Voting. Pursuant to Charter, holders of Class A Common Stock and Class V Common Stock vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class V Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Dividends. The holders of Class A Common Stock are entitled to receive dividends, as and if declared by the Company’s Board out of legally available funds. The holders of Class V Common Stock will not have any right to receive dividends.

Liquidation Rights. Upon the Company’s liquidation or dissolution, the holders of all classes of common stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of the Company’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class V Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of the Company.

Conversion, Transferability and Exchange. Subject to the terms of the Amended Holdings Operating Agreement and the Exchange Agreements, the members of Holdings (other than the Company) may from time to time tender shares of Class V Common Stock (together with an equal number of Class B Common Units) for an equal number of shares of Class A Common Stock pursuant to the Exchange Agreements. The Company may not issue Class V Common Stock such that after the issuance the holder of such stock does not hold an identical number of Class B Common Units. The Class A Common Stock has no conversion or exchange rights.

Other Provisions. None of the Class A Common Stock or Class V Common Stock has any pre-emptive or other subscription rights.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares will be shares of preferred stock, par value $0.0001 per share. The Company’s Board is authorized, subject to limitations prescribed by DGCL and the Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. The Company’s Board also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Class A Common Stock and Class V Common Stock, which could have a negative impact on the market price of the Class A Common Stock. The Company has no current plan to issue any shares of preferred stock.

73

Warrants

We have outstanding 10,997,500 Warrants outstanding that represent the right to purchase an equal number of shares of the Company’s Class A Common Stock. Each redeemable Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50, subject to adjustment as discussed below, at any time commencing on or after July 20, 2021. However, except as set forth below, no Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants is not effective, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their Warrants on a cashless basis. The Warrants will expire on July 20, 2026 at 5:00 p.m., New York City time.

We may call the Warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $.01 per Warrant:

●	at any time while the Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

●	if, and only if, the reported last sale price of shares of Class A Common Stock equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to shares of Class A Common Stock underlying such Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for our Warrants have been established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If we call the Warrants for redemption as described above, management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. For this purpose, “fair market value” shall mean the volume weighted average price of shares of Class A Common Stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of shares of Class A Common Stock at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

74

The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. The Warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Class A Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no Warrants will be exercisable and we will not be obligated to issue shares of Class A Common Stock unless at the time a holder seeks to exercise such Warrant, a prospectus relating to shares of Class A Common Stock issuable upon exercise of the Warrants is current and shares of Class A Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the Warrant agreement, we have agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to shares of Class A Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to shares of Class A Common Stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the prospectus relating to shares of Class A Common Stock issuable upon the exercise of the Warrants is not current or if shares of Class A Common Stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder (and his, her or its affiliates) would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of shares of Class A Common Stock outstanding. Notwithstanding the foregoing, any person who acquires a Warrant with the purpose or effect of changing or influencing the control of us, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying Ordinary Shares and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share dividend payable in shares of Class A Common Stock, or by a split up of shares of Class A Common Stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Warrant holder.

Private Warrants

We have agreed that so long as the Private Warrants are still held by our initial shareholders or their affiliates, we will not redeem such Warrants and will allow the holders to exercise such Warrants on a cashless basis (even if a registration statement covering shares of Class A Common Stock issuable upon exercise of such Warrants is not effective). However, once any of the Private Warrants are transferred from the initial purchasers or their affiliates, these arrangements will no longer apply. Additionally, Cowen has agreed that it will not be permitted to exercise any Warrants underlying the purchase option issued to it and/or its designees upon consummation of the IPO after the five year anniversary of the effective date of the registration statement for our IPO. Furthermore, because the Private Warrants were issued in a private transaction, the holders and their transferees will be allowed to exercise such Warrants for cash even if a registration statement covering shares of Class A Common Stock issuable upon exercise of such Warrants is not effective and receive unregistered shares of Class A Common Stock. As of January 18, 2022, 197,500 of the total 10,997,500 Warrants outstanding were Private Warrants.

75

September 2021 Pre-Funded Warrants

On September 15, 2021, we entered into a Share Repurchase Agreement with various entities (collectively, the “Investors”) whereby we repurchased an aggregate of 800,000 shares of Class A Common Stock (the “Repurchase Shares”) from the Investors. The purchase price for the Repurchase Shares was the issuance of an aggregate of 800,000 pre-funded warrants to acquire an equal number of shares of Class A Common Stock (the “Pre-Funded Warrants”). The Pre-Funded Warrants do not expire and are exercisable at any time after their original issuance.

The Pre-Funded Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates that report together as a group under the beneficial ownership rules, would beneficially own, after such exercise more than 9.99% of Stryve’s issued and outstanding Class A Common Stock. In the event of a fundamental transaction, as described in the Pre-Funded Warrants, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

January 2022 Private Placement of Shares of Class A Common Stock (or, Pre-Funded Warrants) and Warrants

On January 6, 2022, we entered into a Securities Purchase Agreement (the “January Purchase Agreement”) with select accredited investors (the “2022 Investors”), relating to the issuance and sale of 2,496,934 shares of Class A Common Stock and, in lieu of Class A Common Stock, pre-funded warrants to purchase 7,797,184 shares of Class A Common Stock, and accompanying warrants to purchase up to 10,294,118 shares of Class A Common Stock (the “January 2022 Offering”). The January 2022 Offering closed on January 11, 2022. The Class A Common Stock and warrants were sold at a combined purchase price of $3.40 per share (less $0.0001 per share for pre-funded warrants). We received gross proceeds from the January 2022 Offering of approximately $35 million before deducting estimated offering expenses.

Each pre-funded warrant has an exercise price per share of common stock equal to $0.0001. The pre-funded warrants are exercisable at any time after their original issuance and will not expire. Each warrant has an exercise price per share of Class A Common Stock equal to $3.60 and will expire five years from the date of issuance and may be exercised on a cashless basis if a registration statement registering the shares issuable upon exercise is not effective. The pre-funded warrants and warrants are immediately exercisable, provided that the holder will be prohibited, subject to certain exceptions, from exercising the warrants for shares of Class A Common Stock to the extent that immediately prior to or after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would own more than 4.99% or 9.99%, as applicable, of the total number of shares of Class A Common Stock then issued and outstanding, which percentage may be changed at the holders’ election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to us.

Craig-Hallum Capital Group LLC acted as exclusive placement agent for the January 2022 Offering.

Pursuant to the January Purchase Agreement, we agreed that we would not issue (or enter into any agreement to issue) any shares of Class A Common Stock or Class A Common Stock equivalents for a period of 90 days after the effective date of this registration statement, subject to certain exceptions.

The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Each purchaser has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act.

Exclusive Forum

The Charter provides that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the Charter or the Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

This exclusive forum provision will not apply to claims under the Exchange Act, but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

Anti-Takeover Effects of Provisions of the Charter and Bylaws

The provisions of the Charter and Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.

The Charter and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Board of Directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders. The Charter provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Charter and Bylaws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, special meetings of the stockholders can only be called by the Chairman of the Board, the Company’s Chief Executive Officer or by the Company’s Board. Except as described above, stockholders are not permitted to call a special meeting or to require the Company’s Board to call a special meeting.

76

Advance Notice Procedures. The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, and for stockholder nominations of persons for election to the Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws will not give the Company’s Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Authorized but Unissued Shares. The Company’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of Holding’s Common Units and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of the Company’s common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations. The Company is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

●	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Such provisions may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

77

Staggered Board of Directors. The Charter provides that the Company’s Board will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the Company’s Board only by successfully engaging in a proxy contest at two or more annual meetings.

Limitations on Liability and Indemnification of Officers and Directors

The Bylaws limit the liability of the Company’s directors and officers to the fullest extent permitted by the DGCL and provides that the Company will provide them with customary indemnification and advancement and prepayment of expenses. The Company has entered into to customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to the Company or on its behalf.

Insider Registration Rights Agreements

On January 28, 2019, we entered into the Insider Registration Rights Agreement with the Insiders pursuant to which the holders of Insider Shares, Private Units (and all underlying securities). Pursuant to the Insider Registration Rights Agreement, the holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Insider Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of Class A Common Stock are to be released from escrow pursuant to the terms of the Insider Escrow Agreement. The holders of a majority of the securities can elect to exercise these registration rights at any time after we consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements. We will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding anything to the contrary, under FINRA Rule 5110, Cowen and Craig-Hallum and/or their designees may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on the effective date of the IPO Prospectus, and Cowen and Craig-Hallum and/or their designees may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of IPO Prospectus.

Seller Registration Rights Agreement

The Seller entered into a Registration Rights Agreement with Andina (the “Registration Rights Agreement”) that become effective at the Closing. Under the Registration Rights Agreement, the Seller holds registration rights that obligate us to register for resale under the Securities Act all or any portion of any Exchange Shares issued after the Closing and, solely with respect to a distribution by the Seller to its members, the Seller Consideration Units and shares of Class V Common Stock received by Seller in the Transactions, including the Escrow Securities any additional securities issued by us after the Closing pursuant to the post-Closing consideration adjustments under the Business Combination Agreement (collectively, the “Registrable Securities”). Seller (or transferees) holding at least 15% or more of the Registrable Securities then issued and outstanding will be entitled to make a written demand for registration under the Securities Act of all or part of their Registrable Securities. Subject to certain exceptions, if any time after the Closing, if we propose to file a registration statement under the Securities Act with respect to its securities, we will be required to give written notice to Seller as to the proposed filing and offer the Seller an opportunity to register the sale of such number of Registrable Securities as requested by the Seller in writing. In addition, subject to certain exceptions, the Seller will be entitled to request in writing that we register the resale of any or all of such Registrable Securities on Form S-3 and any similar short-form registration that may be available at such time.

Under the Registration Rights Agreement, we agreed to indemnify the Seller and certain persons or entities related to the Seller such as its officers, directors, employees, agents and representatives against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and the Seller agreed to indemnify us and certain persons or entities related to us such as its officers and directors and underwriters against all losses caused by the Seller’ misstatements or omissions in those documents.

78

PIPE Registration Rights Agreement

Simultaneously with the execution and delivery of the Subscription Agreements, we entered into a Registration Rights Agreement with the PIPE Investors (the “PIPE Registration Rights Agreement”) pursuant to which we filed and had declared effective a registration statement for the resale of the PIPE Shares issued to the PIPE Investors (the “Shelf Registration Statement”). We become subject to liquidated damages of 1% of the subscription price paid by each PIPE Investor per month if we fail to keep such Shelf Registration Statement effective. Under the PIPE Registration Rights Agreement, we agreed to indemnify the PIPE Investors and certain persons or entities related to the PIPE Investors against any losses or damages resulting from any untrue statement or omission of a material fact in the Shelf Registration Statement, unless such liability arose from their misstatement or omission, and each PIPE Investor agreed to severally indemnify us and certain persons or entities related to us against all losses caused by such PIPE Investor’s misstatements or omissions in those documents.

January 2022 Registration Rights Agreement

Concurrent with its entry into the January Purchase Agreement, we also entered into a Registration Rights Agreement with the 2022 Investors (the “2022 Registration Rights Agreement”) that requires us to file this registration statement with the SEC covering the resale of the Class A Common Stock and the shares of Class A Common Stock issuable upon exercise of the pre-funded warrants and the warrants by January 21, 2022 and to have such registration statement declared effective by February 5, 2022, in the event the registration statement is not reviewed by the SEC, or by April 6, 2022, in the event the registration statement is reviewed by the SEC. We will use commercially reasonable efforts to keep such registration statement effective at all times until all of the registrable securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144 under the Securities Act, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144. We will be obligated to pay certain liquidated damages if we fail to file the registration statement when required, fail to cause the registration statement to be declared effective by the SEC when required, or if we fail to maintain the effectiveness of the registration statement.

Lock-Up Agreement

Simultaneously with the execution of the Business Combination Agreement, the Seller entered into the Lock-Up Agreement with respect to the Seller Consideration Units and shares of Class V Common Stock received by Seller in the Transactions, including the Escrow Securities any additional securities issued after the Closing pursuant to the post-Closing consideration adjustments under the Business Combination Agreement and any Exchange Shares issued after the Closing (collectively, the “Restricted Securities”). The Lock-Up Agreement, provides that the Seller will not during the period commencing from the Closing and ending on the earlier of (i) with respect to fifty percent (50%) of each type of Restricted Securities (x) the one (1) year anniversary of the date of the Closing, (y) the date on which the closing price of Class A Common Stock equals or exceeds $12.50 per share for any twenty (20) trading days within any thirty (30) trading day period commencing twenty (20) trading days prior to the six (6) month anniversary of the Closing, and (z) the date after the Closing on which we consummate a liquidation, Business Combination, share exchange or other similar transaction with an unaffiliated third party that results in all of our shareholders having the right to exchange their equity holdings in us for cash, securities or other property (a “Subsequent Transaction”), and (ii) respect to the remaining fifty percent (50%) of each type of Restricted Securities (x) the one (1) year anniversary of the date of the Closing and (y) the date after the Closing on which we consummate a Subsequent Transaction: (a) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (c) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (a), (b) or (c) above is to be settled by delivery of restricted securities or other securities, in cash or otherwise. The Seller also agreed that the Escrow Securities will continue to be subject to such transfer restrictions until they are released from the escrow account. However, the Seller will be allowed to transfer any of the Restricted Securities (other than the Escrow Securities while they are held in the escrow account) (I) by gift, will or intestate succession, (II) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union, or (III) to any immediate family member, any trust for immediate family members, any entity or trust for bona fide estate or tax planning purposes, if Seller is a trust, to the trustor or beneficiary of such trust or the estate of a beneficiary of such trust, if Seller is an entity, as a distribution to limited partners, shareholders, members of, or owners or of similar equity interests in Holder, or to any affiliate of the Seller, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreement.

Nasdaq Listing of Class A Common Stock and Warrants

The Company’s Class A Common Stock and Warrants are listed on Nasdaq under the symbols “SNAX” and “SNAXW,” respectively.

Dividends

We have not paid any cash dividends to date and do not intend to pay cash dividends. The payment of cash dividends will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of the Board.

79

Transfer Agent and Registrar

The transfer agent is Continental Stock Transfer & Trust Company.

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

80

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the Company as of January 18, 2022 by:

●	each person known to be the beneficial owner of more than 5% of the shares of the Company’s Class A Common Stock;
●	each of the Company’s named executive officers and directors; and
●	all current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The information below is based on an aggregate of 11,130,689 shares of Class A Common Stock and 11,502,355 shares of Class V Common Stock issued and outstanding as of January 18, 2022.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Shares of Class A Common Stock		% of Class A Common Stock	Holdings Class B/V Units(2)		% of Total Voting Power(3)
Directors and Named Executive Officers:
Joe Oblas	45,000	(5)	*	601,841		2.9%
R. Alex Hawkins	16,000	(5)(6)	*	121,718		*
Ted Casey	302,857	(7)	2.7%	1,491,314		7.9%
Kevin Vivian	4,500		*	87,181		*
B. Luke Weil	949,853	(8)	8.5%	-		4.2%
Mauricio Orellana	96,028	(9)	* %	-		*
Robert “Bo” D. Ramsey III	4,250		*	-		*
Gregory S. Christenson	16,503	(10)	*	-		*
Charles D. Vogt	2,881		*	-		*
All Directors and Executive Officers as a Group (nine persons):	1,437,872		12.8%	2,302,054		16.5%

Greater than Five Percent Holders:
Stryve Foods Holdings, LLC(4)	-		-	11,502,355		50.8%
Meaningful Protein, LLC	-		-	1,563,400	(11)	6.9%
Pura Vida Investments, LLC and certain of its affiliates	1,111,955	(12)	9.99%	-		4.8%
Armistice Capital Master Fund Ltd.	1,111,955	(13)	9.99%	-		4.9%

* less than one percent.

(1) Unless otherwise noted, the principal business address of all the individuals listed under “Directors and Named Executive Officers” in the table above and Stryve Foods Holdings, LLC is c/o 5801 Tennyson Pkwy, Suite 275, Plano, TX 75024.

(2) Holders of Class A Common Stock are entitled to one vote for each share of Class A Common Stock held by them. Seller owns Holdings Class B Units and shares of Class V Common Stock. Subject to the terms of the Exchange Agreement, a set of one Holdings Class B Unit and one share of Class V Common Stock is exchangeable for one share of Class A Common Stock after the expiration of the lock-up period set forth in the Lock-Up Agreement applicable to such securities. All shares of Class V Common Stock are owned directly by Stryve Foods Holdings, LLC. Unless and until Stryve Foods Holdings, LLC is liquidated, the persons does not directly own shares of Class V Common Stock

81

(3) Represents percentage of voting power of the holders of Class A Common Stock and Class V Common Stock of the Company voting together as a single class.

(4) Stryve Foods Holdings, LLC owns Class B Units and shares of Class V Common Stock. Subject to the terms of the Exchange Agreement, a set of one Holdings Class B Unit and one share of Class V Common Stock is exchangeable for one share of Class A Common Stock after the expiration of the lock-up period set forth in the Lock-Up Agreement applicable to such securities.

(5) Ownership of Class A Common Stock excludes the following shares of restricted Class A Common Stock awarded under the Incentive Plan:

Name	Excludes

Joe Oblas	175,000 shares subject to vesting.
R. Alex Hawkins	137,500 shares subject to vesting.

(6) Includes 1,000 Warrants to purchase shares of Class A Common Stock.

(7) Includes 168,306 shares of Class A Common Stock held by various family trusts. Thomas Farrell Casey is the trustee and control person of, with voting and dispositive power over the securities held by, such trusts. Ted Casey disclaims beneficial ownership of the shares of Class A Common Stock owned by the trusts except to the extent of his pecuniary interest therein.

(8) Includes 72,955 Warrants to purchase shares of Class A Common Stock. In addition, includes 75,000 shares of Class A Common Stock owned by Andina Equity LLC of which Mr. Weil is the managing member and 237,500 shares of Class A Common Stock owned by LWEH3 LLC which Mr. Weil controls. B. Luke Weil disclaims beneficial ownership of the securities held by Andina Equity LLC and LWEH3 LLC except to the extent of his pecuniary interest therein.

(9) Includes 4,999 Warrants to purchase shares of Class A Common Stock.

(10) Includes 15,000 held indirectly through trusts.

82

(11) Information obtained from Schedule 13G filed on July 30, 2021. Consists of 1,563,400 shares of Class V Common Stock and 1,563,400 Class B Units. Subject to the terms of an Exchange Agreement, a set of one Class B Unit and one share of Class V Common Stock is exchangeable for one share of Class A Common Stock of Stryve Foods, Inc. after the expiration of a lock-up period applicable to such securities. The shares of Class V Common Stock and Class B units are indirectly beneficially owned by Meaningful Protein, LLC (1,467,142 shares) and Jacob Capps (96,258 shares) as members of Stryve Foods Holdings, LLC. Unless and until Stryve Foods Holdings, LLC is liquidated, such securities are not directly owned. Meaningful Partners SPV Investments LLC is the manager of Meaningful Protein, LLC, and Jacob Capps is the manager of Meaningful Partners SPV Investments LLC, and could be deemed to share such indirect beneficial ownership with Meaningful Protein, LLC and Meaningful Partners SPV Investments LLC. The business address is 2041 Rosecrans Ave, Suite 359, El Segundo, CA 90245.

(12) Includes 23,095 shares of Class A Common Stock and 23,991 shares of Class A Common Stock that may be obtained through the exercise of outstanding pre-funded warrants owned by Walleye Manager Opportunities LLC and 35,053 shares of Class A Common Stock and 31,289 shares of Class A Common Stock that may be obtained through the exercise of outstanding pre-funded warrants owned by Walleye Opportunities Master Fund Ltd. (collectively, the “Managed Accounts”); 156,981 shares of Class A Common Stock and 133,535 shares of Class A Common Stock that may be obtained through the exercise of outstanding pre-funded warrants owned by Highmark Limited, in respect of its Segregated Account Highmark Long/Short Equity 20 (the “Additional Managed Account”); and 400,250 shares of Class A Common Stock and 307,491 shares of Class A Common Stock that may be obtained through the exercise of outstanding pre-funded warrants owned by Pura Vida Master Fund Ltd. (the “PV Fund”). Excludes 1,158,694 pre-funded warrants to obtain shares of Class A Common Stock and 1,470,649 warrants to purchase shares of Class A Common Stock at an exercise price of $3.60 per share. The pre-funded warrants and warrants may not be exercised by a holder to the extent that the holder, together with its affiliates that report together as a group under the beneficial ownership rules, would beneficially own, after such exercise more than 9.99% of our issued and outstanding Class A Common Stock.

Pura Vida Investments, LLC (“PVI”) serves as the sub-adviser to the Managed Accounts and the investment manager to the Additional Managed Account and the PV Fund. Efrem Kamen serves as the managing member of PVI. By virtue of these relationships, PVI and Efrem Kamen may be deemed to have shared voting and dispositive power with respect to the Class A Common Stock, pre-funded warrants, and warrants owned by the Managed Accounts, the Additional Managed Account, and the PV Fund. This report shall not be deemed an admission that PVI and/or Efrem Kamen are beneficial owners of the Registrable Shares for purposes of Section 13 of the Securities Exchange Act of 1934, as amended, or for any other purpose. Each of PVI and Efrem Kamen disclaims beneficial ownership of the Registrable Shares reported herein except to the extent of each PVI’s and Efrem Kamen’s pecuniary interest therein. PVI’s business address is 888 Seventh Avenue, New York, New York 10106.

Based on information provided to us by the Managed Accounts, each of the Managed Accounts may be deemed to be an affiliate of a broker-dealer. Based on such information, the Managed Accounts acquired the Class A Common Stock, pre-funded warrants, and warrants in the ordinary course of business, and at the time of the acquisition the Managed Accounts did not have any agreements or understandings with any person to distribute such Class A Common Stock, pre-funded warrants, and warrants.

(13) Information obtained from Armistice Capital Master Fund Ltd. Consists of 998,992 shares of Class A Common Stock. Also includes 112,963 shares of Class A Common Stock that may be obtained through the exercise of outstanding pre-funded warrants. Excludes 6,829,221 pre-funded warrants to obtain shares of Class A Common Stock and 7,941,176 warrants to purchase shares of Class A Common Stock at an exercise price of $3.60 per share. The warrants and pre-funded warrants may not be exercised by the holder to the extent that the holder, together with its affiliates that report together as a group under the beneficial ownership rules, would beneficially own, after such exercise more than 9.99% of our issued and outstanding Class A Common Stock. Steven Boyd has voting and dispositive power with respect to the Class A Common Stock, pre-funded warrants, and warrants owned by Armistice Capital Master Fund Ltd. The business address is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

83

SELLING STOCKHOLDERS

The Class A Common Stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon exercise of the warrants and pre-funded warrants, without regard to any limitations on exercises. For additional information regarding the issuances of those shares of Class A Common Stock and warrants, see “Private Placement of Shares of Class A Common Stock (or, Pre-Funded Warrants) and Warrants” above. We are registering the shares of Class A Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of Class A Common Stock and the warrants, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Class A Common Stock by each of the selling stockholders, without regard to any limitations on exercises. The second column lists the number of shares of Class A Common Stock beneficially owned by each selling stockholder, based on its ownership of the shares of Class A Common Stock and warrants, as of January 18, 2022, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders, without regard to any limitations on exercises.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of the sum of (i) the number of shares of Class A Common Stock issued to the selling stockholders in the “Private Placement of Shares of Class A Common Stock (or, Pre-Funded Warrants) and Warrants” described above and (ii) the maximum number of shares of Class A Common Stock issuable upon exercise of the related warrants and pre-funded warrants, determined as if the outstanding warrants and pre-funded warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus, without regard to any limitations on exercises.

Under the terms of the warrants, a selling stockholder may not exercise the warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Class A Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Class A Common Stock following such exercise, excluding for purposes of such determination shares of Class A Common Stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second, third and fourth columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Class A Common Stock Owned Prior to Offering	Maximum Number of Shares of Class A Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Class A Common Stock Owned After Offering
Armistice Capital Master Fund Ltd. (1)	15,882,352	15,882,352	0
Millrace Capital, LP (2)	127,662	127,662	0
Millrace Fund, LP (3)	1,204,354	1,204,354	0
Walleye Manager Opportunities LLC(4)	174,190	110,190	64,000
Walleye Opportunities Master Fund Ltd(4)	232,106	168,106	64,000
Highmark Limited, in respect of its Segregated Account Highmark Long/Short Equity 20(4)	997,962	749,962	248,000
Pura Vida Master Fund, Ltd.(4)	2,337,040	1,913,040	424,000
John Lipman(5)	432,570	432,570	0

(1) Steven Boyd has voting and dispositive power with respect to the Class A Common Stock, pre-funded warrants, and warrants owned by Armistice Capital Master Fund Ltd. The business address is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2) William L. Kitchel III has voting and dispositive power with respect to the shares beneficially owned by Millrace Capital, LP. The address of the foregoing individual and entity is 1205 Westlakes Dr., Suite 375, Berwyn PA 19312.

(3) William L. Kitchel III has voting and dispositive power with respect to the shares beneficially owned by Millrace Fund, LP. The address of the foregoing individual and entity is 1205 Westlakes Dr., Suite 375, Berwyn PA 19312.

(4) Pura Vida Investments, LLC (“PVI”) serves as the sub-adviser to Walleye Manager Opportunities LLC and Walleye Opportunities Master Fund Ltd. (collectively, the “Managed Accounts”) and the investment manager to Highmark Limited, in respect of its Segregated Account Highmark Long/Short Equity 20 (the “Additional Managed Account”) and Pura Vida Master Fund Ltd. (the “PV Fund”). Efrem Kamen serves as the managing member of PVI. By virtue of these relationships, PVI and Efrem Kamen may be deemed to have shared voting and dispositive power with respect to the Class A Common Stock, pre-funded warrants, and warrants owned by the Managed Accounts, the Additional Managed Account, and the PV Fund. This report shall not be deemed an admission that PVI and/or Efrem Kamen are beneficial owners of the Registrable Shares for purposes of Section 13 of the Securities Exchange Act of 1934, as amended, or for any other purpose. Each of PVI and Efrem Kamen disclaims beneficial ownership of the Registrable Shares reported herein except to the extent of each PVI’s and Efrem Kamen’s pecuniary interest therein. PVI’s business address is 888 Seventh Avenue, New York, New York 10106.

Based on information provided to us by the Managed Accounts, each of the Managed Accounts may be deemed to be an affiliate of a broker-dealer. Based on such information, the Managed Accounts acquired the Class A Common Stock, pre-funded warrants, and warrants in the ordinary course of business, and at the time of the acquisition the Managed Accounts did not have any agreements or understandings with any person to distribute such Class A Common Stock, pre-funded warrants, and warrants.

(5) Mr. Lipman is an affiliate of Craig-Hallum Capital Group LLC. The address of the foregoing individual is c/o Craig-Hallum Capital Group LLC, 222 S 9th Street, Suite 350, Minneapolis, MN 55402.

84

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Tax Receivables Agreement

At the Closing of the Business Combination, the Company, Holdings, Seller and the TRA Holder Representative entered into the Tax Receivables Agreement. Pursuant to the Tax Receivables Agreement, the Company will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group(i.e., the Company’s and applicable consolidated, unitary, or combined subsidiaries) realizes, or is deemed to realize, as a result of certain tax attributes, which include:

●	tax basis adjustments resulting from taxable exchanges of Seller Consideration Units and Class V Common Stock (including any such adjustments resulting from certain payments made by us under the Tax Receivables Agreement) acquired by us from a TRA Holder pursuant to the terms of the Amended Holdings Operating Agreement; and

●	tax deductions in respect of portions of certain payments made under the Tax Receivables Agreement.

Under the Tax Receivables Agreement, the Tax Group will generally be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions including without limitation: (i) the carryback of tax items arising from other tax attributes are ignored and will not impact a prior year’s “with and without” calculation, (ii) state and local tax savings are calculated using an assumed tax rate, (iii) the determination of any incremental basis adjustment in respect of payments under the Tax Receivables Agreement is made on an iterative basis continuing until any incremental basis adjustment is immaterial, (iv) as described below in the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse us for any excess payments that may previously have been made, rather any such excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by us under the Tax Receivables Agreement to applicable TRA Holders after the determination of such excess, and (v) upon the occurrence of certain Early Termination Events several assumptions are used in determining the “with and without” calculation as described below.

Payments under the Tax Receivables Agreement generally will be based on the tax reporting positions that the Company determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, as well as other tax positions that the Company takes, and a court may sustain such a challenge. In the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse us for any excess payments that may previously have been made pursuant to the Tax Receivables Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by us under the Tax Receivables Agreement after the determination of such excess. However, a challenge to any Tax Attributes initially claimed or utilized by the Tax Group may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that the Company might otherwise be required to make under the terms of the Tax Receivables Agreement and, as a result, there might not be future cash payments against which such excess can be applied. As a result, in certain circumstances we could be required to make payments under the Tax Receivables Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes, which could materially impair the financial condition of the Company and the Tax Group.

The Tax Receivables Agreement provides that, in the event of certain Early Termination Events, the Company will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivables Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all TRA Holders that had not yet exchanged units for Class A Common Stock are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.

85

As a result of the foregoing, in some circumstances (i) the Company could be required to make payments under the Tax Receivables Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that the Company may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur). In these situations, the Company’s obligations under the Tax Receivables Agreement could have a material and adverse impact on the Company’s liquidity and could have the effect of delaying, deferring, or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. There can be no assurance that the Company will be able to finance its obligations under the Tax Receivables Agreement in a manner that does not adversely affect its working capital and growth requirements.

The Company is required to notify and keep the TRA Holder Representative reasonably informed regarding tax audits or other proceedings the outcome of which is reasonably expected to reduce or defer payments to any TRA Holder under the Tax Receivables Agreement and the TRA Holder Representative and any affected TRA Holder has the right to discuss with the Company, and provide input and comment to The Company regarding, any portion of any such tax audit or proceeding. The Company will not be permitted to settle or fail to contest any issue pertaining to income taxes that is reasonably expected to materially and adversely affect the TRA Holders’ rights and obligations under the Tax Receivables Agreement without the consent of the TRA Holder Representative (which is not to be unreasonably withheld or delayed).

Under the Tax Receivables Agreement, the Company is required to provide the TRA Holder Representative with a schedule showing the calculation of payments that are due under the Tax Receivables Agreement with respect to each taxable year. This calculation will be based upon the advice of our tax advisors and an advisory firm. Payments under the Tax Receivables Agreement will generally be required to be made to the TRA Holders a short period of time after this schedule becomes final pursuant to the procedures set forth in the Tax Receivables Agreement, although interest on such payments will begin to accrue at from the due date (without extensions) of the U.S. federal income tax return of the Company. Any late payments that may be made under the Tax Receivables Agreement will continue to accrue interest (generally at a default rate) until such payments are made

Amended Holdings Operating Agreement

In connection with the Closing, the operating agreement of Holdings was amended and restated in its entirety to become the Amended Holdings Operating Agreement. Key terms of the Amended Holdings Operating Agreement are as set forth below.

Units

The membership interests in Holdings is represented by Class A Common Units and Class B Common Units. Both classes of Units are entitled to share in the profits and losses of Holdings and to receive distributions, on a pro rata basis, as and if declared by the managing member of Holdings. Class A Common Units, all of which are held by the Company, has voting rights, and Class B Common Units does not have any voting rights. The managing member is authorized to cause Holdings to authorize, create and issue additional Units or new classes of equity securities of Holdings solely to the extent that such new Units or other classes of equity securities are substantially identical to a class of equity securities of the Company. If at any time after Closing the Company issues new shares of Class A Common Stock, Holdings will generally be required to issue a corresponding number of new Class A Common Units to the Company.

Management

The Company, as the managing member of Holdings, has the sole right to manage and control the Company except where the vote of the members is required by law or the Amended Holdings Operating Agreement. If any vote of members is required by law or the Amended Holdings Operating Agreement, the Company, as the sole member having Class A Common Units, is the sole person entitled to vote on such matters. The business, property and affairs of Holdings is managed solely by the managing member, and the managing member cannot be removed or replaced except by the vote of the Class A Common Units.

86

Distributions

The Company, as managing member of Holdings may, in its sole discretion, authorize distributions to the members Holdings. All such distributions will be made pro rata in accordance with each member’s Units of Holdings (with Class A Common Units and Class B Common Units participating pari passu in all distributions), except in certain cases relating to (i) the Company or its subsidiaries redeeming, repurchasing or otherwise acquiring its equity securities and (ii) indemnification of Holdings members and their representatives.

The Amended Operating Agreement provides for cash distributions, which we refer to as “tax distributions,” to the holders of Units in an amount sufficient to cause the Company to receive a distribution equal to all of the Company’s federal, state, local and non-U.S. tax liabilities during the taxable period to which the tax distribution relates.

Upon the liquidation or winding up of Holdings, all net proceeds thereof will be distributed one hundred percent (100%) to the holders of Units (with Class A Common Units and Class B Common Units treated pari passu), pro rata based on their proportional ownership.

Transfer Restrictions

The Amended Operating Agreement contains restrictions on transfers of units and will require the prior consent of the managing member (which, in most cases, may be granted or withheld in the managing member’s sole discretion) for such transfers, except, in each case, for (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of Units for Class A Common Stock pursuant to the Exchange Agreement as described below.

Amendments

The managing member may amend the Amended Holdings Operating Agreement, provided that certain amendments that may increase a member’s liability or prejudice a class of members of Holdings (or members vis-à-vis their class of membership) or otherwise modify certain key terms require the approval of certain of the members of Holdings in addition to the manager member.

The Amended Holdings Operating Agreement is incorporated by reference as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

Exchange Agreement

In connection with the Closing, we, Holdings and Seller entered into the Exchange Agreement, permitting Seller and holders of Holdings Class B Units and Class V Common Stock (together with Seller, the “Holders”) to exchange their Holdings Class B Units and Class V Common Stock for shares of Class A Common Stock.

The exchange ratio shall be one Holdings Class B Unit and one share of Class V Common Stock for one share of Class A Common Stock. The exchange ratio may be equitably adjusted for any subdivision or combination of the Class B Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock, or for any subdivision or combination of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Class B Units. Concurrently with such issuance, any exchanged Class B Units shall automatically convert into Class A Units held by us, and shares of Class V Common Stock shall automatically be deemed cancelled.

A Holder shall not be entitled to effect an exchange to the extent that we determine such exchange would violate applicable law (including securities laws) or not be permitted under our organizational documents or other agreements, including the Amended Holdings Operating Agreement, Registration Rights Agreement and the Lock-Up Agreement. We may also limit the rights of Holders to exchange their Holdings Class B Units under the Exchange Agreement if we determine in good faith that such restrictions are necessary so that Holdings will not be treated as a “publicly traded partnership” under applicable tax laws and regulations, and may impose necessary restrictions on exchange to avoid such treatment.

87

Each of Holdings, us, and an exchanging Holder shall bear its own expenses incurred in connection with any exchange, except that Holdings shall bear any transfer taxes, stamp taxes and similar duties (unless the Holder has requested that the shares of Class A Common Stock be issued in the name of another person).

The form of Exchange Agreement is attached to this proxy statement/prospectus as Annex E and is incorporated by reference as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

Stryve Related Party Transactions

Unit Forfeiture and Cancellation Agreements. During July 2020, Stryve LLC entered into a unit forfeiture and cancellation agreement with each of Gabe Carimi, Joe Oblas and Ted Casey. The agreements provided for each of Messrs. Carimi, Oblas and Casey to forfeit all of their respective Stryve LLC Class B Units in exchange for the issuance of a promissory note to each individual. The promissory notes issued to each of Gabe Carimi and Joe Oblas were in the principal amount of $400,000 and the promissory note issued to Ted Casey was in the principal amount of $700,000. The promissory notes were balloon promissory notes that accrued interest at 3.0% per annum with all interest and principal due on the maturity date of July 28, 2024. In addition, Alex Hawkins entered into a promissory note with Stryve LLC on January 1, 2020 to borrow $150,000 in principal on the same terms as the notes issued to Messrs. Carimi, Oblas and Casey. Each of Messrs. Carimi, Oblas, Casey and Hawkins used the proceeds from the promissory notes with Stryve to purchase an equal amount in principal of convertible promissory notes from Stryve LLC, which convertible notes accrued interest at 6.0% per annum and were convertible into equity of Stryve LLC (the “Related Party Convertible Notes”).

Series 3 Preferred Units. Mr. Casey previously purchased $675,000 of Series 3 Preferred Units from Stryve LLC in August 2020 for a discounted purchase price of $600,000. The Series 3 Preferred Units (which became Series 3 Preferred Units of Seller pursuant to the Merger), will participate in any distribution of Class B Units of Holdings and shares of Class V Common Stock, made by Seller to its members. In addition, on December 31, 2020, Stryve LLC entered into a note cancellation and exchange agreement with each of Gabe Carimi and Joe Oblas. The agreements provided for each of Messrs. Carimi and Oblas to convert all of the principal and accrued interest from outstanding cash advances made by each individual from time to time to Stryve LLC for working capital into Series 3 Preferred Units of Stryve LLC. The outstanding principal for each of the shareholder loans for Messrs. Carimi and Oblas was $1,450,000 ($1,704,964 with accrued interest) and $422,068 ($551,143 with accrued interest), respectively. The outstanding principal and interest on these loans were converted into Series 3 Preferred Units of Stryve LLC (which became Series 3 Preferred Units of Seller pursuant to the Merger).

Convertible Promissory Notes. In addition to the convertible notes described above under “Unit Forfeiture and Cancellation Agreements,” Stryve issued the following convertible promissory notes with related parties:

●	Greg Bohlen, a former director of Stryve Foods, LLC, purchased a $500,000 convertible promissory note on November 14, 2019, which convertible note accrued interest at 6.0% per annum and was convertible into equity of Seller.

●

Ted Casey, a director of Stryve, purchased a $500,000 convertible promissory note on August 19, 2019, which convertible note accrued interest at 6.0% per annum and was convertible into equity of Stryve, purchased two $250,000 convertible promissory notes on October 30, 2019 through trusts, which convertible notes accrued interest at 6.0% per annum and were convertible into equity of Stryve and purchased a $100,000 convertible promissory note on May 1, 2020, which convertible note accrued interest at 6.0% per annum and was convertible into equity of Stryve.

88

●

On January 13, 2021, the Company entered into a note payable agreement with a principal balance of $1,600,000 (the “Member Note Payable”) with Ted Casey. The Member Note Payable bore interest at 6% per annum. Principal and accrued interest of the Member Note Payable was exchanged for participation in the Bridge Notes on January 28, 2021. The Company then entered into an additional Bridge Note with a principal balance of $190,000 on January 28, 2021 with Ted Casey. The Bridge Notes were satisfied in full by the Company in exchange for Class A Common Stock upon the consummation of the Business Combination on July 20, 2021.

Upon the Closing of the Business Combination, all principal and accrued interest under each of the convertible promissory notes (including the Related Party Convertible Notes) was converted into newly issued Series 3 Preferred Unit of Seller, which Series 3 Preferred Units will participate in any distribution of Class B Units of Holdings and shares of Class V Common Stock, made by Seller to its members, under the terms of Seller’s limited liability company agreement.

January 2020 Promissory Note. Stryve and Lee Dunlap, a former director of Stryve LLC, entered into an unsecured promissory note in January 2020 whereby Stryve borrowed $250,000 at an interest rate of 16% per year with accrued interest payable monthly and the principal payable on the date of maturing The balance as of December 31, 2020 was $250,000, which was repaid in full.).

Guaranties. Except as noted below, Messrs. Carimi, Casey and Oblas each have executed unconditional personal guarantees with respect to all principal, interest and other fees and costs under several of Stryve’s loan facilities as detailed below:

●	$10.98 million of borrowings with Origin Bank (the “Origin Bank Borrowings”), of which $6.8MM was still outstanding as of September 30, 2021;
●	$4.5 million bridge loan with Van Maren Financial, which loan was repaid in full;
●	$2.5 million bridge loan with Montgomery Capital Partners III, LP, which loan was repaid in full; and
●	$2.7 million side-car bridge loan with individuals of Montgomery Capital Partners III, LP, which loan was repaid in full.

Mr. Casey did not personally guaranty certain obligations under the Origin Bank Borrowings related to Braaitime and Biltong USA acquisitions.

Management Agreement. On June 1, 2018, Stryve entered into a Management Agreement with Meaningful Partners, LLC (“MP”). Jacob Capps, a former director of Stryve LLC and a current director of Seller, is a founding member of MP. The Management Agreement provided for MP to provide Stryve with financial related services for $10,000 per month. Stryve owed MP approximately $225,216 under the Management Agreement as of the closing of the Business Combination, which amount was paid in full after the Closing (at which point the Management Agreement automatically terminated).

Sale and Leaseback. On June 4, 2021, Stryve consummated the Sale and Leaseback Transaction for its manufacturing facility in Madill, Oklahoma with an entity controlled by Ted Casey, a director of Stryve. The Sale and Leaseback Transaction was consummated for a total purchase price of $7,500 thousand, which provided Stryve with net proceeds (after transaction related costs) of approximately $7,343 thousand. In connection with the consummation of the Sale and Leaseback Transaction, Stryve entered into a Lease Agreement pursuant to which Stryve leased back the facility for an initial term of twelve (12) years, unless earlier terminated or extended in accordance with the terms of the Lease Agreement. Under the Lease Agreement, Stryve’s financial obligations include base rent of approximately $60,000 per month, which rent will increase on an annual basis at two percent (2%) over the initial term and two-and-a-half percent (2.5%) during any extension term. Stryve is also responsible for all monthly expenses related to the leased facility, including insurance premiums, taxes and other expenses, such as utilities. As a result of the Sale and Leaseback Transaction, Mr. Casey is not be considered an independent director.

89

Employment Arrangements. Stryve has entered into employment agreements with its executive officers. See “Stryve’s Executive Compensation—Agreements with Stryve’s Named Executive Officers and Potential Payments Upon Termination or Change of Control.”

Other. During the nine months ended September 30, 2021, the Company purchased approximately $117,643 in goods from an entity controlled by Ted Casey, a director of Stryve (the “Related Party Manufacturer”). The Company did not purchase goods from the Related Party Manufacturer in periods prior to the nine months ended September 30, 2021.

Andina Related Party Transactions

In July and August 2016, Andina issued an aggregate of 2,875,000 Ordinary Shares to B. Luke Weil for $25,000 in cash, at a purchase price of approximately $0.009 share. Mr. Weil thereafter subsequently transferred certain Insider Shares to other initial shareholders, including the underwriters in Andina’s IPO, at the same price originally paid for such shares. Simultaneously with the IPO, the underwriters partially exercised their over-allotment option for 800,000 of the total possible 1,500,000 additional Units. Because the underwriters’ exercised the over-allotment option in part, Andina’s initial shareholders forfeited an aggregate of 175,000 Insider Shares.

In January 2019, certain of Andina’s initial shareholders, including the underwriters in Andina’s IPO, purchased an aggregate of 395,000 Private Units at $10.00 per unit (for a total purchase price of $3,950,000) in a private placement closed simultaneously with the closing of Andina’s IPO. The Private Units are identical to the Units sold in Andina’s IPO, except that the warrants underlying the Private Units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial shareholders or their permitted transferees. The purchasers of the Private Units have agreed (A) to vote the Ordinary Shares underlying the Private Units in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to Andina’s amended and restated memorandum and articles of association with respect to Andina’s pre-business combination activities prior to the consummation of such a business combination unless Andina provides Public Shareholders with the opportunity to convert their Public Shares in connection with any such vote, (C) not to convert any Ordinary Shares underlying the Private Units for cash from the Trust Account in connection with a shareholder vote to approve a proposed initial business combination or a vote to amend the provisions of Andina’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, and (D) that the Ordinary Shares underlying the Private Units shall not participate in any liquidating distribution from the Trust Account upon winding up if a business combination is not consummated. The purchasers of Private Units have also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to certain permitted transferees) until the completion of Andina’s initial business combination.

Prior to the consummation of Andina’s IPO, B. Luke Weil, the Chairman of Andina’s Board, loaned Andina an aggregate of $34,259, which were used for a portion of the expenses of Andina’s IPO. The loans were fully repaid upon the closing of Andina’s IPO.

Andina has entered into the Insider Letter Agreement with each Insider pursuant to which, among other things, Andina’s Chairman, B. Luke Weil, has agreed that, if Andina liquidates the Trust Account prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Andina for services rendered or contracted for or products sold to Andina in excess of the net proceeds of Andina’s IPO not held in the Trust Account, and will not seek repayment for such expenses, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, there can be no assurances that he will be able to satisfy those obligations if he is required to do so. The Insider Letter Agreement also includes provisions relating to transfer restrictions of the Insider Shares and Private Warrants, indemnification of the Trust Account, waiver of redemption rights and participation in liquidation distributions from the Trust Account.

On January 28, 2021, Andina entered into the Insider Forfeiture Agreement with each Insider pursuant to which the Insiders have agreed to pursuant to which each Insider has agreed to, among other things, cancel certain Insider Shares, Private Rights and Private Warrants held by such Insider, effective as of the Closing, to amend the Insider Escrow Agreement pursuant to which Insider Shares are held in escrow and to extend the lock-up period for their Insider Shares.

90

On January 28, 2019, Andina entered into the Insider Escrow Agreement with the Insiders and the Transfer Agent, as escrow agent. Simultaneously with the execution of the Business Combination Agreement, Andina, the Insiders and the Transfer Agent entered into an amendment to the Insider Escrow Agreement acknowledging the replacement of their Andina Ordinary Shares held in escrow thereunder with Andina common stock in the Domestication and, in order to match the lock-up period in the Lock-Up Agreement, to extend the lock-up period for their Insider Shares (including any that are transferred to other persons in support of the Transactions) effective as of the Closing so that the testing for the early release with respect to 50% of their Insider Shares will only begin twenty (20) trading days prior to the six (6) month anniversary of the Closing.

On January 28, 2019, Andina entered into the Insider Registration Rights Agreement with each of the Insiders. Pursuant to the Business Combination Agreement, as a condition to the Business Combination, Insiders holding at least 66-2/3% of Andina’s outstanding “registrable securities” shall have entered into an amendment to the Insider Registration Rights Agreement to make the Insider Registration Rights Agreement consistent with the terms of the registration rights agreement between Andina and the Seller in connection with the Business Combination.

Andina entered into a letter agreement with a member of Andina’s Board that provides for a success fee to be paid to such director upon consummation of a Business Combination with a target business introduced to Andina by such director in an amount equal to 0.6% of the total consideration paid by Andina in the transaction, subject to certain minimum and maximum amounts set forth in the agreement. This letter agreement does not apply to the Business Combination.

Andina has engaged each of the joint book-running managers for Andina’s IPO to assist Andina in connection with Andina’s initial business combination. Andina will pay each of them a cash fee for such services upon the consummation of Andina’s initial business combination in an aggregate amount equal to 3% of the total gross proceeds raised in Andina’s IPO.

In addition, Cowen Investments II LLC (“Cowen Investments”), an affiliate of Cowen, holds 409,967 Insider Shares and 92,157 Private Units, and Craig-Hallum holds 175,700 Insider Shares and 39,496 Private Units. These securities will be worthless if Andina does not consummate an initial business combination. These financial interests may result in the joint book-running managers having a conflict of interest when providing the services to Andina in connection with an initial business combination.

Related to the business combination with Stryve, Andina entered into engagement letters with Cowen and Craig-Hallum, to be financial advisors and placement agent to the transaction, with an aggregate success fee of 2% of the transaction value, 6% fee of gross proceeds raised as agents and a capital markets advisory fee.

In addition, Andina entered into several letter agreements with unaffiliated third parties that provide for a success fee to be paid to each such third party upon consummation of a business combination with a target business introduced to us by such third party in amounts ranging from 0.75% to 1.0% of the total consideration paid by us in the business combination, subject to certain minimum and maximum amounts set forth in the various agreements. None of these letter agreements applies to the Business Combination.

Related Person Transactions Policy

The Board of Directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. Specifically, pursuant to the Company’s audit committee charter, the audit committee has the responsibility to review related party transactions.

A “related person transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;

91

●	any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting shares;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting shares; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

92

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

93

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP, Jacksonville, Florida.

EXPERTS

The consolidated financial statements of Stryve Foods, LLC and subsidiaries as of and for the years ended December 31, 2020 and 2019, included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein (which contains an explanatory paragraph relating to substantial doubt about the ability of Stryve Foods, LLC to continue as a going concern), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of Class A Common Stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

94

INDEX TO FINANCIAL STATEMENTS

STRYVE FOODS, LLC

Audited Financial Statements as of and for the years ended December 31, 2020 and 2019

Unaudited Financial Statements as of and for the nine months ended September 30, 2021 and 2020

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Stryve Foods, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Stryve Foods, LLC (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, members’ deficit and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021.

New York, NY

March 31, 2021

F-2

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2020 AND 2019

	2020	2019
ASSETS
CURRENT ASSETS
Cash	$591,634	$57,053
Accounts receivable, net	679,061	1,079,166
Inventory, net	3,373,033	1,763,880
Prepaid media spend	249,000	-
Prepaid expenses and other current assets	529,230	959,310
Total current assets	5,421,958	3,859,409

Property and equipment, net	6,845,132	7,135,569
Goodwill	8,450,000	8,450,000
Intangible asset	4,962,834	-
Prepaid media spend, net of current portion	498,662	-
Other assets	58,545	-
TOTAL ASSETS	$26,237,131	$19,444,978

LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$3,839,384	$3,109,460
Accrued expenses	1,710,384	1,427,658
Line of credit	3,500,000	3,500,000
Current portion of long-term debt	22,649,995	2,558,122
Total current liabilities	31,699,763	10,595,240

Long-term debt, net of current portion	3,874,235	14,664,216
TOTAL LIABILITIES	35,573,998	25,259,456

COMMITMENTS AND CONTINGENCIES

MEMBERS’ DEFICIT	(9,336,867)	(5,814,478)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$26,237,131	$19,444,978

F-3

CONSOLIDATED STATEMENTS OF OPERATIONS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
SALES, net	$17,002,052	$10,769,623

COST OF GOODS SOLD	11,097,868	13,309,087

GROSS MARGIN (Loss)	5,904,184	(2,539,464)

OPERATING EXPENSES
Selling expenses	10,763,951	9,232,921
Operations expense	2,309,201	1,954,866
Salaries and wages	5,799,460	6,818,337
Depreciation and amortization expense	1,290,128	1,089,744
Loss on disposal of fixed assets	13,512	461,895
Total operating expenses	20,176,252	19,557,763

OPERATING LOSS	(14,272,068)	(22,097,227)

OTHER (EXPENSES) INCOME
Interest expense	(3,301,818)	(1,335,391)
Other income	27,115	-
Total other expense	(3,274,703)	(1,335,391)

NET LOSS	$(17,546,771)	$(23,432,618)

F-4

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

	Class A Contribution	Series 1 Preferred Contributions	Series 2 Preferred Contributions	Series 3 Preferred Contributions	Accumulated Deficit	Total Members’ Deficit
BALANCE, JANUARY 1, 2019	$2,260,000	$10,000,000	$3,477,300	$-	$(11,141,860)	$4,595,440
Member contributions	-	-	13,022,700	-	-	13,022,700
Net loss	-	-	-	-	(23,432,618)	(23,432,618)
BALANCE, DECEMBER 31, 2019	$2,260,000	$10,000,000	$16,500,000	$-	$(34,574,478)	$(5,814,478)
Member contributions	-	-	-	8,738,754	-	8,738,754
Equity conversions				5,285,628		5,285,628
Net loss	-	-	-	-	(17,546,771)	(17,546,771)
BALANCE, DECEMBER 31, 2020	$2,260,000	$10,000,000	$16,500,000	$14,024,382	$(52,121,249)	$(9,336,867)

F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,546,771)	$(23,432,618)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,290,128	1,089,744
Loss on disposal of fixed assets	13,512	461,895
Amortization of debt issuance costs	205,018	-
Interest income on members loan receivable	(23,745)	-
Bad debt expense	744,863	168,464
Changes in operating assets and liabilities:
Accounts receivable	4,095	(86,742)
Inventory	(1,252,481)	188,651
Vendor deposits	-	37,554
Prepaid media spend	(747,662)	-
Prepaid expenses and other current assets	364,883	(698,872)
Other assets	(34,800)	-
Accounts payable	(152,514)	1,773,165
Accrued liabilities	1,349,215	(69,167)
Net cash used in operating activities	(15,786,259)	(20,567,926)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for asset acquisition	(1,511,900)	-
Cash paid for purchase of equipment	(1,046,723)	(1,324,560)
Cash received for sale of equipment	56,192	-
Net cash used in investing activities	(2,502,431)	(1,324,560)

CASH FLOWS FROM FINANCING ACTIVITIES
Member contributions	8,738,754	13,022,700
Net borrowings on line of credit	-	3,020,000
Borrowings on long-term debt	2,761,427	138,028
Repayments on long-term debt	(1,354,651)	(1,325,675)
Borrowings on related party debt	200,000	1,240,000
Repayments on related party debt	(415,000)	(3,096,755)
Borrowings on short term debt	4,509,449	3,461,027
Repayments on short term debt	(126,260)	(335,527)
Issuance of convertible debt	2,840,000	5,414,390
Borrowings on paycheck protection program loan	1,669,552	-
Net cash provided by financing activities	18,823,271	21,538,188
Net change in cash and cash equivalents	534,581	(354,298)
Cash and cash equivalents at beginning of year	57,054	411,351
Cash and cash equivalents at end of year	$591,634	$57,054

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$2,785,659	$2,811,292

NON-CASH FINANCING ACTIVITIES:
Members’ subscription for convertible note	$1,650,000	$-
Assets acquired in Kalahari transaction (Note 3)	$5,867,344	$-
Liabilities assumed in Kalahari transaction (Note 3)	$(882,438)	$-
Short term debt converted to related party debt	$3,001,366	$-
Accrued interest converted to Series 3 Preferred units	$1,088,561	$-
Long term debt converted to related party debt	$550,000	$-
Related party debt converted to Series 3 Preferred units	$3,997,067	$-
Short term debt converted to Series 3 Preferred units	$200,000	$-

F-6

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Stryve Foods, LLC, (“Stryve” or the “Company”), is a Texas limited liability company formed on January 13, 2017, with an indefinite life, and is headquartered in Plano, Texas, with manufacturing operations in Madill, Oklahoma. Stryve has three wholly owned subsidiaries, Biltong USA Inc., Braaitime LLC and Kalahari Snacks, LLC.

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products. Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks.

2. GOING CONCERN AND MANAGEMENT’S PLAN

The accompanying consolidated financial statements have prepared on a going concern basis, which contemplates the realization of assets and liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern. For the years ended December 31, 2020 and 2019, the Company has recognized operating losses of $14,272,068 and $22,097,227, respectively, and used cash in its operations of $15,786,259 and $20,567,926. As of December 31, 2020, the Company had a working capital deficit of $26,277,805. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the date these financial statements are made available.

The Company’s continuation of operations is dependent on its ability to generate sufficient cash flow to meet its obligations on a timely basis. For the years ended December 31, 2020 and 2019, the Company’s cash needs have primarily been funded through equity capital raises, and note payable agreements from members, in addition to bank loans. The Company has $42,500,000 of subscription agreements for Common Stock fully committed to be funded upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Business Combination Agreement”) dated January 28, 2021 between the Company and Andina Acquisition Corp. III (“Andina”) and Andina Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of Andina (“Holdings”). The subscription agreements are anticipated to be funded in the second quarter of fiscal year 2021, pending completion of the closing conditions included in the Business Combination Agreement. Additionally, the Company issued a third round of bridge convertible notes on January 28, 2021 for $10,600,000 to obtain additional working capital, with the knowledge that the transactions contemplated by the Business Combination Agreement constituted a triggering event for conversion for such notes. Although there can be no assurances that the aforementioned business combination will be consummated, the Company believes that $42,500,000 of subscriptions and cash from Andina’s trust account in connection with the Business Combination Agreement, along with a continued reduction in expenses, will be sufficient to fund the Company’s cash requirements for at least twelve months subsequent to the date these financial statements were made available.

3. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The financial statements include the consolidated accounts of Stryve and its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

F-7

Use of Estimates

The preparation of the consolidated financial statements in accordance with GAAP requires Management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Accounting estimates and assumptions discussed herein are those that management considers to be the most critical to an understanding of the consolidated financial statements because they inherently involve significant judgements and uncertainties. Estimates are used for, but not limited to revenue recognition, allowance for doubtful accounts and customer allowances, useful lives for depreciation and amortization, standard costs of inventory, provisions for inventory obsolesce, and impairments of goodwill and long-lived assets. All of these estimates reflect management’s judgment about current economic and market conditions and their effects based on information available as of the date of these consolidated financial statements. If such conditions persist longer or deteriorate further than expected, it is reasonably possible that the judgements and estimates could change, which may result in future impairments of assets among other effects.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with an original maturity date of three months or less when purchased to be cash equivalents. As of and for the years ended December 31, 2020 and 2019, there were no cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts, Returns, and Deductions

Accounts receivable are customer obligations due under normal trade terms. The Company records accounts receivable at their net realizable value, which requires management to estimate the collectability of the Company’s receivables. Judgment is required in assessing the realization of these receivables, including the credit worthiness of each counterparty and the related aging of past due balances. Management provides for an allowance for doubtful accounts equal to the estimated uncollectable amounts, in addition to a general provision based on historical experience. Management provides for the customer accommodations based upon a general provision of 8% of sales in addition to known deductions. As of December 31, 2020 and 2019, the allowance for doubtful accounts and accommodations totaled $807,853 and $688,046, respectively. Total bad debt expense for the years ended December 31, 2020 and 2019 was $744,863 and $168,464, respectively.

Concentration of Credit Risk

The balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company maintains cash balances in bank accounts that may, at times, exceed Federal Deposit Insurance Corporation (“FDIC”) limits of $250,000 per institution. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal. As of December 31, 2020, the Company had cash balances in excess of FDIC coverage of approximately $310,000.

As of and for the year ending December 31, 2020, customer and vendor concentrations in excess of 10% consolidated sales, purchases, accounts receivable, and accounts payable are as follows:

	Sales	Purchases	Accounts Receivable	Accounts Payable
Customer A	26%		24%
Customer B	13%
Customer C			40%
Vendor A				12%
Vendor B				11%
Vendor C		17%

For the year ending December 31, 2019, customer and vendor concentrations in excess of 10% consolidated sales and purchases are as follows:

	Sales	Purchases
Customer A	12%
Customer B	21%
Customer C	13%
Vendor C		40%
Vendor D		11%
Vendor E		11%

Revenue Recognition Policy

The Company manufactures and markets a broad range of protein snack products through multiple distribution channels. The products are offered through branded and private label items. The Company accounts for revenue from contracts with customers, which comprises substantially all of its revenue, through the following steps:

1)	Identification of the contract with a customer
2)	Identification of the performance obligations in the contract
3)	Determination of the transaction price
4)	Allocation of the transaction price to the performance obligations in the contract
5)	Recognition of revenue when, or as, the Company satisfies a performance obligation

The Company’s revenue derived from the sale of branded and private label products is considered variable consideration that is based on a fixed per item charge applied to a variable quantity of product. Generally, this variable consideration is recognized at the point in time when the customer obtains control of the product, which may occur upon either shipment or delivery of the product. The Company also maintains consignment arrangements whereby revenue is recognized upon sale of the product to the end customer. The payment terms of the Company’s contracts are generally net thirty to thirty-five days, although early pay discounts are offered to customers.

The Company regularly experiences customer deductions from amounts invoiced due to product returns, product shortages and delivery nonperformance penalty fees. This variable consideration is estimated using the expected value approach based on the Company’s historical experience, and it is recognized as a reduction to the transaction price in the same period that the related product sale is recognized. In years prior to 2020, customer deduction amounts were insignificant and recognized when incurred.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products to customers. Revenue is recognized when the Company satisfies its performance obligations under the contract by transferring the promised product to its customer.

The Company’s contracts generally do not include any material significant financing components.

Segment Reporting

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision makers for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision makers are the Co-Chief Executive Officers (“CEOs”) and the Chief Operating Officer (“COO”) of the Company, who review operating results to make decisions about allocating resources and assessing performance for the entire Company. The Company deploys resources on a consolidated level to all brands of the Company and therefore the Company only identifies one reportable operating segment with multiple product offerings.

F-8

Performance Obligations

The Company has elected the following practical expedients provided for in Topic 606, Revenue from Contracts with Customers.

1)	The Company is excluding from its transaction price all sales and similar taxes collected from its customers.
2)	The Company has elected to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.
3)	The Company has elected to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities instead of assessing such activities as performance obligations.
4)	The portfolio approach has been elected by the Company as it expects any effects would not be materially different in application at the portfolio level compared with the application at an individual contract level.
5)	The Company has elected not to disclose information about its remaining performance obligations for any contract that has an original expected duration of one year or less.

Neither the type of good sold nor the location of sale significantly impacts the nature, amount, timing, or uncertainty of revenue and cash flows.

Disaggregation of Net Sales

The following table shows the net sales of the Company disaggregated by channel for the years ended December 31, 2020 and 2019 (in thousands).

	2020	2019
E-commerce	$7,147	$1,610
Wholesale	$6,598	$7,229
Private Label	$3,257	$1,931
Net Sales	$17,002	$10,770

Inventory

Inventories consist of raw materials, work in process, and finished goods, and stated at lower of cost or net realizable value determined using the standard cost method. The Company reviews the value of items in inventory and provides write-downs and write-offs of inventory based for obsolete, damaged, or expired inventory. Write-down and write-offs are included in cost of goods sold. Infrequent and significant write offs are included separately from cost of goods sold in loss on damaged inventory. Standard costing is reflected in the Company’s inventory which approximates a first in first out basis. Management has historically reviewed the Company’s standard costing at each reporting date.

Prepaid Media Spend

During the year ended December 31, 2020, the Company sold products to an independent full-service corporate trade company in exchange for future services. The Company has the right to utilize this asset as a credit against future media buying that this trade company performs for the Company. The Company can utilize the credit at any time over five years, but estimates they will use a third of the current credit within the next year, totaling approximately $249,000.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation for financial reporting purposes commence when the assets are placed in service on a straight-line basis over the estimated useful lives of the assets or terms of the leases. Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss (if any) are reflected in consolidated statements operations.

Leasehold improvements are depreciated on a straight-line basis over the shorter of the lease term or estimated useful life of the assets.

F-9

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification (“ASC”) 360-10, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews the carrying value of long-lived assets whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of its assets, on a going concern basis, by estimating the undiscounted future net cash flows expected to result from the asset over its expected useful life, including eventual disposition. If the future undiscounted net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value. The Company determined there was no impairment of long-lived assets as of December 31, 2020 and 2019.

Deferred Financing Fees

The Company incurred deferred financing fees while obtaining debt detailed in Notes 9. These fees are being amortized over the term of the related debt using the effective interest method. Amortization of the deferred financing fees for the years ended December 31, 2020 and 2019 was $205,018 and $0, respectively, and is included in interest expense in the consolidated statements of operations. As of December 31, 2020 and 2019, net deferred financing fees was $36,492 and $0, respectively, and is presented as a reduction of the corresponding liability.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in the acquisition of Biltong USA Inc., and Braaitime LLC in 2018. Goodwill is accounted for in accordance with ASC 350, “Intangibles – Goodwill and Other”. Goodwill is reviewed and tested for impairment on a reporting unit level annually.

In January 2017, the FASB issued ASU 2017-03, “Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”, effective for periods beginning after December 15, 2019, with an election to adopt early. The ASU requires only a one-step qualitative impairment test, whereby a goodwill impairment loss will be measured as the excess of a reporting unit’s carrying amount over its fair value. It eliminates Step 2 of the current two-step goodwill impairment test, under which a goodwill impairment loss is measured by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. A significant amount of judgment is required in estimating fair value and performing goodwill impairment tests. For the years ended December 31, 2020 and 2019, there was no impairment of goodwill.

F-10

Intangible Assets

On December 11, 2020, the Company’s wholly-owned subsidiary, Kalahari Snacks, LLC, entered into an asset purchase agreement with Kalahari Brands, Inc. consisting principally of its brands and marks, to acquire certain assets and liabilities of Kalahari Brands for a purchase price of $5,867,344, comprised as follows:

Purchase consideration:
Cash	$1,511,900
Seller note payable	3,245,843
Assumption of liabilities	882,438
Relief of liabilities	227,163
Total purchase consideration	$5,867,344
Assets:
Accounts receivable	$348,853
Inventory	$356,672
Other assets	$176,313
Property, plant, and equipment	$22,672
Intangible asset (brand name)	$4,962,834
Total assets acquired	5,867,344
Assumption of liabilities	(882,438)
Net assets aquired	$4,984,906

The brand name is accounted for in accordance with ASC 350, “Intangibles – Goodwill and Other”, and amortized on a straight-line basis over 20 years and reviewed annually for impairment. As of December 31, 2020, there was no impairment of the intangible asset.

Advertising Costs

In accordance with ASC 720-35, Advertising Costs, advertising and marketing costs are charged to operations in the period incurred. Advertising and marketing expenses were $6,123,049 and $5,642,392 for the years ended December 31, 2020 and 2019, respectively, and are included in selling expenses in the accompanying statements of operations.

Income Taxes

The Company is a Texas limited liability company and accordingly is not a taxpaying entity for federal income tax purposes. The Company’s annual tax income or loss is allocated to individual members for reporting on their own individual federal tax returns. The Company is subject to certain state and local taxes, such amount was not material for the years ended December 31, 2020 and 2019, respectively.

The provision for income taxes is calculated under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. The realization of deferred tax assets depended upon the existence of sufficient taxable income, of appropriate character, within the carryback or carryforward periods under the tax law in the applicable tax jurisdiction. Valuation allowances are determined, based on available information, whether it was more likely than not that deferred tax assets would not be realized. Significant judgment is required in determining whether valuation allowances should be established, as well as the amount of such allowances.

F-11

Income Taxes, continued

The Company accounts for uncertain tax positions in accordance with ASC 740-10, Income Taxes. ASC 740-10, Income Taxes, provides several clarifications related to uncertain tax positions. Most notably, a “more likely-than-not” standard for initial recognition of tax positions, a presumption of audit detection and a measurement of recognized tax benefits based on the largest amount that has a greater than 50 percent likelihood of realization. ASC 740-10, Income Taxes, applies a two-step process to determine the amount of tax benefit to be recognized in the consolidated financial statements. First, the Company must determine whether any amount of tax benefit may be recognized. Second, the Company determines how much of the tax benefit should be recognized for tax positions that qualify for recognition. No additional liabilities have been recognized. Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions

Recent Accounting Pronouncements

ASU 2016-02, Leases. In 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance related to accounting for leases. The new guidance requires the recognition of right of use (“ROU”) assets and lease liabilities for those leases classified as operating leases under previous guidance. In 2018, the FASB also approved an amendment that would permit the option to adopt the new standard prospectively as of the effective date, without adjusting comparative periods presented. On August 15, 2019, the FASB proposed a one-year delay and the effective date was deferred until fiscal years beginning after December 15, 2020. The Company is evaluating the effect of adopting ASU 2016-02.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The standard includes multiple key provisions, including removal of certain exceptions to ASC 740, Income Taxes, and simplification in several other areas such as accounting for a franchise tax that is partially based on income. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently assessing the impact of adopting this standard but does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

In October 2020, the FASB issued ASU No. 2020-10 “Codification Improvements.” The new accounting rules improve the consistency of the Codification by including all disclosure guidance in the appropriate Disclosure Section (Section 50) that had only been included in the Other Presentation Matters Section (Section 45) of the Codification. Additionally, the new rules also clarify guidance across various topics including defined benefit plans, foreign currency transactions, and interest expense. The standard is effective for the Company in the first quarter of 2021. The Company does not expect the adoption of the new accounting rules to have a material impact on its consolidated financial statements.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable, a line of credit, related party notes payable, and vehicle notes payable. The carrying amounts of cash, accounts receivable, and accounts payable approximate their respective fair values because of the short-term maturities or expected settlement date of these instruments. The line of credit and vehicle notes payable have fixed interest rates the Company believes reflect current market rates for notes of this nature. The Company believes the current carrying value of long-term debt approximates its fair value because the terms are comparable to similar lending arrangements in the marketplace.

F-12

4 INVENTORY

Inventory consists of the following as of December 31:

	2020	2019

Raw materials	$1,068,259	$344,315
Work in process	190,610	492,082
Finished goods	2,114,164	927,483
Total inventory	$3,373,033	$1,763,880

During the year ended December 31, 2020 and 2019, the allowance for unsalable inventory which is included in cost of goods sold was $444,485 and $698,224, respectively.

5 PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31:

	Useful Lives	2020	2019

Plant and equipment	3-5 years	$4,933,875	$4,046,634
Furniture and fixtures	3-5 years	35,421	37,551
Vehicles	5 years	394,681	502,312
Leasehold improvements	Shorter of lease term or economic life	1,922,332	1,926,484
Plates and dies	3-5 years	178,820	49,001
Website	3 years	111,002	111,002
Land	Indefinite	242,333	180,720
Building	20 years	1,399,200	1,399,200
		9,217,664	8,252,904
Less: accumulated depreciation		(2,372,532)	(1,117,335)
Property and equipment, net		$6,845,132	$7,135,569

Depreciation expense was $1,290,128 and $1,089,744 for the years ended December 31, 2020 and 2019, respectively.

F-13

6 INTANGIBLE ASSET

Intangible asset consists of the Kalahari brand name, totaling $4,962,834 as of December 31, 2020. The intangible asset is being amortized over its estimated useful life of 20 years. Amortization expense for the year ended December 31, 2020 was not material. Estimated amortization expense are as follows for the years ending December 31:

2021	$248,142
2022	248,142
2023	248,142
2024	248,142
2025	248,142
Thereafter	3,722,126
Total	$4,962,834

7 ACCRUED LIABILITIES

Accrued liabilities consists of the following as of December 31:

	2020	2019

Interest payable	976,032	527,239
Insurance liability	15,813	59,346
Payroll liabilities	296,036	11,517
Broker and commission payables	68,093	70,430
Marketing and advertising payables	6,250	257,286
Credit card payables	201,116	145,077
Capital raise payables	94,978	139,932
Professional fees payables	-	56,870
Other	52,066	159,961
	$1,710,384	$1,427,658

8 LINE OF CREDIT

On November 29, 2018, the Company amended its existing line of credit agreement (the “Line of Credit”) to extend the maturity date to November 28, 2019, and increase the fixed interest rate to 6%. On May 29, 2019, the Line of Credit was amended to extend the maturity date to June 5, 2021 and increase the maximum limit to $3,500,000, with an interest rate of 5.25%. Effective June 23, 2020, as a result of Security Agreement 3, outlined in Note 9, the maturity date was amended to December 31, 2020. The balance on the Line of Credit was $3,500,000 as of December 31, 2020 and 2019. The Line of Credit is secured by all assets of the Company and is guaranteed by a member of the Company. The Line of Credit is subject to certain covenants, including requirements for debt service coverage ratio, tangible net worth ratio, and liquidity requirements, as outlined in the agreement. As of December 31, 2020, the Company was not in compliance with all debt covenants. Effective January 26, 2021, the maturity date was amended to June 30, 2021 and covenant requirements were waived for the quarter ended December 31, 2020.

F-14

9 DEBT

A breakout of the classifications of debt held as of and for the years ending December 31, 2020 and 2019 are as follows :

	2020	2019
Long term debt	5,677,505	$4,736,622
Short term debt	7,745,843	3,001,366
Related party notes payable	3,001,366	3,662,067
Convertible notes, net of subscriptions to members of the company (Note 10)	8,254,390	5,414,390
Payroll protection loan	1,669,552	-
Other notes payable	212,066	407,893
Line of credit (Note 8)	3,500,000	3,500,000
Total notes payable	30,060,722	20,722,338
Less: current portion	(22,649,995)	(2,558,122)
Less: line of credit	(3,500,000)	(3,500,000)
Notes payable, net of current portion	3,910,727	14,664,216
Deferred financing fees	(36,492)	-
Total notes payable, net	$3,874,235	$14,664,216

Long Term Debt

Origin Bank

As of December 31, 2020, the Company was not in compliance with all debt covenants. Effective January 26, 2021, the maturity date on all notes outstanding with Origin bank were amended to June 30, 2021 under similar terms, and any covenant requirements were waived for the quarter ended December 31, 2020.

Unless otherwise stated, collateralized loans are secured by the net book value of the assets of the Company, totaling $27,887,131 and $19,444,978 as of December 31, 2020 and 2019, respectively.

On January 24, 2018, the Company entered into a promissory note agreement with Origin Bank (“Security Agreement”) for the principal amount of $1,000,000. The Security Agreement calls for monthly principal and interest payments of $30,820, commencing on March 5, 2018 and reaching maturity on February 4, 2021. The Security Agreement bears interest at a variable rate that is 1% above the Lender Prime Rate on the last day of the month. Effective June 23, 2020, as a result of Security Agreement 3, the maturity date was amended to December 31, 2020. As of December 31, 2020 and 2019, the interest rate applied to the loan balance was 6.5%, and the principal amount due on the Security Agreement was $156,866 and $417,956., respectively. The Security Agreement is secured by assets of the Company and subject to certain covenants, including requirements for debt service coverage ratio, tangible net worth ratio, and liquidity requirements, as outlined in the agreement.

On February 9, 2018, the Company entered into a promissory note agreement with Origin Bank (“Security Agreement 2”) for the principal amount of $1,000,000. The Security Agreement 2 calls for monthly principal and interest payments of $30,212, commencing on March 5, 2018 and reaching maturity on February 4, 2021. The Security Agreement 2 bears interest at a variable rate that is 1% above the Lender Prime Rate on the last day of the month. Effective June 23, 2020, as a result of Security Agreement 3, the maturity date was amended to December 31, 2020. As of December 31, 2020 and 2019, the interest rate applied to the loan balance was 6.5%, and the principal amount due on the Security Agreement 2 was $156,510 and $417,004, respectively. The Security Agreement 2 is secured by the assets of the Company and subject to certain covenants, including requirements for debt service coverage ratio, tangible net worth ratio, and liquidity requirements, as outlined in the agreement.

F-15

Long Term Debt, continued

Origin Bank, continued

On June 29, 2018, the Company entered into a promissory note agreement with Origin Bank (“Mortgage”) for the principal amount of $1,240,000. The Mortgage calls for monthly principal and interest payments of $8,417, with a balloon payment of all outstanding principal and interest due on the maturity date, June 5, 2023. Effective June 23, 2020, as a result of Security Agreement 3, the maturity date was amended to December 31, 2020. The Mortgage bears fixed interest rate of 5.25% per annum. As of December 31, 2020 and 2019, the principal amount due on the Mortgage was $1,160,547 and $1,187,308, respectively. The Mortgage is secured by the assets of the Company.

On August 17, 2018, the Company entered into a promissory note agreement with Origin Bank (“CapEx”) with a limit on borrowings of $2,240,000. The CapEx calls for interest only payments until March 5, 2019, at an interest rate of 5.25% per annum on all outstanding amounts. On March 5, 2019, the Company begins monthly principal and interest payments of $42,615, with all outstanding principal and interest due on the maturity date, March 5, 2024. Effective June 23, 2020, as a result of Security Agreement 3, the maturity date was amended to December 31, 2020. As of December 31, 2020 and 2019, the principal amount due on the CapEx was $1,521,874 and $1,941,508, respectively. The CapEx is secured by the assets of the Company.

Other

On February 20, 2018, the Company entered into a note payable agreement as a result of the acquisition of Braaitime LLC, with the seller for the principal amount of $1,000,000 (“Seller Note”). The Seller Note is payable in quarterly installments of $50,000 commencing on July 1, 2018, with a final balloon payment of all outstanding principal and interest to be made on April 1, 2021. The Seller Note bears an annual interest rate equal to the lesser of (a) the lowest Applicable Federal Rate as such term is defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended, as of the date of this Note, or (b) the Maximum Legal Rate. Effective December 31, 2020, all principle and accrued interest thereon was converted to Series 3 Preferred shares, at fair value, as a part of the Exchange agreement in the Related Party Notes Payable. As of December 31, 2020 and 2019, the interest rate applied to the loan was 8% and the principal amount due on the Seller Note was $0 and $700,000, respectively.

On December 3, 2018, the Company entered into a business loan agreement with First United Bank and Trust Co. (“Loan Agreement”), for a principal balance of $89,001. The Loan Agreement calls for monthly principal and interest payments of $1,664, at an interest rate of 4.49 per annum, and matures on December 15, 2023. The principal amount due on the Loan Agreement was $55,893 and $72,846 as of December 31, 2020 and 2019, respectively. The Loan Agreement is secured by the vehicles acquired with the loan having a carrying value which approximates the outstanding loan balance.

On January 14, 2020, the Company entered into a promissory note agreement with an individual investor, (“Promissory Note”) for a principal balance of $250,000, with interest only payments at a rate of 16% per annum from January 31, 2020 through June 30, 2020. On July 31, 2020, monthly installments of principal payments of $4,167 plus accrued interest were required with a balloon payment of all unpaid principal and interest on January 14, 2023. As of December 31, 2020, the principal amount remaining on the Promissory Note was $237,500.

F-16

Other, continued

On January 16, 2020, the Company entered into a loan and security agreement (“Lender Agreement”) with Montgomery Capital Partners III, LP, (the “Lender”) for a principal balance up to $2,000,000, with interest only payments at a rate of 16% per annum from January 31, 2020 through June 30, 2020. On July 31, 2020, monthly installments of principal payments of $4,167 plus accrued interest are required with a balloon payment of all unpaid principal and interest on January 16, 2023. Funds borrowed under the Lender Agreement can only be used to finance the Company’s working capital and to pay fees and expenses required or otherwise arising in connection with the negotiation, execution and consummation of the Lender Agreement and other security documents. The Lender Agreement is secured by the assets of the Company, a lien on the real property at 1006 E main Street, Madill, Oklahoma 73446, subject to the Permitted Liens, having a net book value of approximately $1,524,933, and guaranteed by certain members of the Company. Effective September 4, 2020, the Lender Agreement was amended to allow for an increase in principal up to $2,500,000. As of December 31, 2020, the principal amount remaining on the Lender Agreement was $2,388,315.

The Lender received a warrant to purchase Class A Units equivalent to 3% of the outstanding equity of the Company. The Company also retained a call provision to call the warrant at any time between issuance and maturity at specific call prices detailed in the Lender Agreement. This call provision possessed by the Company expires upon maturity of the Lender Agreement. Upon expiration of this call provision, the Lender can exercise their warrant for $1. No discount was recorded related to this warrant as it is not exercisable until maturity and if and only if the Company has not exercised its call provisions. In accordance with the guidance in ASU 2016-06 contingent put and call options in debt instruments, the Company did not account for bifurcation of the call option since it was considered clearly and closely related to the debt host.

Short Term Debt

On July 15, 2019, the Company entered into note payable agreements (“VM Agreement”) with Van Maren Financial (USA), Inc. for the principal amount of $2,000,000 bearing interest at 36% per annum, with all principal and accrued interest thereon due and payable at maturity, January 15, 2020. Effective December 15, 2019, the VM Agreement was amended to increase the principal to $3,250,000. The VM Agreement is a secured by lien on the real property at 1006 E main Street, Madill, Oklahoma 73446, subject to the Permitted Liens, having a net book value of approximately $1,524,933. During September 2020, the Company reached an agreement with Van Maren Financial (USA), Inc. whereby 66.67% of the interest owed from that point forward could be accrued and ultimately paid (at the Company’s option) in the form of Series 3 Preferred Shares of the Company. On December 31, 2020, issued 2,280.32 Series 3 Preferred Shares to account for this arrangement. There was no gain or loss as a result of this arrangement since the value given up approximated the value received. The principal balance of the VM Agreement totaling $3,001,366 (as of December 31, 2020) is included in principal outstanding on Member Notes Payable below.

The VM Agreement was paid in full on February 2, 2021. On March 25, 2021, the Company entered into a new loan agreement with Van Maren Financial (USA) Inc. (the “Replacement VM Agreement”) with a limit on borrowings of $4,500,000 at an interest rate of 1% per month (12% per annum). The Replacement VM Agreement requires a payment of 2% of all advances made under the Replacement VM Agreement, and a $5,000 monthly administrative fee while any funds remain outstanding thereunder. The Replacement VM Agreement is due and payable in full on September 30, 2021. Any repayment of the Replacement VM Agreement must be accompanied by a 1.5% repayment fee of the amount repaid. On March 25, 2021, $2,500,000 was drawn under the VM Loan. The Replacement VM Agreement is secured by the assets of the Company and guaranteed by certain members of the Company.

On April 6, 2020, the Company entered into a secondary loan and security agreement (“Lender Agreement 2”) with Montgomery Capital Partners III, LP, with a schedule of lenders, for a principal balance of $2,700,000, at an interest rate equal to 14% compounded daily. Principal and accrued interest thereon are due and payable on the maturity date of October 6, 2020. Effective October 11, 2020, an individual lender elected to convert the principal and outstanding accrued interest into Series 3 Preferred shares totaling $214,540. The Lender Agreement 2 is secured by certain assets of the Company, a lien on the real property at 1006 E main Street, Madill, Oklahoma 73446, subject to the Permitted Liens, having a net book value of approximately $1,524,933, and guaranteed by certain members of the Company. As of December 31, 2020, the principal amount remaining on the Lender Agreement 2 was $2,500,000. Effective January 22, 2021, the Lender Agreement 2 was amended to extend the maturity date to March 15, 2021 under similar terms, and waive any and all events of default under the original agreement. Additionally the Company maintains an option to elect a secondary extension option, to extend maturity to June 15, 2021, if certain conditions are met, which the Company exercised effective March 15, 2021.

On June 23, 2020, the Company entered into a promissory note agreement with Origin Bank (“Security Agreement 3”) for the principal amount of $2,000,000. The Security Agreement 3 calls for interest only payments beginning August 5, 2020 through September 5, 2020, at an interest rate 5% per annum, with the entire balance maturing on October 5, 2020. The Security Agreement 3 is secured by the assets of the Company, and guaranteed by certain members of the Company. As of December 31, 2020, the principal amount due on Security Agreement 3 was $2,000,000.

F-17

Short Term Debt, continued

On December 11, 2020, the Company entered into a note payable agreement (“Seller Note 2”) as a result of the transaction to acquire certain assets of Kalahari Brands, Inc., in the principal sum of $3,245,843, bearing interest at a fixed rate of 8% per annum, due semi-annually on June 30, 2021, and upon maturity on December 31, 2021. The Seller Note 2 has incentive options for prepayment to reduce total obligations, but as of the date of issuance of these financial statements, these options have not been utilized. Additionally, the Company is subject to mandatory prepayment if within one year the Company raises over $8,500,000 (“Threshold Amount”) in the sale of additional equity units in Stryve Foods, LLC at a rate of 0.5:1 for any amounts in excess of the Threshold Amount. The note is secured by assets purchased as a part of the transaction with a net book value of $4,984,906. As of December 31, 2020, the principal amount outstanding on the Seller Note 2 was $3,245,843.

Related Party Notes Payable

In December 2020 and 2019, the Company entered into note payable agreements (the “Member Notes Payable”) with members of the Company with principal balances of $200,000 and $1,740,000, respectively. The Member Notes Payable bear interest at 8% per annum. Outstanding principal and accrued interest are due at maturity ranging from May 2019 through January 2022. The principal amount outstanding on Member Notes Payable was $3,001,366 (VM Agreement) and $3,662,067 as of December 31, 2020 and 2019, respectively.

Effective December 31, 2020, the Company entered into an agreement with certain Class A shareholders (the “Exchange”) who were also noteholders to the business to convert outstanding principle and accrued interest associated with those notes, totaling $4,709,317 to 29,896 Series 3 Preferred units (converted at fair value).

Convertible Notes

From August 19, 2019 through December 2, 2019, the Company entered into multiple convertible note agreements (the “2019 Convertible Notes”) totaling $5,414,390. The 2019 Convertible Notes mature 24 months after issuance, and bear interest at rate of 6% per annum and are payable upon maturity. Upon a triggering event or maturity, the 2019 Convertible Notes convert into Series 3 preferred units based upon the calculations defined in the 2019 Convertible Note agreements. The 2019 Convertible Notes are subordinate in right of payment to all current and future indebtedness of the Company.

From January 1, 2020, through July 1, 2020, the Company entered into multiple convertible note agreements (the “2020 Convertible Notes”) with various lenders totaling $2,840,000. The 2020 Convertible Notes mature 24 months after issuance, and bear interest at rate of 6% per annum and are payable upon maturity. Upon a triggering event or maturity, the 2020 Convertible Notes convert into Series 3 preferred units based upon the calculations defined in the 2020 Convertible Note agreements. The 2020 Convertible Notes are subordinate in right of payment to all current and future indebtedness of the Company.

The terms of the 2020 Convertible Notes and 2019 Convertible Notes (collectively the “Convertible Notes”) are substantively the same.

F-18

Convertible Notes, continued

The Company accounts for the 2020 Convertible Notes and 2019 Convertible Notes in accordance with ASC 470-20-25, “Debt with Conversion and Other Options”. The Convertibles provide for three methods of conversion:

1.	Next equity financing – note is convertible at a 20% discount to the valuation utilized by the cheapest security issued in conjunction with the Next Equity Financing but in no event greater than $60,000,000. This is a contingent event that would not require initial recognition of the stated beneficial conversion feature until contingency is resolved.
2.	Transaction conversion – qualifying transaction as defined in the convertible note agreements. This is a contingent event that would not require initial recognition of the stated beneficial conversion feature until contingency is resolved.
3.	Maturity - converts at the applicable Conversion Price in the note agreements

The Convertible Notes are net of Subscriptions due from certain Members and an Officer of the Company totaling $1,650,000.

As of December 31, 2020 and 2019, the long-term and short-term principal balances on the Convertible are $8,254,390 and $5,414,390, respectively.

Payroll Protection Loan

On April 10, 2020, the Company received loan proceeds in the amount of $1,669,552 under the Paycheck Protection Program (“PPP”) which was established as part of the Coronavirus Aid, Relief and Economic Security (“CARES”) Act and is administered through the Small Business Administration (“SBA”). The PPP provides loans to qualifying businesses in amounts up to 2.5 times their average monthly payroll expenses and was designed to provide a direct financial incentive for qualifying businesses to keep their workforce employed during the Coronavirus crisis. PPP loans are uncollateralized and guaranteed by the SBA and are forgivable after a “covered period” (eight or twenty-four weeks) as long as the borrower maintains its payroll levels and uses the loan proceeds for eligible expenses, including payroll, benefits, mortgage interest, rent, and utilities. The forgiveness amount will be reduced if the borrower terminates employees or reduces salaries and wages more than 25% during the covered period. Any unforgiven portion is payable over 2 years if issued before, or 5 years if issued after, June 5, 2020 at an interest rate of 1% with payments deferred until the SBA remits the borrower’s loan forgiveness amount to the lender, or, if the borrower does not apply for forgiveness, ten months after the end of the covered period. PPP loan terms provide for customary events of default, including payment defaults, breaches of representations and warranties, and insolvency events and may be accelerated upon the occurrence of one or more of these events of default. Additionally, PPP loan terms do not include prepayment penalties.

The Company met the PPP’s loan forgiveness requirements, and therefore, applied for forgiveness during December of 2020. When legal release is received, the Company will record the amount forgiven as forgiveness income within the other income section of its statement of operations. If any portion of the Company’s PPP loan is not forgiven, the Company will be required to repay that portion, plus interest, over 19 monthly installments with the repayment term beginning at the time that the SBA remits the amount forgiven to the Company’s lender.

The SBA reserves the right to audit any PPP loan, regardless of size. These audits may occur after forgiveness has been granted. In accordance with the CARES Act, all borrowers are required to maintain their PPP loan documentation for six years after the PPP loan was forgiven or repaid in full and to provide that documentation to the SBA upon request.

F-19

Other Notes Payable

The Company holds various financing and lease agreements with original principal balances ranging from $20,000 through $34,000 for the years ended December 31, 2020 and 2019. The vehicle financing agreements call for monthly principal and interest payments ranging from $368 through $585 and bear interest at fixed rates ranging from 3.89% through 6.81% per annum. Outstanding principal and accrued interest are due at maturity, ranging from October 12, 2022 through September 13, 2024. The principal amount due on the agreements was $212,066 and $407,893 as of December 31, 2020 and 2019, respectively. The financing agreements are secured by the net book value of the vehicles purchased, totaling $367,912 and $210,251 as of December 31, 2020 and 2019.

The Other Notes Payable, Related Party Notes Payable, and Seller Notes are subordinated to the Line of Credit and Credit Facility.

Future minimum principal payments on the notes payable are as follows for the years ending December 31:

2021	$22,649,995
2022	4,493,041
2023	2,744,905
2024	161,093
2025	11,688
$30,060,722

10 RELATED PARTY TRANSACTIONS

The Company has entered into agreements with certain members and officers of the Company, including debt agreements and conversions, outlined in Note 9, and member loan receivable agreements in the principal amount of $1,650,000, for the years ending December 31, 2020 and 2019. Interest on the loan receivable accrues at a fixed rate of 3% per annum, and is due and payable at the maturity dates, ranging from July 28, 2024 to December 31, 2024. Interest income on member loan receivable for the years ending December 31, 2020 and 2019 was $23,745 and $0, respectively. Interest expense on related party notes payable totaled $1,600,229 and $454,949 for the years ending December 31, 2020 and 2019, respectively.

Management Agreement. On June 1, 2018, Stryve entered into a Management Agreement with Meaningful Partners, LLC (“MP”). Jacob Capps, a director of Stryve, is a founding member of MP. The Management Agreement provides for MP to provide Stryve with financial related services for $10,000 per month. Stryve owes MP approximately $153,438 under the Management Agreement as of December 31, 2020, with the amount expected to be paid upon the closing of the Business Combination (at which point the Management Agreement with automatically terminate).

11 COMMITMENTS AND CONTINGENCIES

Litigation

The Company may be a party to routine claims brought against it in the ordinary course of business. After consulting with legal counsel, the Company does not believe that the outcome of any such pending or threatened litigation will have a material adverse effect on its financial condition or results of operations. However, as is inherent in legal proceedings, there is a risk that an unpredictable decision adverse to the Company could be reached. The Company records legal costs associated with loss contingencies as incurred. Settlements are accrued when, and if, they become probable and estimable. A former employee has asserted that the company owes in the excess of $1,000,000 in unpaid commissions, unreimbursed expenses, and is disputing the value of their class B profits interest that the Company repurchased upon his resignation from the business. The Company is disputing the former employee’s claims and believes they are without merit and intends to vigorously defend itself against the foregoing complaints. It is management’s opinion that in the unlikely event of an unfavorable outcome, given the early state of the litigation or discovery, it is not possible to estimate the amount or range of possible outcomes that might result from this matter.

F-20

Operating Leases

The Company holds various lease agreements for office and warehouse spaces for the years ended December 31, 2020 and 2019. As of December 31, 2020, the Company only held leases in Texas and Massachusetts.

Rent expense under the leases was $258,081 and $304,349 for the years ended December 31, 2020 and 2019, respectively. Rent expense includes month-to-month rental payments for facilities preceding the commencement of the lease agreement.

Future minimum payments required under the lease agreement are as follows as of December 31:

2021	$205,463
2022	172,207
2023	176,670
2024	181,134
2025	46,120
Total	$781,594

12 MEMBERS’ EQUITY

The Company is authorized to issue three types of membership interests (“Members”): Preferred Units (“Preferred”), Class A Units (“Class A”), and Class B Profits Units (“Class B”). In accordance with the LLC Agreement, profits and losses are allocated amongst the Members based on the agreed upon provisions and distributions shall be allocated in accordance with the LLC Agreement. The Company has a Board of Managers who are appointed by the Preferred Unit and Class A Unit holders.

Preferred Units

The Company has three series of preferred units (“Series 1” “Series 2” “Series 3”). Series 1 and Series 2 Preferred Units receive priority in the event of a capital transaction. Distributions, if any, are to be made to Series 1 and Series 2 Preferred Members equal to their unreturned capital contribution in accordance with the LLC agreement. The Preferred Units earn a cumulative preferred return on their unreturned capital contribution at an annual rate of 8%, compounded quarterly. The cumulative preferred return was $4,693,110 and $2,279,593 as of December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019 there were 182,500 Series 1 and Series 2 Preferred Units issued and outstanding. Series 3 Preferred units do not receive preferred dividends but have the option to forego common pro rata distributions of the Company and instead elect to receive a senior liquidation preference that is capped at the lesser of (a) a 1.75x MOI or (b) a 30% IRR. As of December 31, 2020 and 2019, there were 89,081 and 0 Series 3 Preferred Units outstanding, respectively.

Class A Units

As of December 31, 2020 and 2019, there were 221,809 Class A units issued and outstanding. The Class A shareholders are entitled to a return of invested capital as well as pro rata participation in the common distributions of the Company subject to the distribution waterfall of the Company. Additionally, the Class A shareholders are eligible to receive additional participation in the common distributions of the Company based on the achievement of certain return thresholds experienced by the Series 1 and Series 2 Preferred Members. This additional participation only dilutes the Series 1 and Series 2 Preferred Members above that return threshold.

F-21

Class B Units

Class B units represent a profits interest in the Company such that the member will not be allocated any portion of the Company’s pre-issuance value. These Class B units vest in accordance with their respective Restricted Units Grant Agreement and can only receive distributions upon satisfaction of the stated Distribution Threshold. Management does not have any certainty these thresholds will be met and cannot estimate the likelihood of occurrence. Management has determined the fair market value of the Class B Units at the grant date to be minimal since the likelihood to reach such threshold as remote, resulting in no compensation expense. The Company has granted 11,403 and 15,250 Class B Units during the years ended December 31, 2020 and 2019, respectively. Forfeitures of unvested units totaled 5,431 in the year ended December 31, 2020. During the year ending December 31, 2019, the Company exercised its repurchase option related to Class B units owned by a former executive and acquired 8,500 Class B units which resulted in a payment of $0 to the executive.

Liquidation

Upon liquidation of the Company, excess assets will first be distributed to creditors. For any remaining amounts of undistributed proceeds, the amount will be distributed to the Members in accordance with the LLC Agreement.

13 SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company evaluated all material events or transactions that occurred after December 31, 2020, the balance sheet date, through the date these consolidated financial statements were available to be issued, and determined no events or transactions which would impact the consolidated financial statements for the year ended December 31, 2020 other than the below:

On January 14, 2021, the Company entered a letter of intent to sell its land and facility to a third party for $7,500,000 contingent upon the consummation of the transactions contemplated by the Business Combination Agreement. Additionally, the third-party intends to enter a 12-year master lease with the Company for approximately 53,210 square feet at an initial base rent of $13.72 / square foot plus operating expenses. As contemplated under the Business Combination Agreement such proceeds of any sale would be utilized to reduce third party debt of like amount.

Effective January 26, 2021, the Company obtained a waiver of default and an extension of the maturity date to June 30, 2021 for various notes issued by Origin bank outlined in Note 9.

Effective January 22, 2021, the Lender Agreement 2 was amended to extend the maturity date to March 15, 2021, and waive any and all events of default under the original agreement, outlined in Note 9. Effective March 15, 2021, the Lender Agreement 2 was amended to extend the maturity date to June 15, 2021.

Effective January 28, 2021, the VM Agreement was amended to extend the maturity date to June 30, 2021, and the Company subsequently paid off all outstanding principal and accrued interest on February 2, 2021.

Effective January 28, 2021, the Company entered into several convertible note agreements totaling $10,600,000, at 6% interest and maturity dates of October 31, 2021. The transactions contemplated by the Business Combination Agreement would trigger these notes, to convert into Class A common stock at a 20% discount to the per share price paid by the investors in the subscription agreements, described below. Additionally, all convertible notes outstanding, as detailed in Note 9, will also convert into the Series 3 Preferred units of the Company.

On January 28, 2021, the Company entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, (i) promptly after the execution and delivery of the Business Combination Agreement, the Company conducted a reorganization via merger pursuant to which Stryve Foods Holdings, LLC, a Texas limited liability company (the “Seller”), become a holding company for the Company, the former owners of the Company became the owners of the Seller, and the former holders of convertible notes of the Company became holders of convertible notes of the Seller, and pursuant to which the Company retained all of its subsidiaries, business, assets and liabilities, and become a wholly-owned subsidiary of the Seller, (ii) prior to the closing, Andina will continue out of the Cayman Islands and into the State of Delaware to re-domicile as and become a Delaware corporation, (iii) at the closing, the Seller will contribute to Holdings all of the issued and outstanding equity interests of the Company in exchange for newly issued non-voting Class B membership interests of Holdings and voting (but non-economic) Class V common stock of Andina, and (iv) Andina will contribute all of its cash and cash equivalents to Holdings, after payment of Andina shareholders that elect to have their Andina shares redeemed or converted in connection with the closing and Andina’s expenses and other liabilities due at the closing, in exchange for newly issued voting Class A membership interests of Holdings. At the closing, Andina will change its name to “Stryve Foods, Inc.”

The Company has $42,500,000 of subscription agreements for Common Stock fully committed to be funded upon the consummation of the transactions contemplated by the Business Combination Agreement, anticipated to be funded in the second quarter of 2021, pending completion of the closing conditions included in the Business Combination Agreement.

On March 5, 2021, the Company received notice from the Small Business Administration that the full balance plus any accrued and unpaid interest related to its PPP loan was fully forgiven effective as of January 27, 2021.

Effective March 25, 2021, the Company entered into the Replacement VM Agreement and borrowed $2,500,000 thereunder.

F-22

STRYVE FOODS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2021	2020
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalent	$13,389,570	$591,634
Accounts receivable, net	4,496,715	679,061
Inventory, net	5,514,530	3,373,033
Prepaid media spend	650,000	249,000
Prepaid expenses and other current assets	2,788,263	529,230
Total current assets	26,839,078	5,421,958

Property and equipment, net	6,668,675	6,845,132
Goodwill	8,450,000	8,450,000
Intangible asset, net	4,664,942	4,962,834
Prepaid media spend, net of current portion	268,295	498,662
Other assets	34,800	58,545
TOTAL ASSETS	$46,925,790	$26,237,131

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$3,482,170	$3,839,384
Accrued expenses	687,934	1,710,384
Line of credit	3,500,000	3,500,000
Current portion of long-term debt	3,445,495	22,649,995
Total current liabilities	11,115,599	31,699,763

Long-term debt, net of current portion	154,335	3,874,235
Financing obligation - related party operating lease	7,500,000	—
Warrant liability	167,875	—
TOTAL LIABILITIES	18,937,809	35,573,998

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock - $0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	—	—
Class A common stock - $0.0001 par value, 400,000,000 shares authorized, 8,217,321 shares issued and outstanding	822	—
Class V common stock - $0.0001 par value, 200,000,000 shares authorized, 11,502,355 shares issued and outstanding	1,150	1,015
Additional paid-in-capital	100,140,208	42,783,367
Accumulated deficit	(72,154,199)	(52,121,249)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	27,987,981	(9,336,867)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$46,925,790	$26,237,131

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-23

STRYVE FOODS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30		Ended September 30
	2021	2020	2021	2020
SALES, net	$9,061,770	$4,428,231	$23,247,568	$13,013,199

COST OF GOODS SOLD	5,807,925	2,832,857	13,734,845	8,352,871

GROSS MARGIN	3,253,845	1,595,374	9,512,723	4,660,328

OPERATING EXPENSES
Selling expenses	5,826,748	2,789,791	17,873,162	8,018,023
Operations expense	1,234,001	735,491	3,264,087	1,709,070
Salaries and wages	2,272,336	1,220,975	5,275,646	4,617,458
Non-cash compensation expense (Note 11)	1,700,869	—	1,700,869	—
Depreciation and amortization expense	402,290	315,000	1,193,846	962,296
(Gain) Loss on disposal of fixed assets	(13,250)	12,723	(21,828)	13,047
Total operating expenses	11,422,994	5,073,980	29,285,782	15,319,894

OPERATING LOSS	(8,169,149)	(3,478,606)	(19,773,059)	(10,659,566)

OTHER (EXPENSE) INCOME
Interest expense	(757,811)	(882,258)	(2,715,068)	(2,384,375)
PPP loan forgiveness	—	—	1,669,552	—
Change in fair value of Private Warrants	213,300	—	213,300	—
Other income	2,577	—	572,325	—
Total other (expense) income	(541,934)	(882,258)	(259,891)	(2,384,375)

NET LOSS BEFORE INCOME TAXES	(8,711,083)	(4,360,864)	(20,032,950)	(13,043,941)
Provision for income taxes	—	—	—	—

NET LOSS	$(8,711,083)	$(4,360,864)	$(20,032,950)	$(13,043,941)
Loss per common share:
Basic and diluted	$(0.47)	$(0.54)	$(1.59)	$(1.63)

Weighted average shares outstanding:
Basic and diluted	18,559,390	8,089,907	12,580,569	8,006,433

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-24

STRYVE FOODS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited)

	Common Stock Class A		Common Stock Class B/V		Additional	Retained
	Shares	Amount	Shares	Amount	Paid-in-Capital	Earnings	Total
BALANCE, JANUARY 1, 2021			10,152,020	$1,015	$42,783,367	$(52,121,249)	$(9,336,867)

Repurchase of member shares			(12,598)	(1)	(99,949)	—	(99,950)

Net loss						(5,761,150)	(5,761,150)

BALANCE, MARCH 31, 2021	-	-	10,139,422	1,014	42,683,419	(57,882,399)	(15,197,967)

Net loss						(5,560,717)	(5,560,717)

BALANCE, JUNE 30, 2021	-	-	10,139,422	1,014	42,683,419	(63,443,116)	(20,758,684)

Conversion of Convertible Notes & interest to Class V common stock			1,362,933	136	10,822,138		10,822,274

Recapitalization							-
Recapitalization with Andina	3,409,949	341			11,571,705		11,572,046
PIPE raise	5,607,372	561			35,062,867		35,063,428

Pre-Funded Warrant	(800,000)	(80)			80		-

Net loss						(8,711,083)	(8,711,083)

BALANCE, SEPTEMBER 30, 2021	8,217,321	$822	11,502,355	$1,150	$100,140,208	$(72,154,199)	$27,987,981

F-25

Condensed Statement of Changes in Stockholders’ Equity (Deficit)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020
(Unaudited)

	Common Stock Class B/V		Additional	Retained
	Shares	Amount	Paid-in-Capital	Earnings	Total

BALANCE, JANUARY 1, 2020	8,370,647	$837	$28,759,163	$(34,574,478)	$(5,814,478)

Net loss				(4,227,745)	$(4,227,745)

BALANCE, MARCH 31, 2020	8,370,647	837	28,759,163	(38,802,223)	(10,042,223)

Net loss				(4,455,333)	$(4,455,333)

BALANCE, JUNE 30, 2020	8,370,647	837	28,759,163	(43,257,556)	(14,497,556)

Members’ contributions	271,167	27	1,876,300		$1,876,327

Net loss				(4,360,864)	(4,360,864)

BALANCE, SEPTEMBER 30, 2020	8,641,814	$864	$30,635,463	$(47,618,420)	$(16,982,093)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-26

STRYVE FOODS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30	September 30
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,032,950)	$(13,043,941)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation & amortization expense	1,009,192	962,296
(Gain) Loss on disposal of fixed assets	-	13,047
Amortization of intangible assets	184,655	—
Amortization of debt issuance costs	546,262	146,077
Interest income on members loan receivable	(27,124)	—
Bad debt expense	513,661	—
Gain on debt extinguishment	(545,200)	—
Forgiveness on paycheck protection program loan	(1,669,552)	—
Change in fair value of Private Warrants	(213,300)	—
Forgiveness of Notes Receivable	1,700,869	—
Changes in operating assets and liabilities:
Accounts receivable	(4,331,314)	219,683
Inventory	(2,141,497)	(1,622,495)
Prepaid media spend	(170,633)	(501,693)
Prepaid expenses and other current assets	(2,236,168)	500,276
Accounts payable	(357,214)	854,609
Accrued liabilities	146,773	1,176,453
Net cash used in operating activities	(27,623,540)	(11,295,688)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of equipment	(897,837)	(945,274)
Cash received for sale of equipment	65,102	54,692
Net cash used in investing activities	(832,735)	(890,582)

CASH FLOWS FROM FINANCING ACTIVITIES
Member contributions	—	1,876,327
Repurchase of member shares	(99,950)	—
Investment from Andina	36,135,517	—
Repayments on long-term debt	(4,230,928)	(979,770)
Borrowings on related party debt	9,294,000	200,000
Repayments on related party debt	(7,889,681)	(565,000)
Borrowings on short-term debt	19,694,548	7,450,000
Repayments on short-term debt	(11,142,130)	(43,083)
Issuance of convertible debt	—	2,795,000
Debt issuance costs	(507,166)	(273,810)
Borrowings on paycheck protection program loan	—	1,669,552

Net cash provided by financing activities	41,254,210	12,129,216

Net change in cash and cash equivalents	12,797,936	(57,054)
Cash and cash equivalents at beginning of period	591,634	57,054
Cash and cash equivalents at end of period	$13,389,570	$—

SUPPLEMENTAL INFORMATION:
Cash paid for interest	2,847,898	1,842,418

NON-CASH INVESTING AND FINANCING ACTIVITY:
Non-cash retirement of Bridge Notes	$10,856,964	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-27

STRYVE FOODS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(Unaudited)

Note 1 - Organization and Description of Business

Stryve Foods, Inc. (f/k/a Andina Acquisition Corp. III) (“Stryve” or the “Company”) is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products. The Company offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. The Company is headquartered in Plano, Texas, with manufacturing operations in Madill, Oklahoma.

On July 20, 2021 (the “Closing Date”), the Company completed a business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement (the “Business Combination Agreement”) by and among the Company, Andina Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Holdings”), B. Luke Weil, in the capacity from and after the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) as the representative for the shareholders of the Company (other than the Seller), Stryve Foods, LLC, a Texas limited liability company, Stryve Foods Holdings, LLC, a Texas limited liability company (the “Seller”), and R. Alex Hawkins, in the capacity from and after the Closing as the representative for the members of the Seller. Notwithstanding the legal form of the Business Combination, pursuant to the Business Combination Agreement, the Business Combination has been accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States (“GAAP”). Under this method of accounting, Stryve Foods, LLC is treated as the acquirer and the Company is treated as the acquired company for financial statement reporting purposes.

In connection with the completion of the Business Combination and as contemplated by the Business Combination Agreement, the Company: (i) issued 4,250,000 shares of Class A common stock to private placement investors for aggregate consideration of $42.5 million; (ii) the Company issued 1,357,372 shares of Class A common stock, satisfied by the offset of $10.9 million of principal and accrued interest under outstanding unsecured promissory notes (the “Bridge Notes”) issued by Stryve Foods, LLC to certain investors in a private placement on the closing date of the Business Combination, and (iii) 11,502,355 newly issued non-voting Class B common units of Holdings (the “Seller Consideration Units”) and voting (but non-economic) Class V common stock of the Company (subject to a post-Closing working capital true-up). In addition, the Company’s ordinary shares outstanding prior to the Closing were converted into 3,409,949 shares of Class A common stock of the Company without any action of the holders. The Seller will distribute the Seller Consideration Units to its members in accordance with its limited liability company agreement.

Prior to July 20, 2021, Stryve Foods, LLC was a “pass-through” (limited liability company) entity for income tax purposes and had no material income tax accounting reflected in its financial statements for financial reporting purposes since taxable income and deductions were “passed through” to its members. Following the consummation of the Business Combination, the combined company is organized in an “Up-C” structure and is now a taxable C corporation in which the business of Stryve Foods, LLC and its subsidiaries is held by Holdings, which is a subsidiary of the Company. By virtue of the “Up-C” structure, the Company’s only direct assets consist of its equity interests in Holdings, an entity of which the Company maintains 100% voting control. As the member of Holdings with voting control, the Company has full, exclusive and complete discretion to manage and control the business of Stryve Foods, LLC and to take all actions it deems necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of Stryve Foods, LLC and, accordingly, the financial statements are prepared on a consolidated basis. The financial statements of the Company now account for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, Income taxes. Stryve Foods, LLC has four wholly owned subsidiaries, Biltong Acquisition Company LLC, Braaitime LLC, Protein Brothers, LLC, and Kalahari Snacks, LLC.

The consolidated financial statements are under the name of the Company, the legal parent, but represent Stryve Foods, LLC, the legal subsidiary (accounting acquirer) with an adjustment to retrospectively adjust the legal capital to reflect the legal capital as earnings per share (“EPS”). EPS is calculated using the equity structure of the Company, including the equity interests issued to the Seller in the Business Combination. Prior to the Business Combination, EPS is based on Stryve Foods, LLC’s net income and weighted average common shares outstanding on an as exchanged basis that were received in the Business Combination. Subsequent to the Business Combination, EPS is based on the actual number of common shares on an as exchanged basis of the Company outstanding during that period. For any periods prior to the Closing, basic and diluted net income/loss per share have been retroactively adjusted to reflect the reverse recapitalization of the Company utilizing the number of Seller Consideration Units (adjusted as necessary to reflect the capital activity of Stryve Foods, LLC prior to the Closing) as the weighted average shares outstanding for those periods and the actual shares outstanding for any periods after the Closing, all on an as exchanged basis.

F-28

Note 2 - Liquidity

The Company incurred net losses of approximately $20.0 million (including non-cash charges of $1.5 million) and $13.0 million, during the nine months ended September 30, 2021 and 2020, respectively. Cash used in operating activities was approximately $27.7 million and $11.3 million for the nine months ended September 30, 2021 and 2020, respectively. The Company has historically funded its operations through financing activities, including raising equity and debt capital. Additionally, on the date of the Closing, the Company raised net proceeds of $37 million (excluding offering costs incurred during the three months ended September 30, 2021) pursuant to the Business Combination.

The Company’s operating plans are primarily focused on expanding its distribution base and increasing awareness of its products and brands while improving and expanding its manufacturing and distribution capabilities. Debt financing may require the Company to pledge assets and enter into covenants that could restrict certain business activities or its ability to incur further indebtedness; and may contain other terms that are not favorable to the Company or its stockholders.

While Stryve has materially improved its liquidity position through the Business Combination by repaying $10.6 million of debt, the unpredictable nature of the current COVID-19 pandemic may put the current manufacturing facility at risk, as it may relate to the supply chain and the welfare of the Company’s labor.

The uncertainty of current market conditions could also adversely impact capital markets, with the risk of significant contraction occurring. This risk still is apparent and constantly considered by management, as it relates to external capital availability.

Aside from the current COVID-19 impact on customer population, market condition and operational challenges, management tracks other potential risk not necessarily associated with the pandemic. One example is the overall ability of the United States Department of Agriculture (USDA) to materially restrict and/or shut down operations through regulatory oversight. Another is a potential natural disaster or inclement weather at the Oklahoma facility which could serve to disrupt production. Finally, the Company’s leadership is intrinsically tied to the growth, strategic direction and overall delivery of the Company’s product. Should anything occur to leadership, this could be seen as a significant gap and a possible adverse event by external investors in the Company.

Based on the Company’s cash balance of approximately $13.4 million as of September 30, 2021, its expected cash flows, increased in-house orders, new doors of distribution across all brands and an increase in e-commerce traffic, the Company believes that its available cash will fund its operations for at least the next 12 months from issuance date of these financials and management has greater latitude over expenses with its improved cash position.

Note 3 - Significant Accounting Policies

Basis of Presentation

These interim condensed consolidated financial statements of the Company and its subsidiaries are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) and disclosures necessary for a fair presentation of these interim condensed consolidated financial statements have been included. The results reported in the condensed consolidated financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year. The accompanying condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and do not include all information and footnotes necessary for a complete presentation of financial statements in conformity with GAAP. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2020 included in the Form S-4 filed by the Company with the SEC (File No. 333-254927), as amended. The interim results for the nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021. The Company’s condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with GAAP have been condensed or omitted.

F-29

Use of Estimates

The preparation of the consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Accounting estimates and assumptions discussed herein are those that management considers to be the most critical to an understanding of the consolidated financial statements because they inherently involve significant judgements and uncertainties. Estimates are used for, but not limited to revenue recognition, allowance for doubtful accounts and customer allowances, useful lives for depreciation and amortization, standard costs of inventory, provisions for inventory obsolescence, and impairments of goodwill and long-lived assets. All of these estimates reflect management’s judgment about current economic and market conditions and their effects based on information available as of the date of these consolidated financial statements. If such conditions persist longer or deteriorate further than expected, it is reasonably possible that the judgements and estimates could change, which may result in future impairments of assets among other effects.

Accounts Receivable and Allowance for Doubtful Accounts, Returns, and Deductions

Accounts receivable are customer obligations due under normal trade terms. The Company records accounts receivable at their net realizable value, which requires management to estimate the collectability of the Company’s receivables. Judgment is required in assessing the realization of these receivables, including the credit worthiness of each counterparty and the related aging of past due balances. Management provides for an allowance for doubtful accounts equal to the estimated uncollectable amounts, in addition to a general provision based on historical experience. Management provides for the customer accommodations based upon a general provision of a percentage of sales in addition to known deductions. The percentage provided for was increased from 8% to 11% during the current quarter based upon the level of deductions year to date. As of September 30, 2021 and December 31, 2020, the allowance for doubtful accounts and returns and deductions totaled $976,073 and $1,603,069, respectively. Total bad debt expense for the three and nine months ended September 30, 2021 was $250,772 and $513,661, respectively. Total bad debt expense for the three and nine months ended September 30, 2020 was $516,611 and $521,964, respectively.

Concentration of Credit Risk

The balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company maintains cash balances in bank accounts that may, at times, exceed Federal Deposit Insurance Corporation (“FDIC”) limits of $250,000 per institution. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal.

For the three and nine months ended September 30, 2021 and 2020, customer and vendor concentrations in excess of 10% consolidated sales and purchases are as follows:

		For the Three Months		For the Nine Months
		Ended September, 30		Ended September, 30
		2021	2020	2021	2020
Customer:
	Customer A	11%	23%	12%	29%
	Customer B	-	13%	10%	14%
Vendor:
	Vendor A	N/A	N/A	N/A	23%

As of September 30, 2021 the following customers and vendors represented more than 10% of accounts receivable and accounts payable balances:

		Accounts	Accounts
		Receivable	Payable
Customer:
	Customer A	15%
	Customer B	13%
	Customer C	11%
	Customer D	11%
Vendor:
	Vendor A		15%

F-30

Revenue Recognition Policy

The Company manufactures and markets a broad range of protein snack products through multiple distribution channels. The products are offered through branded and private label items. The Company accounts for revenue from contracts with customers, which comprises substantially all of its revenue, through the following steps:

(1)	Identification of the contract with a customer

(2)	Identification of the performance obligations in the contract

(3)	Determination of the transaction price

(4)	Allocation of the transaction price to the performance obligations in the contract

(5)	Recognition of revenue when, or as, the Company satisfies a performance obligation

The Company’s revenue derived from the sale of branded and private label products is considered variable consideration that is based on a fixed per item charge applied to a variable quantity of product. Generally, this variable consideration is recognized at the point in time when the customer obtains control of the product, which may occur upon either shipment or delivery of the product. The Company also maintains consignment arrangements whereby revenue is recognized upon sale of the product to the end customer. The payment terms of the Company’s contracts are generally net thirty to thirty-five days, although early pay discounts are offered to customers.

The Company regularly experiences customer deductions from amounts invoiced due to product returns, product shortages, and delivery nonperformance penalty fees. This variable consideration is estimated using the expected value approach based on the Company’s historical experience, and it is recognized as a reduction to the transaction price in the same period that the related product sale is recognized. In years prior to 2021, customer deduction amounts were insignificant.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products to customers. Revenue is recognized when the Company satisfies its performance obligations under the contract by transferring the promised product to its customer.

The Company’s contracts generally do not include any material significant financing components.

Performance Obligations

The Company has elected the following practical expedients provided for in Topic 606, Revenue from Contracts with Customers:

(1)	The Company has excluded from its transaction price all sales and similar taxes collected from its customers.

(2)	The Company has elected to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

(3)	The Company has elected to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities instead of assessing such activities as performance obligations.

(4)	The portfolio approach has been elected by the Company as it expects any effects would not be materially different in application at the portfolio level compared with the application at an individual contract level.

(5)	The Company has elected not to disclose information about its remaining performance obligations for any contract that has an original expected duration of one year or less.

Neither the type of good sold nor the location of sale significantly impacts the nature, amount, timing, or uncertainty of revenue and cash flows.

F-31

Disaggregation of Net Sales

The following table shows the net sales of the Company disaggregated by channel for the three and nine months ended September 30, 2021 and 2020 (in thousands):

	For the Three Months		For the Nine Months
	ended September 30,		ended September 30,
(In thousands)	2021	2020	2021	2020
e-Commerce	$2,791	$1,860	$8,593	$4,315
Wholesale	5,355	1,795	9,935	5,103
Private label	916	773	4,720	3,595
Ending balance	$9,062	$4,428	$23,248	$13,013

Inventory

Inventories consist of raw materials, work in process, and finished goods, are stated at lower of cost or net realizable value determined using the standard cost method. The Company reviews the value of items in inventory and provides write-downs and write-offs of inventory for obsolete, damaged, or expired inventory. Write-downs and write-offs are included in cost of goods sold.

Prepaid Media Spend

As of September 30, 2021 and December 31, 2020, the Company sold products to an independent full-service corporate trade company in exchange for future services. The Company has the right to utilize this asset as a credit against future media buying that this trade company performs for the Company. The Company can utilize the credit at any time over five years but estimates they will use a total of $650,000 within the next year.

Advertising Costs

In accordance with ASC 720-35, Advertising Costs, advertising and marketing costs are charged to operations in the period incurred. Advertising and marketing expenses for the nine months ended September 30, 2021 and 2020 were $10,646,991 and $4,606,340 respectively. Advertising and marketing expenses for the three months ended September 30, 2021 and 2020 were $4,614,032 and $1,132,695 respectively and are included in selling expenses in the accompanying statements of operations.

Intangible Assets

On December 11, 2020, the Company’s wholly-owned subsidiary, Kalahari Snacks, LLC, entered into an asset purchase agreement with Kalahari Brands, Inc. consisting principally of its brands and marks, to acquire certain assets and liabilities of Kalahari Brands for a purchase price of $5,867,344. In terms of the asset purchase agreement, a post-closing working capital adjustment was applied to the purchase price. The adjustment of $113,237 was applied against the Kalahari Seller Note (See Note 8 - Debt).

The brand name is accounted for in accordance with ASC 350, “Intangibles – Goodwill and Other”, and amortized on a straight-line basis over 20 years and reviewed annually for impairment. As of September 30, 2021, there was no impairment of the intangible asset.

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

F-32

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter.

Accordingly, the Company classifies the private warrants issued to Andina’s original stockholders (the “Private Warrants”) as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations.

Net Income (Loss) per Share

The Company reports both basic and diluted earnings per share. Basic earnings per share is calculated based on the weighted average number of shares of common stock outstanding and excludes the dilutive effect of warrants, stock options, and other types of convertible securities. However, the Pre-Funded Warrants are included in the calculation of basic earnings per share as the Pre-Funded Warrants can be exercised for nominal value. Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding and the dilutive effect of stock options, warrants and other types of convertible securities are included in the calculation. Dilutive securities are excluded from the diluted earnings per share calculation if their effect is anti-dilutive, such as in periods where the Company would report a net loss. For any periods prior to the Closing, basic and diluted net income/loss per share have been retroactively adjusted to reflect the reverse recapitalization of the Company utilizing the Seller Consideration Units (adjusted as necessary to reflect the capital activity of the Company prior to the Closing) as the weighted average shares outstanding for those periods and the actual shares outstanding for any periods after the Closing all on an as exchanged basis. As of September 30, 2020, there were no dilutive securities. As of September 30, 2021, there were 10,997,500 dilutive common stock equivalents consisting of warrants which were anti-dilutive.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. On a proforma basis, had the Company been a corporation for all periods presented, as a result of the recurring losses, any proforma benefit for the utilization of these net operating losses would have been offset by such valuation allowances.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of September 30, 2021 and December 31, 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position over the next twelve months.

Tax Receivable Agreement

In conjunction with the Business Combination, the Company also entered into a Tax Receivable Agreement (the “TRA”) with Seller and Holdings. Pursuant to the TRA, the Company is required to pay Seller 85% of the amount of savings, if any, in U.S. federal, state, local and foreign income tax that the Company actually realizes as a result of (A) tax basis adjustments resulting from taxable exchanges of Class B common units of Holdings and Class V common stock of the Company acquired by the Company in exchange for Class A common stock of the Company and (B) tax deductions in respect of portions of certain payments made under the TRA. All such payments to the Seller are the obligations of the Company. As of September 30, 2021, there have been no exchanges of Class B common units of Holdings and Class V common stock of the Company for Class A common stock of the Company and, accordingly, no TRA liabilities currently exist.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable, a line of credit, and vehicle notes payable. The carrying amounts of cash, accounts receivable, and accounts payable approximate their respective fair values because of the short-term maturities or expected settlement date of these instruments. The line of credit and vehicle notes payable have fixed interest rates the Company believes reflect current market rates for notes of this nature. The Company believes the current carrying value of long-term debt approximates its fair value because the terms are comparable to similar lending arrangements in the marketplace.

F-33

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

ASU 2016-02, Leases. In 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance related to accounting for leases. The new guidance requires the recognition of right of use (“ROU”) assets and lease liabilities for those leases classified as operating leases under previous guidance. In 2018, the FASB also approved an amendment that would permit the option to adopt the new standard prospectively as of the effective date, without adjusting comparative periods presented. In November of 2020, the FASB proposed a delay and the effective date was deferred until fiscal years beginning after December 15, 2022. The Company is evaluating the effect of adopting ASU 2016-02.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The standard includes multiple key provisions, including removal of certain exceptions to ASC 740, Income Taxes, and simplification in several other areas such as accounting for a franchise tax that is partially based on income. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Adoption of this new standard did not have an impact to our disclosures.

In October 2020, the FASB issued ASU No. 2020-10 “Codification Improvements.” The new accounting rules improve the consistency of the Codification by including all disclosure guidance in the appropriate Disclosure Section (Section 50) that had only been included in the Other Presentation Matters Section (Section 45) of the Codification. Additionally, the new rules also clarify guidance across various topics including defined benefit plans, foreign currency transactions, and interest expense. The standard was effective for the Company in the first quarter of 2021. Adoption of this new standard did not have an impact to our disclosures.

Note 4 - Inventory

As of September 30, 2021 and December 31, 2020, inventory consisted of the following:

	As of	As of
	September 30,	December 31,
	2021	2020
Raw materials	$1,942,674	$1,068,259
Work in process	1,212,711	190,610
Finished goods	2,359,145	2,114,164
Total Inventory	$5,514,530	$3,373,033

As of September 30, 2021 and December 31, 2020, the reserve for slow moving and obsolete inventory was $232,951 and $444,485, respectively.

F-34

Note 5 - Property & Equipment

As of September 30, 2021 and December 31, 2020, property and equipment consisted of the following:

	As of	As of
	September 30,	December 31,
	2021	2020

Plant and equipment	$6,145,822	$5,507,377
Furniture and fixtures	38,751	35,421
Leasehold improvements	2,022,745	1,922,332
Website	111,002	111,002
Land	242,333	242,333
Building	1,399,200	1,399,200
Total cost	9,959,853	9,217,665
Less accumulated depreciation	(3,291,178)	(2,372,533)
Property and equipment, net	$6,668,675	$6,845,132

Depreciation expense for the nine months ended September 30, 2021 and 2020 was $1,009,192 and $962,296 respectively. Depreciation expense for the three months ended September 30, 2021 and 2020, was $341,707 and $315,000 respectively.

Note 6 – Intangible Asset

As of September 30, 2021 and December 31, 2020, intangible assets had a balance of $4,664,942 and $4,962,834 respectively. As of September 30, 2021, management estimated that the remaining useful life of the Company’s intangible asset was approximately 19 years.

The estimated future amortization of intangibles subject to amortization at September 30, 2021 was as follows:

5 Year Schedule

2021 (for the remainder of)	$60,584
2022	242,480
2023	242,480
2024	242,480
2025	242,480
Thereafter	3,634,438

Total remaining amortization	$4,664,942

Amortization expense for the nine months ended September 30, 2021 and 2020, was $184,654 and $0 respectively. Amortization expense for the three months ended September 30, 2021 and 2020, was $60,584 and $0 respectively.

Note 7 - Line of Credit

The balance on the Company’s existing line of credit (the “Line of Credit”) was $3,500,000 as of September 30, 2021 and December 31, 2020. The Line of Credit is secured by all assets of the Company and is guaranteed by certain directors of the Company. The Line of Credit is subject to certain covenants, including requirements for debt service coverage ratio, tangible net worth ratio, and liquidity requirements, as outlined in the agreement. Effective November 1, 2021, the maturity date was extended to November 30, 2021, and the waiver for debt covenants was extended to November 30, 2021. The Company is in currently in discussions to refinance the Line of Credit with certain lenders.

F-35

Note 8 - Debt

As of September 30, 2021 and December 31, 2020, debt consisted of the following:

	As of	As of
	September 30,	December 31,
	2021	2020
Long-term debt	$294,933	$5,677,505
Short-term debt	3,304,897	7,745,843
Related party notes payable	-	3,001,366
Convertible Notes, net of subscriptions to members	-	8,254,390
Payroll protection loan	-	1,669,552
Other notes payable	-	212,066
Line of credit	3,500,000	3,500,000
Total notes payable	7,099,830	30,060,722
Less: current portion	(3,445,495)	(22,649,995)
Less: line of credit	(3,500,000)	(3,500,000)
Notes payable, net of current portion	154,335	3,910,727
Deferred financing fees	-	(36,492)
Total notes payable, net	$154,335	$3,874,235

Long-Term Debt

Outstanding as of September 30, 2021

Unless otherwise stated, collateralized loans are secured by the net book value of the assets of the Company, totaling $46,925,790 as of September 30, 2021.

On December 3, 2018, the Company entered into a business loan agreement with First United Bank and Trust Co. (“Loan Agreement”), for a principal balance of $89,001. The Loan Agreement calls for monthly principal and interest payments of $1,664, at an interest rate of 4.49% per annum, and matures on December 15, 2023. The principal amount due on the Loan Agreement was $42,650 as of September 30, 2021. The Loan Agreement is secured by the vehicles acquired with the loan having a carrying value which approximates the outstanding loan balance.

On March 12, 2021, the Company entered into a note payable agreement (“Broken Stone Agreement”) with Broken Stone Investments, LLC. for the principal amount of $200,000, bearing interest at 5% per annum, with all principal and accrued interest thereon due and payable at maturity of June 1, 2023. The Broken Stone Agreement calls for monthly principal and interest payments of $8,774 to commence on July 1, 2021 through maturity on June 1, 2023. As of September 30, 2021, the balance on this loan was $178,294.

Retired during the nine months ended September 30, 2021

On January 24, 2018, the Company entered into a promissory note agreement with Origin Bank (“Security Agreement”) for the principal amount of $1,000,000. The balance as of December 31, 2020 was $156,866, which was repaid in full.

On February 9, 2018, the Company entered into a promissory note agreement with Origin Bank (“Security Agreement 2”) for the principal amount of $1,000,000. The balance as of December 31, 2020 was $156,510, which was repaid in full.

On June 29, 2018, the Company entered into a promissory note agreement with Origin Bank (“Mortgage”) for the principal amount of $1,240,000. The balance as of December 31, 2020 was $1,160,547, which was satisfied in full with the sale-leaseback of the Madill property.

On January 14, 2020, the Company entered into a promissory note agreement with an individual investor, (“Promissory Note”) for a principal balance of $250,000. The balance as of December 31, 2020 was $250,000, which was repaid in full.

On January 16, 2020, the Company entered into a loan and security agreement (“Lender Agreement”) with Montgomery Capital Partners III, LP, (the “Lender”) for a principal balance up to $2,000,000. The balance as of December 31, 2020 was $1,888,318, which was repaid in full.

Short-Term Debt

F-36

Outstanding as of September 30, 2021

Effective November 1, 2021, the maturity date on all notes outstanding with Origin Bank were extended to November 30, 2021 under similar terms, and the waiver for debt covenants was extended to November 30, 2021. The Company is in active discussions to refinance all outstanding notes held with Origin Bank with certain lenders.

On August 17, 2018, the Company entered into a promissory note agreement with Origin Bank (“CapEx”) with a limit on borrowings of $2,240,000. As of September 30, 2021 and December 31, 2020, the principal amount due on the CapEx was $1,304,896 and $1,521,874, respectively.

On June 23, 2020, the Company entered into a promissory note agreement with Origin Bank (“Security Agreement 3”) for the principal amount of $2,000,000. The Security Agreement 3 calls for interest only payments beginning August 5, 2020 through September 5, 2020, at an interest rate of 5% per annum, with the entire balance maturing on October 5, 2020. The maturity date has been extended to November 30, 2021. The Security Agreement 3 is secured by the assets of the Company and guaranteed by certain directors of the Company. As of September 30, 2021, the principal amount due on Security Agreement 3 was $2,000,000.

Retired during the nine months ended September 30, 2021

On July 15, 2019, the Company entered into a note payable agreement (“VM Agreement”) with Van Maren Financial (USA), Inc. for the principal amount of $2,000,000, which was increased to $3,250,000 effective December 15, 2019. This loan was repaid in full.

On April 6, 2020, the Company entered into a secondary loan and security agreement (“Lender Agreement 2”) with Montgomery Capital Partners III, LP, with a schedule of lenders, for a principal balance of $2,700,000, which was repaid in full.

On December 11, 2020, the Company entered into a note payable agreement (“Kalahari Seller Note”) as a result of the transaction to acquire certain assets of Kalahari Brands, Inc., in the principal sum of $3,245,843, which was repaid in full.

On March 25, 2021, the Company entered into a note payable agreement (“VM Agreement #2”) with Van Maren Financial (USA), Inc. for the principal amount of $4,610,000, which was repaid in full.

On May 24, 2021, the Company entered into a note payable agreement (“CVI Agreement”) with CVI Investments, Inc. for the principal amount of $2,300,000, which was repaid in full.

On June 30, 2021, the Company entered into a note payable agreement (“ICBT Agreement”) with ICBT Holdings, Ltd. for the principal amount of up to $1,666,667 of which $833,333 of principal was drawn, which was repaid in full.

On June 30, 2021, the Company entered into a note payable agreement (“MCA #4 Agreement”) with Montgomery Capital Partners IV, LP. for the principal amount of up to $2,900,000, which was repaid in full.

Related Party Notes Payable

On January 13, 2021, the Company entered into a note payable agreement with a principal balance of $1,600,000 (the “Member Note Payable”) with a member of the Company. The Member Note Payable bears interest at 6% per annum. Principal and accrued interest of the Member Note Payable was exchanged for participation in the Bridge Notes on January 28, 2021. The Company then entered into an additional Bridge Note with the same member with a principal balance of $190,000 on January 28, 2021. The Bridge Notes were satisfied in full by the Company in exchange for Class A common stock upon the consummation of the Business Combination on July 20, 2021.

Effective January 28, 2021, the VM Agreement was amended to extend the maturity date to June 30, 2021, and the Company subsequently paid off all outstanding principal and accrued interest on February 2, 2021.

Effective March 25, 2021, the Company entered into VM Agreement #2 totaling $4,610,000, at 12% interest per annum and a maturity date of September 30, 2021. As of June 30, 2021, $4,610,000 of this amount had been drawn from the lender. This loan was repaid in full on July 20, 2021.

Interest expense on related party notes payable totaled $34,926 and $202,112 for the three and nine months ended September 30, 2021, respectively. Interest expense on related party notes payable totaled $271,599 and $808,893 for the three and nine months ended September 30, 2020, respectively.

F-37

Convertible Notes

From August 19, 2019 through December 2, 2019, the Company entered into multiple convertible note agreements (the “2019 Convertible Notes”) totaling $5,414,390. The 2019 Convertible Notes were to mature 24 months after issuance, and bore interest at a rate of 6% per annum and were payable upon maturity. Upon a triggering event or maturity, the 2019 Convertible Notes were to convert into preferred units based upon the calculations defined in the 2019 Convertible Note agreements. The 2019 Convertible Notes were subordinate in right of payment to all current and future indebtedness of the Company.

From January 1, 2020, through July 1, 2020, the Company entered into multiple convertible note agreements (the “2020 Convertible Notes”) with various lenders totaling $2,840,000. The 2020 Convertible Notes were to mature 24 months after issuance, and bore interest at a rate of 6% per annum and were payable upon maturity. Upon a triggering event or maturity, the 2020 Convertible Notes were to convert into preferred units based upon the calculations defined in the 2020 Convertible Note agreements. The 2020 Convertible Notes were subordinate in right of payment to all current and future indebtedness of the Company.

The terms of the 2020 Convertible Notes and 2019 Convertible Notes (collectively the “Convertible Notes”) were substantively the same. In the presentation of the financial statements, the Convertible Notes are shown net of subscriptions due from certain members and officers of the Company totaling $1,650,000 of principal. Pursuant to the Closing of the Business Combination, the Convertible Notes were amended by Seller (as successor by merger to Stryve Foods, LLC) and a majority of the noteholders of the Convertible Notes to allow for a conversion into the Series 3 preferred units of Seller.

Effective January 28, 2021, the Company entered into several note agreements that could be satisfied in full by the Company in exchange for Class A common stock upon the consummation of the Business Combination (the “Bridge Notes”) totaling $10,600,000, at 6% interest and maturity dates of October 31, 2021. Upon the Closing of the Business Combination, the Company issued $10.9 million of Class A common stock satisfying, by offset, the full principal and interest accrued under the Bridge Notes.

Other Notes Payable

The Company holds various financing and lease agreements with original principal balances ranging from $20,000 through $50,000 for the six months ended September 30, 2021. The vehicle financing agreements call for monthly principal and interest payments ranging from $368 through $585 and bear interest at fixed rates ranging from 3.89% through 6.81% per annum. Outstanding principal and accrued interest are due at maturity, ranging from October 12, 2022 through September 13, 2024. The principal amount due on the agreements was $111,804 as of September 30, 2021. The financing agreements are secured by vehicles with a net book value of $77,390 as of September 30, 2021.

The Other Notes Payable, Related Party Notes Payable, and Seller Notes are subordinated to the Line of Credit.

Future minimum principal payments on the notes payable are as of September 30, 2021:

2021 (for the remainder of)	$5,769,293
2022	602,806
2023	574,788
2024	145,146
2025	7,796

$7,099,829

Note 9 - Shareholders’ Equity

The Company’s Amended and Restated Certificate of Incorporation (“Charter”) authorizes the issuance of 610,000,000 shares, of which 400,000,000 shares are Class A common stock, par value $0.0001 per share, 200,000,000 shares of Class V common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

F-38

Warrants

The Company has outstanding 10,997,500 warrants outstanding of which 10,800,000 are public warrants and 197,500 are Private Warrants. Each warrant represents the right to purchase an equal number of shares of the Company’s Class A common stock. Each redeemable warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50, subject to adjustment on or after July 20, 2021. The warrants expire on July 20, 2026.

The Company may call the public warrants for redemption (but not the Private Warrants), in whole and not in part, at a price of $.01 per Public Warrant:

●	at any time while the Public Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each public warrant holder,

●

if, and only if, the reported last sale price of shares of Class A common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to Public Warrant Holders, and

●

if, and only if, there is a current registration statement in effect with respect to shares of Class A common stock underlying such public warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption.

Private Warrants

The Company has agreed that so long as the Private Warrants are still held by our initial shareholders or their affiliates, it will not redeem such Private Warrants and will allow the holders to exercise such Private Warrants on a cashless basis (even if a registration statement covering shares of Class A common stock issuable upon exercise of such warrants is not effective). As of November 11, 2021, there were 197,500 Private Warrants outstanding.

Pre-Funded Warrants

On September 15, 2021, the Company entered into a Share Repurchase Agreement with various entities (collectively, the “Investors”) whereby the Company repurchased an aggregate of 800,000 shares of Class A common stock (the “Repurchase Shares”) from the Investors. The purchase price for the Repurchase Shares was the issuance of an aggregate of 800,000 pre-funded warrants to acquire an equal number of shares of Class A common stock (the “Pre-Funded Warrants”). The Pre-Funded Warrants do not expire and are exercisable at any time after their original issuance.

The Pre-Funded Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates that report together as a group under the beneficial ownership rules, would beneficially own, after such exercise more than 9.99% of Stryve’s issued and outstanding Class A common stock. In the event of a fundamental transaction, as described in the Pre-Funded Warrants, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

Stryve Foods, Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”)

The Incentive Plan allows the Company to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by its board of directors and/or compensation committee. The Incentive Plan also allows the Company to use a broad array of equity incentives and performance cash incentives in order to secure and retain the services of its employees, directors and consultants, and to provide long-term incentives that align the interests of its employees, directors and consultants with the interests of its stockholders. The Incentive Plan is administered by the Company’s board of directors or its compensation committee, or any other committee or subcommittee or one or more of its officers to whom authority has been delegated (collectively, the “Administrator”). The Administrator has the authority to interpret the Incentive Plan and award agreements entered into with respect to the Incentive Plan; to make, change and rescind rules and regulations relating to the Incentive Plan; to make changes to, or reconcile any inconsistency in, the Incentive Plan or any award agreement covering an award; and to take any other actions needed to administer the Incentive Plan.

F-39

The Incentive Plan permits the Administrator to grant stock options, stock appreciation rights (“SARs”), performance shares, performance units, shares of Class A common stock, restricted stock, restricted stock units (“RSUs”), cash incentive awards, dividend equivalent units, or any other type of award permitted under the Incentive Plan. The Administrator may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Awards may be granted alone or in addition to, in tandem with, or (subject to the repricing prohibition described below) in substitution for any other award (or any other award granted under another plan of the Company or any affiliate, including the plan of an acquired entity).

The Company has reserved a total of 2,564,960 shares of Class A common stock for issuance pursuant to the Incentive Plan. The number of shares reserved for issuance under the Incentive Plan will be reduced on the date of the grant of any award by the maximum number of shares, if any, with respect to which such award is granted. However, an award that may be settled solely in cash will not deplete the Incentive Plan’s share reserve at the time the award is granted. If (a) an award expires, is canceled, or terminates without issuance of shares or is settled in cash, (b) the Administrator determines that the shares granted under an award will not be issuable because the conditions for issuance will not be satisfied, (c) shares are forfeited under an award, (d) shares are issued under any award and the Company reacquires them pursuant to its reserved rights upon the issuance of the shares, (e) shares are tendered or withheld in payment of the exercise price of an option or as a result of the net settlement of outstanding stock appreciation rights or (f) shares are tendered or withheld to satisfy federal, state or local tax withholding obligations, then those shares are added back to the reserve and may again be used for new awards under the Incentive Plan. However, shares added back to the reserve pursuant to clauses (d), (e) or (f) in the preceding sentence may not be issued pursuant to incentive stock options.

As of September 30, 2021, all 2,564,960 shares of Class A common stock were available for issuance under the Incentive Plan. See Note 13 – Subsequent Events.

Note 10 - Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s liability measured at fair value on a recurring basis at September 30, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2021	December 31, 2020
Liabilities:
Warrant liability - Private Warrants	3	$167,875	$-

Private Warrants

The Private Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Company’s consolidated balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.

F-40

The Private Warrants were valued using a binomial lattice model incorporating the Cox-Ross-Rubenstein methodology, which is considered to be a Level 3 fair value measurement. The Private Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the binomial lattice model incorporating the Cox-Ross-Rubenstein methodology for the Private Warrants were as follows at September 30, 2021:

Input	July 20, 2021	September 30, 2021
Risk-free interest rate	0.7%	1.0%
Dividend yield	0.0%	0.0%
Selected volatility	31.5%	42.5%
Exercise price	$11.50	$11.50
Market stock price	$9.20	$5.35

On September 30, 2021, the Private Warrants were determined to have a fair value of $0.85 per warrant for an aggregate fair value of $167,875.

The following table presents the change in the fair value of warrant liabilities for the period:

Warrant Fair Values	Private
Fair value as of July 20, 2021	$381,175
Change in fair value	(213,300)
Fair value as of September 30, 2021	$167,875

Note 11 - Related Party Transactions

Loan Agreements. In addition to the related party notes payable outlined in Note 8, the Company entered into agreements with certain members and officers of the Company, including Convertible Notes, in the aggregate principal amount of $1,650,000 (“Related Party Convertible Notes”) and offsetting note receivable agreements in the aggregate principal amount of $1,650,000. The note receivables of $1,650,000 and the accrued interest of $50,869 were forgiven in connection with the Business Combination on July 20, 2021. The forgiveness of these note receivables resulted in non-cash compensation expense of $1,700,869 in the three-month period ending September 30, 2021. The Related Party Convertible Notes were converted into Series 3 units of the Seller on the same terms as the Convertible Notes.

Interest expense on the Related Party Convertible Notes totaled $6,904 and $58,972 for the three and nine months ended September 30, 2021, respectively. Interest expense on the Related Party Convertible Notes totaled $123,814 and $327,281 for the three and nine months ended September 30, 2020, respectively.

Sale and Leaseback. On May 26, 2021, the Company entered into a Purchase and Sale Agreement with OK Biltong Facility, LLC (“Buyer”), an entity controlled by a member of the Company’s board of directors, pursuant to which the parties consummated a sale and leaseback transaction (the “Sale and Leaseback Transaction”) of the Company’s manufacturing facility and the surrounding property in Madill, Oklahoma (the “Real Property”) for a total purchase price of $7,500 thousand.

In connection with the consummation of the Sale and Leaseback Transaction, the Company entered into a lease agreement (the “Lease Agreement”) with Buyer pursuant to which the Company leased back the Real Property from Buyer for an initial term of twelve (12) years unless earlier terminated or extended in accordance with the terms of the Lease Agreement. Under the Lease Agreement, the Company’s financial obligations include base rent of approximately $60,000 per month, which rent will increase on an annual basis at two percent (2%) over the initial term and two-and-a-half percent (2.5%) during any extension term. The Company is also responsible for all monthly expenses related to the leased facility, including insurance premiums, taxes and other expenses, such as utilities. Under the Lease Agreement, the Company has three (3) options to extend the term of the lease by five (5) years for each such option and a one-time right and option to purchase the Real Property at a price that escalates over time and, if Buyer decides to sell the Real Property, the Company has a right of first refusal to purchase the Real Property on the same terms offered to any third party.

F-41

Management determined that the sale and leaseback transaction contained continuing involvement and thus used the financing method consistent with ASC 840-40 and ASC 320-20 to account for the transactions. Accordingly, a financing obligation related to the operating lease in the amount of the sale price ($7,500 thousand) has been booked and the corresponding assets on the balance sheet are maintained. Under the finance method, rental payments are applied as amortization and/or interest expense on the financing obligation as appropriate using an assumed interest rate. The Company is accounting for these as interest only payments because the Company’s incremental cost to borrow when applied to the financing obligation is greater than the rental payments under the Lease Agreement. The Company recognized interest expense of $179,993 during the three months ended September 30, 2021.

Other. During the three months ended September 30, 2021, the Company purchased approximately $117,643 in goods from an entity controlled by a member of the Company’s Board of Directors (the “Related Party Manufacturer”). The Company did not purchase goods from the Related Party Manufacturer in periods prior to the three months ended September 30, 2021.

Note 12 - Commitments and Contingencies

Litigation

The Company may be a party to routine claims brought against it in the ordinary course of business. After consulting with legal counsel, the Company does not believe that the outcome of any such pending or threatened litigation will have a material adverse effect on its financial condition or results of operations. However, as is inherent in legal proceedings, there is a risk that an unpredictable decision adverse to the Company could be reached. The Company records legal costs associated with loss contingencies as incurred. Settlements are accrued when, and if, they become probable and estimable. A former employee asserted that the Company owed in excess of $1 million in unpaid commissions, unreimbursed expenses, and disputed the value of their class B profits interest that Stryve Foods, LLC repurchased upon his resignation from the business. All disputes with the former employee have been resolved pursuant to a confidential settlement without any admission of wrongdoing by either party.

Registration Rights Agreements

The Company is a party to various registration rights agreements with certain stockholders where it may be required to register securities for such stockholders in certain circumstances.

Operating Leases

The Company holds various lease agreements for office and warehouse spaces for the three months ended September 30, 2021. As of September 30, 2021, the Company only held leases in Texas and Massachusetts.

Rent expense under the leases was $56,434 for the three months ended September 30, 2021. Rent expense includes month-to-month rental payments for facilities preceding the commencement of the lease agreement.

Future minimum payments required under the lease agreements as of September 30, 2021 follow:

2021 (for the remainder of)	$83,827
2022	236,439
2023	242,830
2024	249,278
2025	116,309
Thereafter	29,604

$958,287

F-42

Note 13 - Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and through the date these condensed financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

During October 2021, the compensation committee of the board of directors of the Company granted an aggregate of 23,934 restricted shares of Class A common stock to the Company’s non-employee directors from the Incentive Plan, subject to vesting. In addition, on October 11, 2021, the compensation committee of the board of directors of the Company granted an aggregate of 500,000 shares of restricted shares of Class A common stock of the Company from the Incentive Plan to Joe Oblas, Jaxie Alt and Alex Hawkins pursuant to their employment agreements, subject to vesting (the “Executive Restricted Stock Grants”). An aggregate of 31,250 shares of the Executive Restricted Stock Grants for the period from July 20, 2021 through September 30, 2021 vested immediately upon grant, with the remaining 468,750 shares of the Executive Restricted Stock Grants subject to quarterly vesting over a four-year period.

F-43

STRYVE FOODS, INC.

20,588,236 Shares of Class A Common Stock

PROSPECTUS

                                 , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered hereby.

SEC registration fees	$5,994
Accounting fees and expenses	$25,000
Legal fees and expenses	$35,000
Miscellaneous expenses	$14,006
Total	$80,000

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

II-1

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have also entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

●	In January 2019, simultaneously with the consummation of the IPO and the partial exercise of the underwriters’ over-allotment option, Andina consummated a private placement of 395,000 private units to its initial shareholders and Cowen and Company, LLC and Craig-Hallum Capital Group LLC, the joint book-running managers of the IPO, and their respective affiliates at a price of $10.00 per unit, generating total proceeds of $3,950,000. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as they were sold to accredited investors. No underwriting discounts or commissions were paid with respect to such sales.

●	On July 20, 2021, in connection with the completion of the Business Combination and as contemplated by the Business Combination Agreement and the Subscription Agreements, the Company made the following sales of unregistered securities:

○	4,250,000 shares of Class A Common Stock to the Closing PIPE Investors for aggregate consideration of $42.5 million; and

○	1,357,372 shares of Class A Common Stock to the Bridge Investors for aggregate consideration of $10.9 million (consisting of principal and accrued interest on the Bridge Notes).

Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as they were sold to accredited investors.

●	On September 15, 2021, the entered into a Share Repurchase Agreement with various entities managed by Pura Vida Investments, LLC (collectively, the “Investors”) whereby Stryve repurchased an aggregate of 800,000 shares of its Class A Common Stock (the “Repurchase Shares”) from the Investors. The purchase price for the Repurchase Shares was the issuance of an aggregate of 800,000 pre-funded warrants to acquire an equal number of shares of Class A Common Stock (the “Pre-Funded Warrants”). The Pre-Funded Warrants do not expire and are exercisable at any time after their original issuance. The Pre-Funded Warrants were issued in reliance on the exception in Section 4(a)(2) of the Securities Act.

●	On January 6, 2022, the Company entered into a Securities Purchase Agreement with select accredited investors, relating to the issuance and sale of 2,496,934 shares of the Company’s Class A Common Stock, and, in lieu of Class A Common Stock, pre-funded warrants to purchase 7,797,184 shares of Class A Common Stock, and accompanying warrants to purchase up to 10,294,118 shares of Class A Common Stock (the “Offering”). The Offering closed on January 11, 2022. The Class A Common Stock and Warrants were sold at a combined purchase price of $3.40 per share (less $0.0001 per share for Pre-Funded Warrants and accompanying Warrants) and the Company received gross proceeds from the Offering of approximately $35 million before deducting estimated offering expenses. The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. Each purchaser has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

II-2

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Document
2.1†	Business Combination Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Andina Holdings LLC, B. Luke Weil in the capacity as the Purchaser Representative, Stryve Foods LLC, Stryve Foods Holdings, LLC and R. Alex Hawkins in the capacity as the Seller Representative. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021)

3.1	First Amended and Restated Certificate of Incorporation. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

3.2	Bylaws (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed in July 20, 2021)

4.1	Form of Class A Common Stock Certificate (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

4.2	Specimen Warrant Certificate (Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-228530))

4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 31, 2019.)

4.4	Form of Pre-Funded Warrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on September 17, 2021.)

4.5	Form of Pre-Funded Warrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 11, 2022.)

4.6	Form of Warrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 11, 2022.)

5.1	Opinion of Foley & Lardner LLP (filed herewith)

10.1	Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 31, 2019.)

10.2	Registration Rights Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 31, 2019.)

10.2.1	First Amendment to Registration Rights Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.3	Form of Registration Rights Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp, III and the investors named therein. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021.)

10.4	Lock-Up Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, B. Luke Weil in the capacity as the Purchaser Representative and Stryve Foods Holdings, LLC (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021.)

10.5	Form of Non-Competition and Non-Solicitation Agreement, dated as of January 28, 2021, by the equity holder of Stryve Foods, LLC party thereto in favor of Andina Acquisition Corp. III, Stryve Foods, LLC and their respective affiliates (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021)

II-3

10.6	Form of Insider Forfeiture Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Stryve Foods Holdings, LLC and the shareholder of Andina Acquisition Corp. III party thereto (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021)

10.7	Amendment to Share Escrow Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Continental Stock Transfer & Trust Company, a New York corporation, as escrow agent, and the shareholders of Andina Acquisition Corp. III party thereto. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021.)

10.8	Registration Rights Agreement, dated as of January 28, 2021, by and between Andina Acquisition Corp. III and Stryve Foods Holdings, LLC. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021.)

10.9††	2021 Omnibus Incentive Plan (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.10	Exchange Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.11	Tax Receivables Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.12	Amended Holdings Operating Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.13††	Employment Agreement with Joe Oblas. (Incorporated by reference to Exhibit 10.17 included as part of the Registrant’s Form S-4 filed on March 31, 2021.)

10.14††	Employment Agreement with R. Alex Hawkins. (Incorporated by reference to Exhibit 10.19 included as part of the Registrant’s Form S-4 filed on March 31, 2021.)

10.15	Purchase and Sale Agreement between Stryve Foods, LLC and OK Biltong Facility, LLC dated May 26, 2021 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.16	Lease Agreement between Stryve Foods, LLC and OK Biltong Facility, LLC dated June 4, 2021 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.17	Form of Director and Officer Indemnification Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.18	Loan Agreement with Origin Bank dated May 2019 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.19.1	$3.5 Million Promissory Note in the favor of Origin Bank dated May 2019 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.19.2	Modification Agreement with Origin Bank dated June 30, 2021(Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

II-4

10.20	$2.0 Million Promissory Note in the favor of Origin Bank dated June 23, 2020 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.20.1	Security Agreement with Origin Bank dated June 23, 2020 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.20.2	Modification Agreement with Origin Bank dated June 30, 2021(Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.21	Loan Agreement with Origin Bank dated August 17, 2018 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.21.1	$2.2 Million Promissory Note in the favor of Origin Bank dated August 17, 2018 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.21.2	Modification Agreement with Origin Bank dated June 30, 2021(Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.22††	Form of Restricted Stock Award Agreement. (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 15, 2021.)

10.23††	Form of Restricted Stock Unit Award Agreement. (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 15, 2021.)

10.24	Form of Securities Purchase Agreement dated January 6, 2022. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 11, 2022.)

10.25	Form of Registration Rights Agreement dated January 6, 2022. (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 11, 2022.)

21	List of Subsidiaries (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

23.1	Consent of Marcum LLP (filed herewith)

23.2	Consent of Foley & Lardner LLP (included as part of Exhibit 5.1) (filed herewith)

24.1	Power of Attorney (contained on the signature page to this registration statement)

†        Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.

††       Indicates a management contract or compensatory plan.

(b) Financial Statements. The financial statements filed as a part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

II-5

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate public offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-6

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that:

(1)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plano, Texas, on the 18th day of January, 2022.

STRYVE FOODS, INC.

By:	/s/ Joe Oblas
Joe Oblas
Chief Executive Officer

II-8

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe Oblas and R. Alex Hawkins his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Joe Oblas	Chief Executive Officer and Director	January 18, 2022
Joe Oblas	(Principal Executive Officer)

/s/ R. Alex Hawkins	Chief Operating Officer and Chief Financial Officer	January 18, 2022
R. Alex Hawkins	(Principal Accounting and Financial Officer)

/s/ B. Luke Weil	Director	January 18, 2022
B. Luke Weil

/s/ Kevin Vivian	Director	January 18, 2022
Kevin Vivian

/s/ Robert Ramsey	Director	January 18, 2022
Robert Ramsey

/s/ Ted Casey	Director	January 18, 2022
Ted Casey

/s/ Mauricio Orellana	Director	January 18, 2022
Mauricio Orellana

/s/ Gregory S. Christenson	Director	January 18, 2022
Gregory S. Christenson

/s/ Charles D. Vogt	Director	January 18, 2022
Charles D. Vogt

II-9